UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under § 240.14a-12

Harbor BioSciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HARBOR BIOSCIENCES, INC.

9191 Towne Centre Drive, Suite 409

San Diego, California 92122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 26, 2011

TO THE STOCKHOLDERS OF HARBOR BIOSCIENCES, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Harbor BioSciences, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), which will be held at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 on October 26, 2011 at 10:00 a.m. Eastern time for the following purposes:

1.	To consider and vote upon a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), in order to add restrictions on the transfer of our common stock, par value $0.01 per share (the “Common Stock”), to preserve our net operating losses for federal tax purposes.

2.	To consider and vote upon an amendment to the Restated Certificate to eliminate the Board of Directors (the “Board”) classification provisions, pursuant to which our Board is divided into three separate classes, with each class having a three-year term, and to instead provide for a single class of directors, each elected to hold office until the next annual meeting of stockholders.

3.	To consider and vote upon an amendment to the Restated Certificate to eliminate the provision that prevents stockholders from acting by written consent.

4.	To consider and vote upon an amendment to the Restated Certificate to eliminate the restrictions on our stockholders’ ability to remove directors without cause.

5.	To consider and vote upon an amendment to the Restated Certificate to permit our stockholders to fill vacancies on our Board.

6.	To consider and vote upon an amendment to the Restated Certificate to permit our Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares.

7.	To consider and vote upon an amendment to the Restated Certificate to eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders.

8.	To consider and vote upon an amendment to the Restated Certificate to eliminate the provision that requires the vote of two-thirds of the then-outstanding shares of voting stock to modify certain provisions of the Restated Certificate.

9.	To consider and vote upon an amendment to the Restated Certificate to authorize a 1-for-1,000 reverse stock split of the Common Stock (the “Reverse Stock Split”), as further described in the accompanying proxy statement.

10.	To consider and vote upon an amendment to the Restated Certificate to authorize a 1,000-for-1 forward stock split of the Common Stock (the inverse ratio of the Reverse Stock Split) immediately following the Reverse Stock Split of the Common Stock (the “Forward Stock Split”), as further described in the accompanying proxy statement.

11.	To elect three directors to serve as directors until the 2014 annual meeting of stockholders, or the 2012 annual meeting of stockholders in the event that the Company’s stockholders approve the removal of the Board classification provisions from the Restated Certificate as contemplated by Proposal No. 2, or until their successors are duly elected and qualified.

12.	To approve anti-dilution protections afforded to the Common Stock Purchase Warrants (the “Warrants”) issued in our June 2010 registered direct offering of Common Stock and Warrants.

13.	To ratify the selection by the audit committee of the Board of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

14.	To consider and vote upon a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals.

In addition, the Annual Meeting is being held to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. We are not currently aware of any other matters that will come before the Annual Meeting.

The Board recommends that you vote “FOR” each of the proposals to be considered at the Annual Meeting.

Our Board has fixed the close of business on August 30, 2011, as the record date for the determination of Company stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 26, 2011:

This Notice, along with the accompanying proxy statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, is available on the Internet at www.harborbiosciences.com. Information included on our website, other than the proxy materials specifically referred to above, is not part of our proxy soliciting materials.

Your vote is important. Please take this opportunity to participate in our corporate affairs by voting on the important proposals being considered at the Annual Meeting. All of our stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost of proxy solicitation. You may vote by mail by completing the attached proxy card and returning it, or you may vote over the Internet or by telephone by following the voting instructions provided in the accompanying proxy statement and the enclosed proxy card. Even if you have previously given your proxy, you may still attend the Annual Meeting and vote your shares in person for the matters to be acted upon at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, dealer or other nominee and you wish to vote at the Annual Meeting, you must obtain from the holder of record a proxy issued in your name.

By Order of the Board of Directors

SALVATORE J. ZIZZA
Chairman of the Board

San Diego, California

September 8, 2011

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION OR AUTHORITY HAS APPROVED OR DISAPPROVED OF THE REVERSE STOCK SPLIT, THE FORWARD STOCK SPLIT OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE ACCOMPANYING PROXY STATEMENT OR DETERMINED IF THE PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE SEC HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE STOCK SPLIT, THE FORWARD STOCK SPLIT OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE ACCOMPANYING PROXY STATEMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERAL INFORMATION	1
Proposals to be Voted on at the Annual Meeting	1
Special Consideration of Certain Proposals	3
Purpose of the Stock Splits	4
Important Information Regarding Holders of Record and Beneficial Owners	5
SUMMARY OF THE STOCK SPLITS	7
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE STOCK SPLITS	11
What is the purpose of the Annual Meeting?	11
Where and when is the Annual Meeting?	11
Why am I receiving these proxy materials?	11
What am I being asked to vote on at the Annual Meeting?	12
How does the Board recommend that I vote on the proposals?	12
What vote is required to approve each proposal?	13
What is a broker non-vote?	15
Who can vote at the Annual Meeting?	15
How many shares were outstanding on the Record Date?	16
What is the quorum requirement for the Annual Meeting?	16
How can I vote my shares?	16
Can I change my vote after submitting my proxy?	17
What if I return a proxy card but do not make voting selections?	17
Who is paying for this proxy solicitation?	18
What does it mean if I receive more than one proxy card?	18
What if I share an address with another stockholder and only receive a single set of proxy materials?	18
How can I find out the results of the voting at the Annual Meeting?	19
When are stockholder proposals due for next year’s annual meeting?	19
What is the main purpose of the Stock Splits?	19
Why is it important for the Company to reduce the number of holders of record of the Common Stock?	19
What will I receive in the Stock Splits?	20
How was the Cash Out Amount to be paid in the Reverse Stock Split determined?	21
How do we expect that our affiliates will vote with respect to the Stock Splits?	21
If the Stock Splits are approved, how will it affect the economic and voting rights of our affiliates?	21
What potential conflicts of interest are posed by the Stock Splits?	21
Why are only shares of certain stockholders being cashed out?	22
Why are we proposing to carry out the Forward Stock Split following the Reverse Stock Split?	22
What if I hold all of my shares of Common Stock in “street name?”	22
If I hold fewer than 1,000 shares of Common Stock, is there any way I can avoid having my shares be cashed out in the Stock Splits?	23
Is there anything I can do if I hold 1,000 or more shares of Common Stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Stock Splits?	24
If the Stock Splits are approved by the Company’s stockholders, can the Board determine not to proceed with the Stock Splits?	24
What will happen if the Stock Splits are not approved by our stockholders?	24
What are the federal income tax consequences of the Stock Splits to our stockholders?	24
What is the total cost of the Stock Splits to the Company?	24
Should I send in my stock certificates to the Company now?	25
Am I entitled to appraisal rights in connection with the Stock Splits?	25
SPECIAL FACTORS	26
Overview of the Reverse Stock Split and the Forward Stock Split	26
Recent Preferred Stock Financing	27
Purposes and Advantages of the Stock Splits	33
Disadvantages of the Stock Splits	35
Alternatives to the Stock Splits	37
Effects of the Stock Splits	38
Determination of Cash Out Amount	42
Conduct of Our Business After the Stock Splits	42
Material Federal Tax Consequences	42
Anticipated Accounting Treatment	43
Source of Funds and Expenses	43
Effective Date	44
Termination of the Stock Splits	44
Exchange of Shares; Process for Payment for Fractional Shares	44
Escheat Laws	45
Regulatory Approvals	45
No Appraisal Rights	46
Recommendation of the Board	46

i

PROPOSAL NO. 1 ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ADD RESTRICTIONS ON THE TRANSFER OF COMMON STOCK TO PRESERVE NET OPERATING LOSSES	47
General	47
Annex Relating to Proposal No. 1	47
The Problem: Potential Limitations on Our NOLs	47
Reasons for the NOL Provision	48
Description and Effect of the NOL Provision	48
Authorization of Transfers of Stock	49
Implementation and Suspension of the NOL Provision	49
Effectiveness and Enforceability of the NOL Provision	50
Other Considerations	50
Vote Required for Approval of Proposal No. 1	51
PROPOSAL NO. 2 ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE BOARD CLASSIFICATION PROVISIONS	52
General	52
Annex Relating to Proposal No. 2	52
Eliminate Classified Board	52
Proposed Amendment	52
Vote Required for Approval of Proposal No. 2	53
PROPOSAL NO. 3 ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO REMOVE THE PROVISION THAT PREVENTS OUR STOCKHOLDERS FROM ACTING BY WRITTEN CONSENT	54
General	54
Annex Relating to Proposal No. 3	54
Permit Stockholder Action by Written Consent	54
Proposed Amendment	54
Vote Required for Approval of Proposal No. 3	54
PROPOSAL NO. 4 ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE RESTRICTIONS ON OUR STOCKHOLDERS’ ABILITY TO REMOVE DIRECTORS WITHOUT CAUSE	56
General	56
Annex Relating to Proposal No. 4	56
Permit Stockholders to Remove Directors Without Cause	56
Proposed Amendment	56
Vote Required for Approval of Proposal No. 4	56
PROPOSAL NO. 5 ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO PERMIT OUR STOCKHOLDERS TO FILL VACANCIES ON THE BOARD	57
General	57
Annex Relating to Proposal No. 5	57
Permit Stockholders to Fill Vacancies on our Board	57
Proposed Amendment	57
Vote Required for Approval of Proposal No. 5	57
PROPOSAL NO. 6 ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO PERMIT BYLAW AMENDMENTS BY A MAJORITY RATHER THAN A TWO-THIRDS VOTE OF OUR STOCKHOLDERS	58
General	58
Annex Relating to Proposal No. 6	58
Permit Bylaw Amendments by Majority Rather than Two-Thirds Vote of Stockholders	58
Proposed Amendment	58
Vote Required for Approval of Proposal No. 6	58
PROPOSAL NO. 7 ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE PROHIBITION ON STOCKHOLDER REQUESTS TO HOLD A SPECIAL MEETING	59
General	59
Annex Relating to Proposal No. 7	59
Eliminate Prohibition on Stockholder Requests for a Special Meeting	59
Proposed Amendment	59
Vote Required for Approval of Proposal No. 7	60
PROPOSAL NO. 8 ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS	61
General	61
Annex Relating to Proposal No. 8	61
Elimination of Supermajority Voting Requirements	61
Proposed Amendment	61
Vote Required for Approval of Proposal No. 8	62
PROPOSAL NO. 9 APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO AUTHORIZE THE REVERSE STOCK SPLIT	63
Annex Relating to Proposal No. 9	63
Additional Information Relating to Proposal No. 9	63
Votes Required for Approval of Proposal No. 9	63

ii

ANNEXES

Annex A	Second Amended and Restated Certificate of Incorporation
Annex B	Certificate of Amendment to Effect the Reverse Stock Split
Annex C	Certificate of Amendment to Effect the Forward Stock Split

iii

HARBOR BIOSCIENCES, INC.

9191 Towne Centre Drive, Suite 409

San Diego, California 92122

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 26, 2011

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Harbor BioSciences, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 on October 26, 2011 at 10:00 a.m. Eastern time, and any adjournments or postponements of the Annual Meeting, for the purposes set forth on the attached Notice of Annual Meeting of Stockholders and in this proxy statement.

This proxy statement and the accompanying proxy card were first made available to our stockholders on or about September 9, 2011.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Our stockholders are encouraged to carefully read this proxy statement and each of the documents referred to herein before voting.

Proposals to be Voted on at the Annual Meeting

The Annual Meeting is being held for the following purposes:

1.	To consider and vote upon a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), in order to add restrictions on the transfer of our common stock, par value $0.01 per share (the “Common Stock”), to protect our net operating losses for federal tax purposes by prohibiting and declaring void any proposed transfer of securities that would result in any stockholder becoming a “five percent shareholder” as such term is defined in Section 382 of the Internal Revenue Code, as amended (the “NOL Provision”).

2.	To consider and vote upon an amendment to the Restated Certificate to eliminate the Board classification provisions, pursuant to which our Board is divided into three separate classes, with each class having a three-year term, and to instead provide for a single class of directors, each elected to hold office until the next annual meeting of stockholders.

3.	To consider and vote upon an amendment to the Restated Certificate to eliminate the provision that prevents stockholders from acting by written consent.

4.	To consider and vote upon an amendment to the Restated Certificate to eliminate the restrictions on our stockholders’ ability to remove directors without cause.

5.	To consider and vote upon an amendment to the Restated Certificate to permit our stockholders to fill vacancies on our Board.

6.	To consider and vote upon an amendment to the Restated Certificate to permit our Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares.

7.	To consider and vote upon an amendment to the Restated Certificate to eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders.

8.	To consider and vote upon an amendment to the Restated Certificate to eliminate the provision that requires the vote of two-thirds of the then-outstanding shares of voting stock of the Company to modify certain provisions of the Restated Certificate.

Each of Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8, if adopted at the Annual Meeting, will result in amendments to the Restated Certificate. Attached as Annex A to this proxy statement is a proposed Second Amended and Restated Certificate of Incorporation of the Company (the “New Certificate”), which incorporates the various changes that would be implemented if Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 are adopted at the Annual Meeting and also consolidates the changes made as a result of several prior amendments to the Restated Certificate.

9.	To consider and vote upon an amendment to the Restated Certificate to authorize a 1-for-1,000 reverse stock split of the Common Stock (the “Reverse Stock Split”), as further described in the accompanying proxy statement. Pursuant to the Reverse Stock Split, (i) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record holding fewer than 1,000 shares will be converted into the right to receive an amount in cash based on the average closing price per share of Common Stock for the ten trading days immediately prior to the effective date of the Reverse Stock Split (subject to any applicable U.S. federal, state and local withholding tax), without interest (the “Cash Out Amount”), per pre-split share, and (ii) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record (as identified in our records of security holders) holding 1,000 or more shares or by beneficial owners holding in “street name” (through a bank, broker, dealer or other nominee), regardless of the number of shares so held, will be converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. The maximum number of shares that may be cashed out by any individual stockholder is 999 shares. Therefore, if the Reverse Stock Split had occurred on August 15, 2011, the maximum amount of money that may be payable to any stockholder as a result of the Reverse Stock Split would have been approximately $173.83, based on the average closing price per share of Common Stock for the ten trading days immediately prior that date of $0.174. If implemented, the Reverse Stock Split would reduce the risk that the Company will be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the future and thereby potentially allow the Company to avoid the significant expenses associated with complying with SEC reporting obligations. We are also seeking to have our stockholders authorize the Reverse Stock Split and the Forward Stock Split because we may be required to effect them in order to comply with certain contractual obligations that we have to our largest investor as further described in this proxy statement.

A copy of the proposed amendment to the Restated Certificate that would be used to effect the Reverse Stock Split is attached as Annex B to this proxy statement.

10.	To consider and vote upon an amendment to the Restated Certificate to authorize a 1,000-for-1 forward stock split of the Common Stock (the inverse ratio of the Reverse Stock Split) immediately following the Reverse Stock Split of the Common Stock (the “Forward Stock Split”), the effect of which will be that each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders that was not cashed out pursuant to the Reverse Stock Split will once again represent one share of Common Stock.

A copy of the proposed amendment to the Restated Certificate that would be used to effect the Forward Stock Split is attached as Annex C to this proxy statement.

Although Proposal No. 9 and Proposal No. 10 are being voted on separately, our Board will not effect either the Forward Stock Split or the Reverse Stock Split unless our stockholders authorize both the Forward Stock Split and the Reverse Stock Split at the Annual Meeting.

11.	To elect three directors to serve as directors until the 2014 annual meeting of stockholders, or the 2012 annual meeting of stockholders in the event that the Company’s stockholders approve the removal of the Board classification provisions from the Restated Certificate as contemplated by Proposal No. 2, or until their successors are duly elected and qualified.

12.	To approve anti-dilution protections afforded to the Common Stock Purchase Warrants (the “Warrants”) issued in our June 2010 registered direct offering of Common Stock and Warrants.

13.	To ratify the selection by the audit committee of the Board of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

14.	To consider and vote upon a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals. In the event that a sufficient number of votes have been cast to approve some of the proposals (including Proposal No. 14), but not all of the proposals, the Company will deem those proposals approved and may implement the proposals so approved and may adjourn the Annual Meeting to continue to solicit votes for only those proposals that require more votes for approval.

In addition, the Annual Meeting is being held to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. We are not currently aware of any other matters that will come before the Annual Meeting.

Special Consideration of Certain Proposals

Governance Amendments

While the Annual Meeting is being called so that our stockholders may consider and vote upon several important matters, certain of these matters are particularly important to our stockholders and require special consideration. Among the most significant matters that we are asking our stockholders to consider are the adoption of the NOL Provision (Proposal No. 1) and certain other amendments to the Restated Certificate that will eliminate the Board classification provisions (Proposal No. 2), eliminate the provision that prevents stockholders from acting by written consent (Proposal No. 3), eliminate the restrictions on our stockholders’ ability to remove directors without cause (Proposal No. 4), permit our stockholders to fill vacancies on our Board (Proposal No. 5), permit our Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares (Proposal No. 6), eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders (Proposal No. 7) and eliminate the provision that requires the vote of two-thirds of the then outstanding shares of voting stock to modify certain provisions of the Restated Certificate (Proposal No. 8). Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 are collectively referred to herein as the “Governance Amendments.”

We believe that the Governance Amendments are of particular importance to you as Proposal No. 1 will limit the ability of certain stockholders to sell shares of Common Stock, while Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 will change the governance provisions applicable to the Company and significantly increase the influence that the Company’s stockholders will have over our Board because, following the adoption of the Governance Amendments, each director will have to stand for election annually, our stockholders will not be prevented from acting by written consent, our stockholders will be able to remove directors without cause, our stockholders will be able to fill vacancies on our Board, a super-majority of the votes entitled to be cast will no longer be required to amend our Amended and Restated Bylaws, our stockholders will not be prevented from requesting special stockholder meetings and a super-majority of the votes entitled to be cast will no longer be required to change certain provisions of the Restated Certificate.

Reverse Stock Split and Forward Stock Split

In addition, we are asking our stockholders to consider the adoption of amendments to the Restated Certificate to authorize the Reverse Stock Split and the Forward Stock Split. These proposals require our stockholders to consider and vote upon the adoption of two separate amendments to the Restated Certificate. The first such amendment would authorize a 1-for-1,000 reverse stock split of our Common Stock (Proposal No. 9). The second such amendment would authorize a 1,000-for-1 forward stock split of our Common Stock (the inverse ratio of the Reverse Stock Split) immediately following the Reverse Stock Split (Proposal No. 10). Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, our Board will not effect either the Forward Stock Split or the Reverse Stock Split unless our stockholders authorize both the Forward Stock Split and the Reverse Stock Split. The Forward Stock Split and the Reverse Stock Split are collectively referred to herein as the “Stock Splits.”

We believe that the Reverse Stock Split and the Forward Stock Split are of particular importance to you as their outcome may affect whether you will continue to be a stockholder of the Company following the Annual Meeting. To the extent you will no longer be a stockholder following the Annual Meeting, these proposals will determine the amount of cash you will receive for your fractional share. To the extent you continue to be a stockholder following the Annual Meeting, these proposals will, if adopted and implemented, reduce the number of our holders of record and thereby reduce the risk that the Company will be required to file periodic reports with the SEC under the Exchange Act in the future, which would allow the Company to continue to avoid the significant expenses associated with complying with SEC reporting obligations and the Sarbanes-Oxley Act.

Board Recommendation

It is important that our stockholders carefully review, consider and vote upon of the aforementioned proposals. Our Board recommends that our stockholders vote “FOR” each of the proposals to be considered at the Annual Meeting, including the proposal to approve the NOL Provisions (Proposal No. 1), the proposal to approve an amendment to the Restated Certificate to eliminate the Board classification provisions (Proposal No. 2), the proposal to approve an amendment to the Restated Certificate to eliminate the provision that prevents stockholders from acting by written consent (Proposal No. 3), the proposal to approve an amendment to the Restated Certificate to eliminate the restrictions on our stockholders’ ability to remove directors without cause (Proposal No. 4), the proposal to approve an amendment to the Restated Certificate to permit our stockholders to fill vacancies on our Board (Proposal No. 5), the proposal to approve an amendment to the Restated Certificate to permit our Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares (Proposal No. 6), the proposal to approve an amendment to the Restated Certificate to eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders (Proposal No. 7), the proposal to approve an amendment to the Restated Certificate to eliminate the provision that requires the vote of two-thirds of the then outstanding shares of voting stock to modify certain provisions of the Restated Certificate (Proposal No. 8), the amendment to the Restated Certificate to authorize the Reverse Stock Split (Proposal No. 9), and the proposal to approve an amendment to the Restated Certificate to authorize the Forward Stock Split (Proposal No. 10).

Purpose of the Stock Splits

The main purpose of the Stock Splits is to give us the flexibility to reduce the number of the Company’s record stockholders, or “holders of record,” to help ensure that we continue to have fewer than 300 holders of record, and thereby minimize the likelihood that we will be required to file periodic reports with the SEC under the Exchange Act in the future. Our Board has determined that the costs and other disadvantages associated with being an SEC-reporting company outweigh the advantages to the Company of being an SEC-reporting company. The cost of filing periodic reports with the SEC has become prohibitively expensive for us and we believe that it is in the best interests of the Company and our stockholders to take action to immediately suspend our obligation to file such reports. Our Board believes that the Stock Splits constitute the most expeditious, efficient and cost effective method for the Company to ensure that it will be able to continue to refrain from filing reports with the SEC under the Exchange Act once it has suspended this obligation.

As determined in accordance with applicable SEC rules, our “holders of record” consist of our stockholders of record (as identified in our records of security holders) and the various banks, brokers, dealers and other nominees holding shares in “street name” accounts with Cede & Co. on behalf of beneficial owners (but not the beneficial owners themselves).

On August 15, 2011 we filed a Form 15 with the SEC certifying that there were fewer than 300 holders of record of the Common Stock and terminating the registration of the Common Stock under the Exchange Act, which is the first step in suspending our obligation to file periodic reports with the SEC. While our duty to file periodic reports with the SEC was not suspended immediately due to our existing registration statements filed under the Securities Act of 1933, as amended (the “Securities Act”), we have filed a “no-action” letter with the SEC to seek relief from our obligation to file such reports for the remainder of the fiscal year (including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”)). In the event that the SEC grants the relief we are requesting (and we take certain additional actions as required by SEC rules), we would no longer be required by the Exchange Act to file periodic reports with respect to the fiscal year ending December 31, 2011 or thereafter. In the event that the SEC does not grant the relief we are requesting, we would be required by the Exchange Act to continue to file periodic reports with the SEC with respect to the fiscal year ended December 31, 2011 (including the Annual Report), but would then take certain actions required by SEC rules to ensure that we are not required by the Exchange Act to file periodic reports with the SEC with respect to the fiscal year ending December 31, 2012 or thereafter.

Once we have taken the appropriate steps to suspend our obligation under the Exchange Act to file periodic reports with the SEC, applicable SEC rules require that we continue to assess, as of the first day of each fiscal year, the number of our holders of record. We are seeking the approval of the Stock Splits by our stockholders in order to allow our Board to effect the Stock Splits in the event that it determines that it is necessary to further reduce the number of our holders of record so that it becomes even less likely that the number of holders of record will exceed 300 at any point in the future.

We are also seeking to have our stockholders authorize the Stock Splits because we may be required to effect the Stock Splits in order to comply with certain contractual obligations that we have to our largest investor as further described in this proxy statement.

Important Information Regarding Holders of Record and Beneficial Owners

Only shares of Common Stock held by those stockholders of record, or “holders of record,” identified in our records of security holders as holding less than 1,000 shares of Common Stock will be exchanged for cash in the Stock Splits. If you hold your shares in “street name” (through a bank, broker, dealer or other nominee), you are not considered to be the holder of record of those shares. Instead, you are the “beneficial owner” of those shares and your nominee is the holder of record. If your nominee is identified in our records of security holders as the holder of record of less than 1,000 shares of Common Stock in the aggregate, those shares will be exchanged for cash in the Stock Splits. However, your nominee may or may not be identified in our records of security holders as holding your shares. In most cases, your nominee will hold your shares in a “street name” account with Cede & Co. and Cede & Co. is listed on our records of security holders as holding those shares, in which case your shares will not be affected by the Stock Splits. The Stock Splits will not affect shares of Common Stock held in “street name” accounts with Cede & Co. regardless of the number of shares held by any beneficial owner. Each share of Common Stock held in accounts with Cede & Co. will continue to represent one share of Common Stock after completion of the Stock Splits. If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Stock Splits.

We elected to structure the Stock Splits so that it would only affect those holders of record identified in our records of security holders to allow holders of record and beneficial owners some flexibility with respect to whether they will continue to hold shares of Common Stock after the Stock Splits and to reduce the cost of the

Stock Splits to the Company. If you hold fewer than 1,000 shares of Common Stock in “street name” through a nominee holding shares in an account with Cede & Co. and prefer to have your shares exchanged for cash in the Stock Splits, you must instruct your nominee to transfer, prior to the effective time of the Reverse Stock Split, your shares into a record account in your name in a timely manner so that you will be considered the holder of record immediately prior to the Reverse Stock Split. If you hold fewer than 1,000 shares of Common Stock in your own name as a holder of record or in “street name” through a nominee not holding shares in an account with Cede & Co., and do not want to have your shares exchanged for cash in the Stock Splits, you may, prior to the effective time of the Reverse Stock Split, acquire sufficient additional shares so that you are the holder of record in your or such nominee’s name a minimum of 1,000 shares or transfer your shares to a “street name” account with Cede & Co. If you are unable to transfer your shares to a “street name” account with Cede & Co., your shares will be cashed out and you will no longer remain a stockholder after the effective time of the Reverse Stock Split.

SUMMARY OF THE STOCK SPLITS

As discussed above, we believe that the proposals relating to the Stock Splits (Proposal No. 9 and Proposal No. 10) are important to you as a stockholder because their outcome will affect whether you will continue to be a stockholder of the Company following the Annual Meeting and the consideration you will receive for your shares to the extent that you will not be a stockholder following the Annual Meeting. Accordingly, we are providing you with following summary of the Stock Splits to help you understand the terms, purpose and effect of the Stock Splits. This summary, together with the following “Questions and Answers” section, highlights certain information about the proposed Stock Splits, but may not contain all of the information that is important to you. For a more complete description of the Stock Splits, as well as the other proposals to be considered and voted upon at the Annual Meeting, we urge you to carefully read this proxy statement and each of the documents referred to herein before you vote.

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Our Board has authorized the adoption, subject to the approval of our stockholders at the Annual Meeting, of an amendment to the Restated Certificate, if approved at the Annual Meeting to authorize a 1-for-1,000 reverse stock split of the Common Stock. Pursuant to the Reverse Stock Split, (i) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record holding fewer than 1,000 shares will be converted into the right to receive the Cash Out Amount per pre-split share, and (ii) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record (as identified in our records of security holders) holding 1,000 or more shares or by beneficial owners holding in “street name” (through a bank, broker, dealer or other nominee), regardless of the number of shares so held, will be converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any.

Our Board has further authorized the adoption, subject to the approval of our stockholders at the Annual Meeting, of an amendment to the Restated Certificate, if approved at the Annual Meeting, to authorize a 1,000-for-1 forward stock split (the inverse ratio of the Reverse Stock Split) of the Common Stock immediately following the Reverse Stock Split. Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, we will not effect either the Reverse Stock Split or the Forward Stock Split unless both of these proposals are approved by our stockholders.

The Reverse Stock Split and Forward Stock Split are each intended to take effect, subject to stockholder approval and the subsequent decision by our Board to effect the Stock Splits, on the date the Company files the amendments to the Restated Certificate that would effect the Reverse Stock Split and the Forward Stock Split with the Secretary of State of the State of Delaware, or on any later date that the Company may specify in such amendments, the forms of which are attached hereto as Annex B and Annex C, respectively.

See “SPECIAL FACTORS - Overview of the Reverse Stock Split and the Forward Stock Split” below.

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If you are a holder of record identified in our records of security holders (those stockholders holding shares in their own names) and hold fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split, you will receive the Cash Out Amount for each pre-split share that you own. The maximum number of shares that may be cashed out by any individual stockholder is 999 shares. Therefore, if the Reverse Stock Split had occurred on August 15, 2011, the maximum amount of money that may be payable to any stockholder as a result of the Reverse Stock Split would have been approximately $173.83, based on the average closing price per share of Common Stock for the ten trading days immediately prior that date of $0.174. If you are a holder of record identified in our records of security holders and hold 1,000 or more shares of Common Stock immediately prior to the effective time of the Reverse Stock Split, you will not receive any cash payment for your shares in connection with the Reverse Stock Split and will instead receive 1/1,000 of a share of Common Stock for each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split.

Beneficial owners holding shares in “street name” through a bank, broker, dealer or other nominee which holds on an aggregated basis fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co. will be converted into the right to receive the Cash Out Amount for each pre-split share that you beneficially own. Beneficial owners holding shares in “street name” through a nominee which holds on an aggregated basis 1,000 shares or more of Common Stock immediately prior to the effective time of the Reverse Stock Split will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. Beneficial owners holding shares in “street name” through a nominee in an account with Cede & Co., regardless of the number of shares held immediately prior to the effective time of the Reverse Stock Split, will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any.

The net result of the Reverse Stock Split and the Forward Stock Split will be that each share of Common Stock outstanding immediately prior to the effective time of the Reverse Stock Split which is not cashed out in the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Forward Stock Split.

The Stock Splits will not have any affect on the number of outstanding shares of our Series A Preferred Stock (the “Preferred Shares”), nor will it have any affect on the voting rights associated with the Preferred Shares, although the economic interest in the Company represented by the Preferred Shares will increase slightly from approximately 28.30% to approximately 28.32%, due to the decrease in the number of shares of Common Stock that will result from the Reverse Stock Split.

See “SPECIAL FACTORS - Effects of the Stock Splits” below.

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Our Board based the Cash Out Amount to be received by the Company’s stockholders who are cashed out in the Reverse Stock Split on the average closing price per share of Common Stock for the ten trading days immediately prior to the effective date of the Reverse Stock Split as it determined that calculating the Cash Out Amount on actual market prices was a reasonable basis on which to determine a fair value for the shares of Common Stock being cashed out in the Reverse Stock Split.

See “SPECIAL FACTORS - Determination of Cash Out Amount” below.

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The principal purpose of the Stock Splits is to reduce the number of our holders of record to help ensure that we continue to have fewer than 300 holders of record, and thereby minimize the likelihood that we will be required to file periodic reports with the SEC under the Exchange Act in the future. Our Board has determined that the costs and other disadvantages associated with being an SEC reporting company outweigh the advantages to the Company from being an SEC reporting company. In particular, the cost of filing periodic reports with the SEC under the Exchange Act has become prohibitively expensive for us and we believe that it is in the best interests of the Company and our stockholders to take action to immediately suspend our obligation to file such reports. Our Board believes that the Stock Splits constitute the most expeditious, efficient and cost effective method for the Company to ensure that it will remain a non-reporting company once it has suspended its obligation to file such reports. We are also seeking to have our stockholders authorize the Stock Splits because we may be required to effect the Forward Stock Split and Reverse Stock Split in order to comply with certain contractual obligations that we have to our largest investor, as further described in this proxy statement.

See “SPECIAL FACTORS - Purposes and Advantages of the Stock Splits” below.

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Approval of the amendment to the Restated Certificate to authorize the Reverse Stock Split (Proposal No. 9) and approval of the amendment to the Restated Certificate to authorize the Forward Stock Split (Proposal No. 10) each require the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. Although Proposal No. 9 and Proposal No. 10 are being voted on separately, our

Board will not effect either the Forward Stock Split or the Reverse Stock Split unless our stockholders authorize both the Forward Stock Split and the Reverse Stock Split at the Annual Meeting.

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As of August 30, 2011, the record date for the Annual Meeting (the “Record Date”), our directors and executive officers collectively held 358,486 shares of Common Stock, representing approximately 1.0% of the votes entitled to be cast at the Annual Meeting, each of whom (other than the three directors who were nominated by the Investor) has indicated that they intend to vote all of their shares of Common Stock “FOR” each of the proposals to be voted upon at the Annual Meeting.

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On July 28, 2011, we sold an aggregate of 2,000,000 Preferred Shares to Amun, LLC, a Delaware limited liability company (the “Investor”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”). The Preferred Shares represent approximately 28.30% of the economic interest in the Company and also entitle the Investor to a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of all shares of the Company’s capital stock (including the Common Stock and the Preferred Shares) voting together as single class. Under the terms of the Purchase Agreement and other related agreements between the Company and the Investor, the Investor placed $2.825 million in cash into an escrow account, which amount is available under certain circumstances to pay certain Company related expenses and to fund the Company’s working capital needs. We refer to this transaction herein as the “Preferred Stock Financing.”

In connection with the sale and issuance of the Preferred Shares, we agreed to hold the Annual Meeting within thirty days after clearance of this proxy statement by the SEC. We also agreed to include certain proposals in this proxy statement and to recommend the adoption of the proposals to our stockholders. In response to this requirement, the Company has included, and our Board has recommended the adoption of, Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7, Proposal No. 8, Proposal No. 9 and Proposal No. 10.

The Investor has indicated that it intends to vote all of the Preferred Shares “FOR” each of the proposals to be voted upon at the Annual Meeting, with the exception of the proposal to approve anti-dilution protections afforded to the Warrants issued in our June 2010 registered direct offering of Common Stock and Warrants (Proposal No. 12).

See “SPECIAL FACTORS - Recent Preferred Stock Financing” below.

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Our Board has retained the authority to determine whether and when to file the amendments to the Restated Certificate with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and the Forward Stock Split, notwithstanding the approval by our stockholders of the amendments to the Restated Certificate that authorize Reverse Stock Split and the Forward Stock Split.

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In general, each stockholder whose fractional share is repurchased by us in connection with the Stock Splits should recognize gain or loss for federal income tax purposes measured by the difference between the stockholder’s basis in the fractional share and the Cash Out Amount received for the fractional share. This gain or loss will be capital gain or loss if the share was held as a capital asset. Alternatively, each stockholder who does not receive cash for a fractional share as a result of the Stock Splits generally will not recognize any gain or loss for federal income tax purposes. Our stockholders are advised to consult their own tax advisors as to the particular federal, state, local, foreign and other tax consequences resulting from the Reverse Stock Split and Forward Stock Split, in light of their particular circumstances.

See “SPECIAL FACTORS - Material Federal Tax Consequences” below.

•	Under Delaware law, stockholders do not have appraisal rights nor do any similar rights exist under the Restated Certificate or Amended and Restated Bylaws in connection with the Stock Splits.

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The total number of fractional shares to be repurchased in connection with the Reverse Stock Split is estimated to be equivalent to approximately 34,000 pre-split shares, which if the Reverse Stock Split had occurred on August 15, 2011 would have cost the Company approximately $6,000 (based on the average closing price per share of Common Stock for the ten trading days immediately prior that date of $0.174). However, this is only an estimate and the exact number of shares that will be repurchased in connection with the Reverse Stock Split and the Cash Out Amount will be determined as of the effective time of the Reverse Stock Split. We intend that payments made to repurchase shares in connection with the Reverse Stock Split will be paid from cash that has been placed into escrow by the Investor in connection with the Preferred Stock Financing described below.

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Following the Effective Date, transmittal materials will be sent to those holders of record who are entitled to a cash payment that will describe how to exchange their share certificates and receive the cash payments. Those holders of record entitled to a cash payment should not send their share certificates to the Company or the transfer agent at this time.

•	The Board recommends that you vote “FOR” each of the proposals to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE STOCK SPLITS

The following questions and answers are intended to briefly address potential questions regarding the Annual Meeting and the Stock Splits. The first set of questions and answers relate to the Annual Meeting, and provide information about the proposals to be voted upon, the recommendations of the Board with respect to each proposal, the quorum requirements for the Annual Meeting, the voting requirements for each proposal, and other general information about the Annual Meeting. The second set of questions relate to the Stock Splits, and provide information about the purpose of the Stock Splits, the effect of the completion of the Stock Splits, and other matters that are particular to the Stock Splits. These questions and answers may not address all of the questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and each of the documents referred to herein.

Questions and Answers Relating to the Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote upon the matters listed in the accompanying Notice of Annual Meeting and any other matters that properly come before the Annual Meeting. While the Annual Meeting is being called so that our stockholders may consider and vote upon several important matters, certain of these matters are particularly important to our stockholders and require special consideration. The most significant matters that we are asking our stockholders to consider are the adoption of the NOL Provision (Proposal No. 1), the adoption of the Governance Amendments (Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7, and Proposal No. 8), the approval of the Reverse Stock Split (Proposal No. 9) and the approval of the Forward Stock Split (Proposal No. 10).

We believe that these proposals are of particular importance to you as Proposal No. 1 will limit the ability of certain stockholders to sell shares of Common Stock, while Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 will change the governance provisions applicable to the Company and significantly increase the influence that our stockholders will have over our Board because, following the adoption of the Governance Amendments, each director will have to stand for election annually, our stockholders will not be prevented from acting by written consent, our stockholders will be able to remove directors without cause, our stockholders will be able to fill vacancies on our Board, a super-majority of the votes entitled to be cast will no longer be required to amend our Amended and Restated Bylaws, our stockholders will not be prevented from requesting special stockholder meetings and a super-majority of the votes entitled to be cast will no longer be required to change certain provisions of the Restated Certificate. In addition, we believe that Proposal No. 9 and Proposal No. 10 are of particular importance to you as a stockholder because their outcome will affect whether you will continue to be a stockholder of the Company following the Annual Meeting and the amount of cash you will receive for your shares to the extent that you will not be a stockholder following the Annual Meeting. In addition, if these proposals are adopted and implemented, it would reduce the number of our holders or record and thereby reduce the risk that the Company will be required to file periodic reports with the SEC under the Exchange Act in the future, which would allow the Company to avoid the significant expenses associated with complying with SEC reporting obligations and the Sarbanes-Oxley Act.

Where and when is the Annual Meeting?

The Annual Meeting will be held at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 on October 26, 2011 at 10:00 a.m. Eastern time.

Why am I receiving these proxy materials?

This proxy statement and the enclosed proxy card was sent to you because our Board is soliciting your proxy to vote at the Annual Meeting, and any adjournments or postponements thereof. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this proxy statement. Please see “How can I vote my shares?” below. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost of proxy solicitation.

What am I being asked to vote on at the Annual Meeting?

The Annual Meeting is being held for the specific purposes described at the beginning of this proxy statement and on the accompanying Notice of Annual Meeting of Stockholders. Our stockholders are encouraged to carefully read each of the proposals, and the information that we have provided with respect to each of the proposals (including the annexes attached to this proxy statement and the other documents referred to herein), before voting their shares at the Annual Meeting.

How does the Board recommend that I vote on the proposals?

Our Board recommends that you vote “FOR” each of the proposals to be voted on at the Annual Meeting. Accordingly, our Board recommends that you vote your shares:

1.	“FOR” the adoption of an amendment to the Restated Certificate in order to add restrictions on the transfer of the Common Stock to preserve our net operating losses for federal tax purposes.

2.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the Board classification provisions, pursuant to which our Board is divided into three separate classes, with each class having a three-year term, and to instead provide for a single class of directors, each elected to hold office until the next annual meeting of stockholders.

3.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the provision that prevents stockholders from acting by written consent.

4.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the restrictions on our stockholders’ ability to remove directors without cause.

5.	“FOR” the adoption of an amendment to the Restated Certificate in order to permit our stockholders to fill vacancies on our Board.

6.	“FOR” the adoption of an amendment to the Restated Certificate in order to permit our Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares.

7.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders.

8.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the provision that requires the vote of two-thirds of the then-outstanding shares of voting stock to modify certain provisions of the Restated Certificate.

9.	“FOR” the adoption of an amendment to the Restated Certificate to authorize the Reverse Stock Split;

10.	“FOR” the adoption of an amendment to the Restated Certificate to authorize the Forward Stock Split;

11.	“FOR” the election of all three director nominees to serve as directors until the 2014 annual meeting of stockholders, or the 2012 annual meeting of stockholders in the event that the Company’s stockholders approve the removal of the Board classification provisions from the Restated Certificate, or until their successors are duly elected and qualified;

12.	“FOR” the approval of the anti-dilution protections afforded to the Warrants issued in our June 2010 registered direct offering of Common Stock and Warrants;

13.	“FOR” the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

14.	“FOR” the adoption of a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals.

What vote is required to approve each proposal?

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Proposal No. 1: Approval of an amendment to the Restated Certificate in order to add restrictions on the transfer of the Common Stock to preserve our net operating losses for federal tax purposes, requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, “broker non-votes” will result for this proposal if brokers do not receive instructions from beneficial owners. “Broker non-votes” will have the same effect as votes against the proposal. Please see the question and answer below for a discussion of “broker non-votes.”

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Proposal No. 2: Approval of an amendment to the Restated Certificate in order to eliminate the Board classification provisions such that there will only be a single class of directors requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 3: Approval of an amendment to the Restated Certificate in order to eliminate the provision that prevents stockholders from acting by written consent requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 4: Approval of an amendment to the Restated Certificate in order to eliminate the restrictions on our stockholders’ ability to remove directors without cause requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 5: Approval of an amendment to the Restated Certificate in order to permit our stockholders to fill vacancies on our Board requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 6: Approval of an amendment to the Restated Certificate in order to permit our Amended and Restated Bylaws to be amended by a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares, requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 7: Approval of an amendment to the Restated Certificate in order to eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 8: Approval of an amendment to the Restated Certificate in order to eliminate the provision requiring the vote of two-thirds of the outstanding shares of voting stock to modify certain provisions of the Restated Certificate requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 9: Approval of an amendment to the Restated Certificate to authorize a reverse stock split of the issued and outstanding shares of Common Stock requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 10: Approval of the amendment to the Restated Certificate to authorize a forward stock split of the issued and outstanding shares of Common Stock requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 11: Directors are elected by a plurality of votes cast, so the three director nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Under the rules applicable to brokers, brokers no longer possess discretionary authority to vote shares with respect to the election of directors. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

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Proposal No. 12: Approval of the anti-dilution protections afforded to the Common Stock Purchase Warrants issued in the Company’s shall require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining whether this proposal has been approved.

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Proposal No. 13: Ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a matter on which brokers have the discretion to vote, broker non-votes will not result for this item.

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Proposal No. 14: Approval of the proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies with respect to certain proposals, requires that the number of votes cast in favor of the proposal at the Annual Meeting must exceed the number of votes cast against the proposal, assuming a quorum is present. Abstentions and broker non-votes will not be taken into account in determining whether this proposal has been approved.

What is a broker non-vote?

“Broker non-votes” occur when shares held by a bank, broker, dealer or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee does not receive voting instructions from the beneficial owner, and (ii) the nominee lacks discretionary authority to vote the shares. Under the rules applicable to brokers and other nominees, such nominees no longer possess discretionary authority to vote shares with respect to the election of directors.

We will treat broker non-votes as follows:

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broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority (or some other percentage) of the votes entitled to be cast (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast, or (ii) the voting power present and entitled to vote on that proposal; and

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broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or two-thirds in the case of Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8) of the votes entitled to be cast on such proposal.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on August 30, 2011, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 35,465,838 shares of Common Stock outstanding and entitled to vote and 2,000,000 Preferred Shares outstanding and entitled to vote.

Holder of Record: Shares Registered in a Stockholder’s Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a “holder of record.” As a “holder of record,” you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this proxy statement and the accompanying proxy card.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker, Dealer or Other Nominee

If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being forwarded to you by that nominee. The nominee holding your account is considered the “holder of record” for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the “holder of record,” you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.

How many shares were outstanding on the Record Date?

At the close of business on August 30, 2011, the Record Date, there were 35,524,838 shares of Common Stock outstanding and 2,000,000 Preferred Shares outstanding. At the Annual Meeting, each of the outstanding shares of Common Stock will be entitled to one vote and the Preferred Shares will be entitled to cast a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of all shares of our capital stock (including Common Stock and Preferred Shares) voting as a single class.

What is the quorum requirement for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding voting power of our capital stock is present at the Annual Meeting in person or represented by proxy. At the close of business on the Record Date, there were 35,465,838 shares of Common Stock and 2,000,000 Preferred Shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank, broker, dealer or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the outstanding voting power of our capital stock present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I vote my shares?

Holder of Record: Shares Registered in a Stockholder’s Name

If you hold your shares in your own name as a holder of record, you may vote your shares either in person at the Annual Meeting or by proxy using one of the voting methods described below. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your shares are represented at the Annual Meeting and to minimize the cost of proxy solicitation. Even if you have already submitted a proxy, you may still attend the Annual Meeting and vote in person. If you wish to vote by proxy, you must do one of the following:

Voting by Mail. To vote by mail, please complete, sign and return the proxy card in the enclosed prepaid and addressed envelope. In doing so, you will be authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. If you vote by mail, you do not need to vote over the Internet or over the telephone.

Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card. The deadline for Internet voting is 11:59 p.m., Eastern time, on October 25, 2011.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. The deadline for telephone voting is 11:59 p.m., Eastern time, on October 25, 2011.

Voting in Person at the Annual Meeting. If you wish, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the Annual Meeting to complete and return. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting. Even if you previously voted your shares by mail, over the Internet or by telephone, you will not be prevented from voting in person if you attend the Annual Meeting. Please see “Can I change my vote after submitting a proxy?” below.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker, Dealer or Other Nominee

If you hold your shares in “street name” (through a broker, bank, dealer, or other nominee), please refer to the information on the voting instruction form forwarded to you by your nominee to see which voting options are available to you, or contact your nominee to obtain a voting instruction form. If you hold your shares in street name and plan to attend the Annual Meeting, you should bring either a copy of the voting instruction card provided by your nominee or a recent brokerage statement showing your ownership of shares as of the Record Date. Please contact your nominee directly for additional information.

Can I change my vote after submitting my proxy?

Yes. You may change your proxy instructions at any time before the final vote at the Annual Meeting. If you are the holder of record of your shares you may revoke your proxy in any one of three ways:

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You may complete a new proxy using any of the voting methods discussed above. Accordingly, you may submit a new proxy over the Internet, by telephone, or by completing, signing and returning a new proxy card in the mail.

•	You may send a written notice that you are revoking your proxy to our Chief Financial Officer at 9191 Towne Centre Drive, Suite 409, San Diego, California 92122.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in “street name,” you should follow the instructions provided by your bank, broker, dealer or other nominee as to the method for revoking your vote prior to the Annual Meeting.

What if I return a proxy card but do not make voting selections?

If you provide a valid proxy without indicating specific voting selections, your shares will be voted “FOR” each of the proposals to be voted upon at the Annual Meeting. Accordingly, your shares will be voted:

1.	“FOR” the adoption of the an amendment to the Restated Certificate in order to add restrictions on the transfer of the Common Stock to preserve our net operating losses for federal tax purposes.

2.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the Board classification provisions, pursuant to which our Board is divided into three separate classes, with each class having a three-year term, and to instead provide for a single class of directors, each elected to hold office until the next annual meeting of stockholders.

3.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the provision that prevents stockholders from acting by written consent.

4.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the restrictions on our stockholders’ ability to remove directors without cause.

5.	“FOR” the adoption of an amendment to the Restated Certificate in order to permit our stockholders to fill vacancies on our Board.

6.	“FOR” the adoption of an amendment to the Restated Certificate in order to permit our Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares.

7.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders.

8.	“FOR” the adoption of an amendment to the Restated Certificate in order to eliminate the provision that requires the vote of two-thirds of the then-outstanding shares of voting stock to modify certain provisions of the Restated Certificate.

9.	“FOR” the adoption of an amendment to the Restated Certificate to authorize the Reverse Stock Split;

10.	“FOR” the adoption of an amendment to the Restated Certificate to authorize the Forward Stock Split;

11.	“FOR” the election of all three director nominees to serve until the 2014 annual meeting of stockholders, or the 2012 annual meeting of stockholders in the event that the Company’s stockholders approve the removal of the Board classification provisions from the Restated Certificate, or until their successors are duly elected and qualified;

12.	“FOR” the approval of the anti-dilution protections afforded to the Warrants issued in our June 2010 registered direct offering of Common Stock and Warrants;

13.	“FOR” the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

14.	“FOR” the adoption of a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals.

In addition, if any other matter is properly presented at the Annual Meeting, the proxies designated by you on your proxy card, or either of them individually, will vote your shares on such matter using their best judgment.

Who is paying for this proxy solicitation?

We have retained Phoenix Advisory Partners, a proxy solicitation firm, in order to assist us in soliciting proxies from our stockholders for the Annual Meeting. In connection with the execution of the Purchase Agreement, the Investor agreed, among other things, to reimburse our costs and expenses incurred in connection with the retention of a proxy solicitation firm to solicit proxies from our stockholders for the Annual Meeting, provided that such amount does not exceed $50,000.

In addition to utilizing the proxy solicitor and mailing this proxy statement, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. In this case, to the extent that you vote your shares by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted. Alternatively, to the extent that you choose to vote your shares over the Internet or by telephone, please make sure that you vote all of the shares that you own when you vote.

What if I share an address with another stockholder and only receive a single set of proxy materials?

The SEC has adopted rules that permit companies and nominees to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of nominees with account holders who are our stockholders will be “householding” our proxy materials. In these cases, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your nominee that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your nominee. Stockholders wishing to receive a separate proxy statement and annual report in the future may also direct such a request to our Chief Financial Officer, either in a written request sent to 9191 Towne Centre Drive, Suite 409, San Diego, California 92122, or by telephone at (858) 587-9333. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their nominee directly.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results with respect to each proposal will be announced at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by the Company.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 4, 2012 to our Chief Financial Officer at 9191 Towne Centre Drive, Suite 409, San Diego, California 92122. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than August 27, 2012 but no earlier than July 28, 2012.

Questions and Answers Relating to the Stock Splits

What is the main purpose of the Stock Splits?

The main purpose of the Stock Splits is to give us the flexibility to reduce the number of the Company’s holders of record to help ensure that we continue to have fewer than 300 holders of record, and thereby minimize the likelihood that we will be required to file periodic reports with the SEC under the Exchange Act in the future. Our Board has determined that the costs and other disadvantages associated with being an SEC-reporting company outweigh the advantages to the Company of being an SEC-reporting company. In particular, the cost of filing periodic reports with the SEC has become prohibitively expensive for us and we believe that it is in the best interests of the Company and our stockholders to take action to immediately suspend our obligation to file such reports. Our Board believes that the Stock Splits constitute the most expeditious, efficient and cost effective method for the Company ensure that it will remain a non-reporting company once it has suspended its obligation to file such reports. We are also seeking to have our stockholders authorize the Stock Splits because we may be required to effect the Forward Stock Split and Reverse Stock Split in order to comply with certain contractual obligations that we have to our largest investor as further described in this proxy statement.

Why is it important for the Company to reduce the number of holders of record of the Common Stock?

On August 15, 2011 we filed a Form 15 with the SEC certifying that there were fewer than 300 holders of record of the Common Stock and terminating the registration of the Common Stock under the Exchange Act, which is the first step in suspending our obligation to file periodic reports with the SEC. Even once we have taken all action necessary to completely suspend our obligation to file periodic reports with the SEC, applicable SEC rules will require that we continue to assess, as of the first day of each fiscal year, the number of our holders of record. Assuming that we continue to have fewer than 300 holders of record as of each such date, our duty to file periodic reports with the SEC will continue to be suspended with respect to the entire fiscal year and we will be able to take advantage of the significant cost savings from not filing reports with the SEC or complying with the internal control audit and other requirements under the Sarbanes-Oxley Act. We are seeking the approval of the Stock Splits by our stockholders in order to allow our Board to effect the Stock Splits in the event that it determines that it is necessary to further reduce the number of our holders of record so that it becomes even less likely that the number of holders of record will exceed 300 at any point in the future.

What will I receive in the Stock Splits?

Holder of Record: Shares Registered in a Stockholder’s Name

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If you are a holder of record identified in our records of security holders (those stockholders holding shares in their own names) and hold fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split, you will receive the Cash Out Amount from us for each pre-split share that you own. The maximum number of shares that may be cashed out by any individual stockholder is 999 shares. Therefore, if the Reverse Stock Split had occurred on August 15, 2011, the maximum amount of money that may be payable to any stockholder as a result of the Reverse Stock Split would have been approximately $173.3, based on the average closing price per share of Common Stock for the ten trading days immediately prior that date of $0.174.

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If you are a holder of record identified in our records of security holders and hold 1,000 or more shares of Common Stock immediately prior to the effective time of the Reverse Stock Split, you will not receive any cash payment for your shares in connection with the Stock Splits and will instead receive 1/1,000 of a share of Common Stock for each share of the Common Stock held immediately prior to the effective time of the Reverse Stock Split.

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Immediately following the Reverse Stock Split, the Company will effect the Forward Stock Split, the effect of which will be that each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split that is not cashed out in the Reverse Stock Split will represent one share of Common Stock after the completion of the Forward Stock Split.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker, Dealer or Other Nominee

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If you hold your shares in “street name” (through a bank, broker, dealer or other nominee), you are not considered to be the holder of record of those shares. Instead, you are the “beneficial owner” of those shares.

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Beneficial owners holding shares in “street name” through a nominee which holds on an aggregated basis fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co. will be converted into the right to receive the Cash Out Amount for each pre-split share that you beneficially own. Beneficial owners holding shares in “street name” through a nominee which holds on an aggregated basis 1,000 shares or more of Common Stock immediately prior to the effective time of the Reverse Stock Split will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. Beneficial owners holding shares in “street name” through a nominee in an account with Cede & Co., regardless of the number of shares held immediately prior to the effective time of the Reverse Stock Split, will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any.

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Immediately following the Reverse Stock Split, the Company will effect the Forward Stock Split, the effect of which will be that each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split that is not cashed out in the Reverse Stock Split will represent one share of Common Stock after the completion of the Forward Stock Split.

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If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split.

Holders of Preferred Shares

•	The Stock Splits will not have any affect on the number of outstanding Preferred Shares, nor will it have any affect on the voting rights associated with the Preferred Shares, although the economic interest in the Company represented by the Preferred Shares will increase slightly from approximately 28.30% to approximately 28.32%, due to the decrease in the number of shares of Common Stock that will result from the Reverse Stock Split.

How was the Cash Out Amount to be paid in the Reverse Stock Split determined?

If the Reverse Stock Split is approved by the Company’s stockholders, then the amount that we will pay for fractional shares will be based on the average closing price per share of Common Stock for the ten trading days immediately prior to the effective date of the Reverse Stock Split. As of August 15, 2011, the Common Stock’s ten day average closing price per share was $0.174.

How do we expect that our affiliates will vote with respect to the Stock Splits?

As of August 30, 2011, the record date for the Annual Meeting (the “Record Date”), our directors and executive officers collectively held 358,486 shares of Common Stock, representing approximately 1.0% of the votes entitled to be cast at the Annual Meeting, each of whom (other than the three directors who were nominated by the Investor) has indicated that they intend to vote all of their shares of Common Stock “FOR” each of the proposals to be voted upon at the Annual Meeting.

On July 28, 2011, we sold an aggregate of 2,000,000 Preferred Shares to the Investor pursuant to the Purchase Agreement. The Preferred Shares represent approximately 28.30% of the economic interest in the Company and also entitle the Investor to a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of all shares of our capital stock (including the Common Stock and the Preferred Shares) voting together as single class. The Investor has indicated that it intends to vote all of the Preferred Shares “FOR” each of the proposals to be voted upon at the Annual Meeting, with the exception of the proposal to approve anti-dilution protections afforded to the Warrants issued in our June 2010 registered direct offering of Common Stock and Warrants (Proposal No. 12).

If the Stock Splits are approved, how will it affect the economic and voting rights of our affiliates?

Upon the effectiveness of the Stock Splits, the aggregate number of shares of Common Stock owned by our directors and executive officers will not change, although their beneficial ownership of shares of Common Stock will increase slightly from 6.41% to approximately 6.42%. This is based on our expectation that the outstanding number of shares of Common Stock will be reduced by approximately 34,000 shares due to the Stock Splits.

Upon the effectiveness of the Stock Splits, the economic interest in the Company represented by the Preferred Shares will increase slightly from approximately 28.30% to approximately 28.32%, due to the decrease in the number of shares of Common Stock discussed above. However, neither the voting power associated with the Preferred Shares nor the aggregate number of the Preferred Shares owned by the Investor will change as a result of the Stock Splits.

What potential conflicts of interest are posed by the Stock Splits?

Except as set forth below, none of our directors, executive officers or their affiliates has any interest, direct or indirect, in the Stock Splits other than interests arising from the ownership of securities. None of our directors, executive officers or their affiliates receive any extra or special benefit not shared on a pro rata basis by all other holders of our Common Stock.

As the Investor holds no shares of Common Stock, the Investor will not be participating in the Stock Splits, though as described above, upon the effectiveness of the Stock Splits, the economic interest in the Company represented by the Preferred Shares will increase slightly from approximately 28.30% to approximately 28.32%, due to the decrease in the number of shares of Common Stock discussed above. However, neither the voting power associated with the Preferred Shares nor the aggregate number of the Preferred Shares owned by the Investor will change as a result of the Stock Splits.

Messrs. Bartlett, Seslowe and Shaw were appointed to the Board by the Investor in connection with the Preferred Stock Financing and, collectively, thorough one or more affiliates beneficially own 100% of the equity interests of the Investor. Messrs. Bartlett, Seslowe and Shaw will be treated the same as each of the Company’s other directors for all purposes, including in connection with the Stock Splits. As none of Messrs. Bartlett, Seslowe and Shaw own any shares of Common Stock, they will not participate in the Stock Splits.

As described in further detail below, the Investor has the right to “put” the Preferred Shares back to the Company in return for the cash and assets that the Investor placed into escrow in connection with the recent sale of the Preferred Shares in the event that the Company’s stockholders to not approve the Stock Splits.

Why are only shares of certain stockholders being cashed out?

As discussed above, the main purpose of the Stock Splits is to give us the flexibility to reduce the number of our holders of record of the Common Stock so that we can reduce the risk that we will be required to file periodic reports with the SEC under the Exchange Act in the future. We elected to structure the Stock Splits so that they would only affect holders of record identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name” where such nominee does not hold such shares in an account with Cede & Co.) to minimize the number of cashed out shares and, in turn, the cost of the Stock Splits, allowing us to preserve capital for use in connection with our business plan while still allowing holders of record and beneficial owners some flexibility with respect to whether they will continue to hold shares of Common Stock after the Stock Splits.

As permitted by the Delaware General Corporation Law, only those holders of record identified in our records of security holders who hold less than 1,000 shares will be cashed out as a result of the Stock Splits. Beneficial owners of our shares held by nominees in “street name” are not record holders for purposes of Delaware law and, thus, are not, for purposes of Delaware law, the legal owners of any shares that are combined as a result of the Stock Splits. While the Stock Splits result in disparate treatment of beneficial owners of our shares held by nominees in “street name” compared to holders of record of our shares, such a result is permitted under Delaware law because the Company is not required to look through the record ownership of Cede & Co. or any record holder nominee to the beneficial owners in implementing the Stock Splits. For example, as Cede & Co. is a holder of record for purposes of the Stock Splits under Delaware law and Cede & Co. holds more than 1,000 shares of Common Stock in the aggregate, the shares held by it are not affected by the Stock Splits, regardless of the number of shares held by any particular beneficial owner in an account held through Cede & Co.

Why are we proposing to carry out the Forward Stock Split following the Reverse Stock Split?

The Forward Stock Split is not necessary for us to reduce the number of holders of record of the Common Stock or to suspend our obligation to file periodic reports with the SEC. However, we have decided that it is in the best interests of our stockholders to effect the Forward Stock Split to avoid an unusually high stock price after the effective date of the Reverse Stock Split, facilitate trading of the shares by our continuing stockholders either in private transactions or in the Pink Sheets®, to mitigate any loss of liquidity in our shares of Common Stock that may result from the Reverse Stock Split, and to avoid the administrative burden of having fractional shares outstanding.

What if I hold all of my shares of Common Stock in “street name?”

Beneficial owners holding shares in “street name” through a nominee which holds on an aggregated basis fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co. will be converted into the right to receive the Cash Out

Amount for each pre-split share that you beneficially own. Beneficial owners holding shares in “street name” through a nominee which holds on an aggregated basis 1,000 shares or more of Common Stock immediately prior to the effective time of the Reverse Stock Split will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. Beneficial owners holding shares in “street name” through a nominee in an account with Cede & Co., regardless of the number of shares held immediately prior to the effective time of the Reverse Stock Split, will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any.

If you hold your shares of Common Stock in “street name,” we encourage you to contact your nominee. If you hold fewer than 1,000 shares of Common Stock in “street name” through a nominee and want to have your shares exchanged for cash in the Stock Splits, you must instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record immediately prior to the Reverse Stock Split.

If I hold fewer than 1,000 shares of Common Stock, is there any way I can avoid having my shares be cashed out in the Stock Splits?

Holder of Record: Shares Registered in a Stockholder’s Name

If you are a holder of record identified in our records of security holders (those stockholders holding shares in their own names) and hold fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split, you can avoid a cash out of your shares in the Reverse Stock Split by acquiring, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold a minimum of 1,000 shares immediately prior to the effective time of the Reverse Stock Split. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 1,000 shares. In the alternative, you can also avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective time of the Reverse Stock Split, your shares to “street name” with a nominee holding shares in an account with Cede & Co.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker, Dealer or Other Nominee

As discussed above, if you are a beneficial owner holding shares in “street name” through a nominee in an account with Cede & Co., regardless of the number of shares held immediately prior to the effective time of the Reverse Stock Split (including where the number of shares held is less than 1,000), will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. However, if you are a beneficial owner holding shares in “street name” through a nominee which holds on an aggregated basis fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., your shares will be converted into the right to receive the Cash Out Amount for each pre-split share that you beneficially own. In this case, you can avoid a cash out of your shares in the Reverse Stock Split by acquiring, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold through your nominee a minimum of 1,000 shares immediately prior to the effective time of the Reverse Stock Split. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 1,000 shares. In the alternative, you can also avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective time of the Reverse Stock Split, your shares to “street name” with a nominee holding shares in an account with Cede & Co.

Is there anything I can do if I hold 1,000 or more shares of Common Stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Stock Splits?

Holder of Record: Shares Registered in a Stockholder’s Name

If you are a holder of record identified in our records of security holders (those stockholders holding shares in their own names) and hold 1,000 or more shares of Common Stock before the Reverse Stock Split, you can only receive cash for your shares in the Reverse Stock Split if, prior to the effective time of the Reverse Stock Split, you reduce your record stock ownership to fewer than 1,000 shares by selling or otherwise transferring shares. Given the historically limited liquidity in our stock, there can be no assurance that you will be able to sell sufficient shares to control whether you can reduce your record stock ownership to fewer than 1,000 shares.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker, Dealer or Other Nominee

If you are a beneficial owner holding 1,000 or more shares of Common Stock in “street name” and desire to have shares exchanged for cash in the Stock Splits, you must instruct your nominee to transfer fewer than 1,000 shares into a record account in your name prior to the effective date of the Reverse Stock Split which will then be cashed out in the Stock Splits.

If the Stock Splits are approved by the Company’s stockholders, can the Board determine not to proceed with the Stock Splits?

If the Stock Splits are approved by our stockholders, our Board may determine not to proceed with the Stock Splits if it believes that proceeding with the Stock Splits is not in our best interests or in the best interests of our stockholders, including our unaffiliated stockholders. If our Board determines not to proceed with the Stock Splits we will continue to operate our business as presently conducted and will continue to seek to suspend our obligation to file periodic reports with the SEC in accordance with applicable SEC rules.

What will happen if the Stock Splits are not approved by our stockholders?

If the Stock Splits are not approved by our stockholders, we will continue to operate our business as presently conducted and will continue to seek to suspend our obligation to file periodic reports with the SEC in accordance with applicable SEC rules. In addition, the Investor has the right to “put” the Preferred Shares back to the Company in return for the cash and assets that the Investor placed into escrow in connection with the recent sale of the Preferred Shares as further described in this proxy statement.

What are the federal income tax consequences of the Stock Splits to our stockholders?

In general, each stockholder whose fractional share is repurchased by the Company in connection with the Stock Splits, should recognize gain or loss for federal income tax purposes measured by the difference between the stockholder’s basis in the fractional share and the Cash Out Amount received for the fractional share. This gain or loss will be capital gain or loss if the share was held as a capital asset. Alternatively, each stockholder who does not receive cash for a fractional share as a result of the Stock Splits generally will not recognize any gain or loss for federal income tax purposes.

What is the total cost of the Stock Splits to the Company?

Because we do not know how many shares of Common Stock will be cashed out in the Reverse Stock Split or the amounts to be paid for each pre-split share, we do not know the exact cost of the Stock Splits to the Company. However, based on information that we have received as of August 1, 2011 from our transfer agent, as well our estimates of other expenses associated with the Stock Splits, we believe that the total cash requirement of the Stock Splits to us will be approximately $201,000. This amount includes approximately $6,000 (based on the average closing price per share of Common Stock for the ten trading days immediately prior to August 15, 2011 of $0.174) needed to cash-out fractional shares created as a result of the Reverse Stock Split, and approximately $195,000 of legal and financial advisory fees and other costs to effect the Stock Splits. This total amount could be larger or smaller depending on, among other things, the number of shares that are actually cashed-out in the Reverse Stock Split, the average closing price per share of Common Stock for the ten trading days immediately prior to the effective date of the Reverse Stock Split or an increase in the costs and expenses of the Stock Splits. We intend that payments made to repurchase shares in connection with the Reverse Stock Split will be paid from cash that has been placed into escrow by the Investor in connection with the Preferred Stock Financing.

Should I send in my stock certificates to the Company now?

No. After the Stock Splits is completed, we will send instructions on how to receive any cash payments to which our stockholders may be entitled.

Am I entitled to appraisal rights in connection with the Stock Splits?

No. Under Delaware law, the Restated Certificate, and our Amended and Restated Bylaws, no appraisal rights are available to our stockholders who vote against the Stock Splits.

SPECIAL FACTORS

Overview of the Reverse Stock Split and the Forward Stock Split

General Description

Following the unanimous recommendation of our Board, we are asking our stockholders to consider and vote upon several proposals to amend our Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), to authorize a 1-for-1,000 reverse stock split of the Common Stock, as described in greater detail below (the “Reverse Stock Split”), and to then immediately effect a 1,000-for-1 forward stock split of the Common Stock (the inverse ratio of the Reverse Stock Split) immediately following the Reverse Stock Split, as described in greater detail below (the “Forward Stock Split”). Although the Reverse Stock Split and the Forward Stock Split will be voted on separately, our Board will not effect either the Reverse Stock Split or the Forward Stock Split unless our stockholders authorize both the Reverse Stock Split and the Forward Stock Split at the Annual Meeting. Copies of the proposed amendments to the Restated Certificate to authorize the Reverse Stock Split and the Forward Stock Split are attached to this proxy statement as Annex B and Annex C, respectively. The Reverse Stock Split and the Forward Stock Split are collectively referred to herein as the “Stock Splits.”

The Reverse Stock Split and Forward Stock Split are each intended to take effect, subject to stockholder approval and the subsequent decision by our Board to effect the Stock Splits, on the date the Company files the amendments to the Restated Certificate to effect the Reverse Stock Split and the Forward Stock Split with the Secretary of State of the State of Delaware, or on any later date that the Company may specify in such amendments.

The main purpose of the Stock Splits is to give us the flexibility to reduce the number of the Company’s holders of record to help ensure that we continue to have fewer than 300 holders of record, and thereby minimize the likelihood that we will be required to file periodic reports with the SEC under the Exchange Act in the future. Our Board has determined that the costs and other disadvantages associated with being an SEC-reporting company outweigh the advantages to the Company of being an SEC-reporting company. The cost of filing periodic reports with the SEC under the Exchange Act has become prohibitively expensive for us and we believe that it is in the best interests of the Company and our stockholders to take action to immediately suspend our obligation to file such reports. Our Board believes that the Stock Splits constitute the most expeditious, efficient and cost effective method for the Company ensure that it will remain a non-reporting company once it has suspended its obligation to file such reports. We are also seeking to have our stockholders authorize the Stock Splits because we may be required to effect the Reverse Stock Split and Forward Stock Split in order to comply with certain contractual obligations that we have to our largest investor as further described in this proxy statement.

Our Board has concluded that the Stock Splits are fair to, and in the best interest of, the Company and its stockholders, including the unaffiliated stockholders of the Company. Accordingly, our Board unanimously recommends that you vote “FOR” each of the proposals relating to the Stock Splits (Proposal No. 9 and Proposal No. 10).

The Reverse Stock Split

Our Board has authorized the adoption, subject to the approval of our stockholders, of an amendment to the Restated Certificate, to authorize a 1-for-1,000 reverse stock split of the Common Stock. Pursuant to the Reverse Stock Split, (i) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record holding fewer than 1,000 shares will be converted into the right to receive the Cash Out Amount (as defined below) per pre-split share, and (ii) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record (as identified in our records of security holders) holding 1,000 or more shares or by beneficial owners holding in “street name” (through a bank, broker, dealer or other nominee), regardless of the number of shares so held, will be converted into 1/1000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split. A copy of the proposed amendment to the Restated Certificate to authorize the Reverse Stock Split is attached to this proxy statement as Annex B.

The Forward Stock Split

Our Board has further authorized the adoption, subject to the approval of our stockholders, of an amendment to the Restated Certificate to authorize a 1,000-for-1 forward stock split of the Common Stock (the inverse ratio of the Reverse Stock Split) immediately following the Reverse Stock Split. Immediately following the Reverse Stock Split, we will further amend the Restated Certificate by filing the amendment to effect the Forward Stock Split. A copy of the proposed amendment to the Restated Certificate to authorize the Forward Stock Split is attached to this proxy statement as Annex C.

The Forward Stock Split is not necessary for us to reduce the number of “holders of record” of our shares of Common Stock. However, we have decided that it is in the best interests of our stockholders to effect the Forward Stock Split to avoid an unusually high stock price after the effectiveness of the Reverse Stock Split, to facilitate trading of the shares by our continuing stockholders, either in private transactions or in the Pink Sheets, to mitigate any loss of liquidity in our shares of Common Stock that may result from the Reverse Stock Split, and to avoid the administrative burden of having fractional shares outstanding.

Recent Preferred Stock Financing

Summary

On July 28, 2011, the Company sold an aggregate of 2,000,000 shares of its Series A Preferred Stock (the “Preferred Shares”) to Amun, LLC, a Delaware limited liability company (the “Investor”) pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) and related Stockholders Agreement (the “Stockholders Agreement”). The Preferred Shares represented approximately 28.30% of the economic interest in the Company and in certain limited circumstances one Preferred Share can be converted into seven shares of the Common Stock. The Preferred Shares also entitle the Investor to a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of all shares of the Company’s capital stock (including the Common Stock and the Preferred Shares) voting together as single class.

Under the terms of the Purchase Agreement, Stockholders Agreement and other related agreements between the Company and the Investor, the Investor placed $2.825 million in cash into an escrow account, which amount is available under certain circumstances to pay certain Company related expenses and to fund the Company’s working capital needs, in each case as more fully described below.

The Stockholders Agreement provides that the Investor will have the right to “put” the Preferred Shares acquired pursuant to the Purchase Agreement back to the Company in return for the remaining cash held in escrow at the time of the exercise of the Put Right (as defined below), if applicable, upon the occurrence of certain events, including an “ownership change” as such term is defined in Section 382 of the Internal Revenue Code, as amended, or in the event that the Company fails to take certain actions or our Board fails to recommend and approve or consummate a Qualifying Transaction (as defined below). The Investor will also have the right to “put” the Preferred Shares back to the Company if the Stock Splits are not approved at the Annual Meeting. The Company expects that the sale of the Preferred Shares and the closing of the Qualifying Transaction (as defined below) will provide financing for the Company and enable it to diversify its business.

As contemplated by the Purchase Agreement and the Stockholders Agreement, the Investor intends to bring to the Company an offer for the Company to acquire a controlling interest in a profitable entity, which transaction would provide to the Company at least $5,000,000 in cash plus an amount equal to the costs and expenses incurred by the Company in connection with such transaction (not to exceed $200,000), which amounts, together with any operating cash held by the Company immediately prior to closing such transaction, would be transferable, together with any and all (i) intellectual property and (ii) other assets of the Company related to the Company’s biotechnology business, to a newly formed subsidiary of the Company, which subsidiary will assume all liabilities of the Company as of immediately prior to such closing (a “Qualifying Transaction”).

In connection with the acquisition of the Preferred Shares described above, our Board has adopted and declared advisable certain amendments to the Restated Certificate to: (i) include a provision that protects the Company’s net operating losses for federal tax purposes by prohibiting and declaring void any proposed transfer of securities that would result in any stockholder of the Company becoming a “five percent shareholder” as such term is defined in Section 382 of the Internal Revenue Code, as amended (the “NOL Provision”) (Proposal No. 1), (ii) eliminate the Board classification provisions (Proposal No. 2), (iii) eliminate the provision that prevents stockholders from acting by written consent (Proposal No. 3), (iv) eliminate the restrictions on our stockholders’ ability to remove directors without cause (Proposal No. 4), (v) permit our stockholders to fill vacancies on our Board (Proposal No. 5), (vi) permit our Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares (Proposal No. 6), (vii) eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders (Proposal No. 7), (viii) eliminate the provision that requires the vote of two-thirds of the then outstanding shares of voting stock to modify certain provisions of the Restated Certificate (Proposal No. 8), (ix) authorize the Company to effect the Reverse Stock Split (Proposal No. 9), and (x) authorize the Company to effect the Forward Stock Split (Proposal No. 10). Finally, the Stockholders Agreement also permitted the Investor to appoint three directors to the Board following the acquisition of the Preferred Shares, each of whom were appointed effective as of August 11, 2011.

Series A Preferred Stock Purchase Agreement

On July 28, 2011, the Company entered into the Purchase Agreement with the Investor, pursuant to which the Company sold the Investor an aggregate of 2,000,000 shares of its Preferred Shares, and the Investor placed $2.825 million in cash into escrow, which, pursuant to the terms and conditions of the Purchase Agreement, will be released to the Company to pay certain Company related expenses and fund the Company’s working capital needs under certain circumstances. The escrow account into which the $2.825 million in cash has been deposited is governed by the terms of an escrow agreement (the “Escrow Agreement”) among the Company, the Investor and The Bank of New York Mellon, as escrow agent.

In connection with the execution of the Purchase Agreement, (i) the Company adopted and filed a Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Certificate of Designations”), which sets forth the rights, preferences and privileges associated with the Preferred Shares, (ii) the Company and the Investor entered into the Stockholders Agreement and an expenses fee letter (the “Expenses Fee Letter”), and (iii) the Company, the Investor and the escrow agent entered into the Escrow Agreement. Certain additional terms of the Certificate of Designations, the Stockholders Agreement, the Expenses Fee Letter, as well as the Purchase Agreement, are described in greater detail below.

Certificate of Designations of Series A Preferred Stock

In connection with the execution of the Purchase Agreement and the authorization, issuance and delivery of the Preferred Shares, our Board approved, and on July 28, 2011 the Company filed with the Secretary of State of the State of Delaware, the Certificate of Designations, which provides that (i) any dividends or distributions made to the holders of Common Stock will also be made to the holders of Preferred Shares on a pari passu basis and based on the number of shares of Common Stock into which the Preferred Shares could then be converted; (ii) in any liquidation, dissolution or winding-up of the Company the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the Common Stock and Preferred Shares pro rata and on a pari passu basis provided that the holders of the Preferred Shares will be deemed to hold that number of shares of Common Stock into which such Preferred Shares are then convertible; (iii) the Preferred Shares outstanding together will (A) be entitled to a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of all shares of the Company’s capital stock (including the Common Stock and the Preferred Shares) voting together as single class, (B) be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, and (iv) provides that the Preferred Shares will be convertible into Common Stock in the event that the Investor elects to contribute shares of Common Stock to the Company pursuant to the Stockholders Agreement to avoid having the Company issue new shares of Common Stock to a stockholder other than the Investors (the initial conversion rate is set at seven shares of Common Stock to one Preferred Share).

Stockholders Agreement

In connection with the execution of the Purchase Agreement, the Company and the Investor entered into the Stockholders Agreement pursuant to which the Investor was granted certain rights which are summarized below.

Put Right. From July 29, 2011 until the later to occur of (x) July 28, 2012 and (y) in the event a Qualifying Transaction has not been consummated, forty-five calendar days following the Company’s 2012 annual meeting of stockholders, the Investor may elect to put all (but not less than all) of the Preferred Shares held by it to the Company (the “Put Right”), and the Company will be obligated to purchase such Preferred Shares in exchange for $1.00 and the return of all cash and any other property or assets that continues to be held in the escrow account, in the event of any of the following:

•

The Investor has requested in writing that the Company terminate the registration (the “12(g) Termination”) of the Common Stock under Section 12(g) of the Exchange Act and within five days after such request the Company has not filed a Form 15 to effect the 12(g) Termination, or (ii) the Investor has requested in writing, at any time following the effective date, if any, of the Reverse Stock Split, that the Company effect a termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act (the “Deregistration”) and within five days after such request the Company has not effected the Deregistration (subject to any applicable waiting periods);

•	The stockholders of the Company fail to approve any of (i) the NOL Provision, (ii) the Reverse Stock Split, or (iii) the Forward Stock Split, in each case by November 5, 2011;

•

(i) The Investor shall have brought to our Board a Qualifying Transaction, and a majority of the Company’s disinterested directors fail to recommend and approve the Qualifying Transaction within forty-five calendar days thereafter (a “Qualifying Transaction Proposal”) or (ii) such Qualifying Transaction is not consummated within seventy-five calendar days of the Investor having made a Qualifying Transaction Proposal, unless, in the case of clause (ii), the failure to consummate such Qualifying Transaction within such seventy-five calendar day period is due to the Investor’s breach in any material respect of its obligations under the definitive agreements providing for the Qualifying Transaction;

•

The Company has not appointed to our Board three nominees of the Investor (the “Stockholder Directors”) within five calendar days of the receipt by the Company of a written request from the Investor with respect to such appointment;

•	Less than three Stockholder Directors are members of our Board following the Annual Meeting;

•

The Investor requests in writing, at any time following the approval of the Reverse Stock Split and the Forward Stock Split by the stockholders of the Company, that the Company effect the Reverse Stock Split and Forward Stock Split and within two business days after such request the Company shall not have filed the amendments to the Restated Certificate, relating to the Reverse Stock Split and the Forward Stock Split with the Secretary of State of the State of Delaware;

•	The occurrence of an “ownership change” as defined in Section 382 of the Internal Revenue Code, as amended;

•	At any time following the Deregistration, the Company makes any filing with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act on a voluntary basis; or

•	The Company breaches certain other provisions of the Stockholders Agreement as described therein.

Board Representation Rights. The Stockholders Agreement entitled the Investor to appoint three directors to fill vacancies on our Board, which were filled effective as of August 11, 2011.

Special Board Actions. For as long as the Investor continues to hold 50% of the Preferred Shares, the Company agreed not to take certain actions, and agreed not to permit any of its subsidiaries or affiliates (other than any business acquired by the Company in a Qualifying Transaction) to take any of the following actions, without first obtaining the approval (by vote or written consent) of two-thirds of the directors on our Board including:

•	amending any provision of the Company’s governing documents, except in accordance with the terms of the Stockholders Agreement and the Purchase Agreement;

•

making or approving any voluntary bankruptcy or reorganization filing by, liquidation or other termination of the business or operations of, the Company or any of its subsidiaries or allow the Company or any subsidiary to make a general assignment, arrangement or composition for the benefit of its creditors or to admit its inability to pay its debts generally as they become due;

•	increasing the size of our Board to more than seven directors;

•	making any determination or otherwise taking any action with respect to net operating losses as contemplated by the terms of the NOL Provision;

•	except as required under options to purchase Common Stock and warrants to acquire Common Stock, in each case outstanding on the date of the Purchase Agreement, issuing any securities; and

•	registering any securities of the Company or filing any registration statement relating to securities of the Company with the SEC or listing any such securities on any stock exchange.

Standstill Obligations. Until the expiration of the Put Right, the Company agreed that neither it nor any of its subsidiaries or affiliates (other than any business acquired by the Company in a Qualifying Transaction) will:

•

enter into any agreement or amend any agreement with any officer, employee, director, stockholder, member, warrant holder or equity holder of the Company or any of its subsidiaries or any affiliate of such persons or otherwise incur any liabilities (other than as may be required by the express terms of outstanding warrants in connection with the redemption thereof by the Company in accordance with such warrants) and other than liabilities incurred in the ordinary course of business, in an amount greater than $200,000;

•	incur more than $200,000 in debt in the aggregate;

•	incur or grant any lien other than with respect to assets relating to HE2000, HE2100, HE3413, HE3177, Apoptone or Triolex, having a value in excess of $200,000;

•	extend any credit in an amount greater than $200,000 in the aggregate at any one time outstanding;

•	acquire securities or other assets having an aggregate value in excess of $200,000 except in connection with a Qualifying Transaction;

•	issue any guarantee with respect to the debts or other obligations except in connection with a Qualifying Transaction;

•	make any expenditure in excess of $100,000; and

•

hire any employee, officer or director of or consultant to the Company and/or any of its subsidiaries that may result in the payment of compensation during any calendar year of more than $150,000 to any one such person.

Preemptive Right. For as long as the Investor continues to hold 50% of the Preferred Shares, the Company agreed that the Investor is entitled to purchase up to 100% of any securities offered by the Company by giving written notice to the Company within ten days (subject to certain exceptions).

Information Rights. For as long as the Company continues to hold 50% of the Preferred Shares, the Investor is entitled to receive quarterly unaudited and annual audited financial statements, and additional written reports, management letters or other detailed information concerning significant aspects of the Company’s operations or financial affairs given to the Company by its accountants.

Annual Meeting of Stockholders

In connection with the sale and issuance of the Preferred Shares under the Purchase Agreement, the Company agreed to hold the Annual Meeting within thirty days after the clearance of this proxy statement by the SEC. In particular, the Company agreed to include one or more proposals in this proxy statement to effect certain changes to the Restated Certificate and to recommend the adoption of the proposals to our stockholders. In response to this requirement, the Company has included, and our Board has recommended the adoption of, Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7, Proposal No. 8, Proposal No. 9 and Proposal No. 10. If each of these proposals is adopted by our stockholders at the Annual Meeting, the resulting amendments to the Restated Certificate will collectively result in the Company, among other things:

•	Adopting the NOL Provision to prevent transfers of the Common Stock in order to protect the Company’s net operating losses for federal tax purposes (Proposal No. 1);

•

Eliminating the Board classification provisions, pursuant to which our Board is divided into three separate classes, with each class having a three-year term, and to instead provide for a single class of directors, each elected to hold office until the next annual meeting of stockholders (Proposal No. 2);

•	Removing the provision that prevents our stockholders from acting by written consent (Proposal No. 3);

•	Eliminating the restrictions on our stockholders’ ability to remove directors without cause (Proposal No. 4);

•	Permitting our stockholders to fill vacancies on our Board (Proposal No. 5);

•	Permitting the Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares (Proposal No. 6);

•	Eliminating a provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders (Proposal No. 7);

•	Eliminating the provision that requires the vote of two-thirds of the then outstanding shares of voting stock to modify certain provisions of the Restated Certificate (Proposal No. 8);

•	Authorizing the Reverse Stock Split (Proposal No. 9); and

•	Authorizing the Forward Stock Split (Proposal No. 10).

Attached as Annex A to this proxy statement is a proposed Second Amended and Restated Certificate of Incorporation of the Company (the “New Certificate”), which incorporates the various changes that would be implemented if Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 are adopted at the Annual Meeting and also consolidates the changes made as a result of several prior amendments to the Restated Certificate.

Disbursements from Escrow

Under the terms of the Purchase Agreement, we may be reimbursed from the escrow account for amounts required to purchase fractional shares held by record holders of Common Stock in connection with the Reverse Stock Split, if implemented. In addition, to the extent that certain of the holders of our warrants issued in connection with the Warrants are eligible to exercise their put right under Section 3(e) of the Warrants and elect to do so, the Company will be entitled to disbursement from the escrow account in accordance with the escrow agreement, in an amount equal to the amount required to repurchase the Warrants pursuant to the formula set forth in such section.

In addition, under the terms of the Purchase Agreement, beginning January 1, 2012 and on the first day of each month thereafter, we will be entitled to disbursements from the escrow account in the amount of $200,000 (the “Working Capital Amount”) for so long as: (x) the Investor has not made a Qualifying Transaction Proposal to the Company, (y) for sixty calendar days following the Investor having made a Qualifying Transaction Proposal (provided that the sixty day period will be extended an additional fourteen calendar days in the event the sixty day period includes all or any part of the period from December 15 through December 31, 2011), and (z) in the event that a Qualifying Transaction has been presented and definitive documentation relating to such Qualifying Transaction has been executed, for so long as the Qualifying Transaction has not been consummated (unless the failure to consummate such Qualifying Transaction is due to the Company’s breach in any material respect of its obligations under the definitive agreements providing for the Qualifying Transaction), and if and until the Put Right is exercised or the right to exercise the Put Right otherwise expires.

Expenses Fee Letter

In connection with the execution of the Purchase Agreement, we entered into the Expenses Fee Letter with the Investor, pursuant to which the Investor agreed to reimburse us for our costs and expenses incurred in connection with:

•	The closing of the sale and issuance of the Preferred Shares, such amount not to exceed $120,000;

•

The preparation, filing and clearance of this proxy statement, the consummation of the actions proposed at the Annual Meeting, including the potential Reverse Stock Split and Forward Stock Split, and any stock transfer agent fees associated therewith, the Deregistration (as defined below) or any action, claim, suit, inquiry, notice of violation, proceeding or investigation arising in connection with the Purchase Agreement and the transactions contemplated thereby, such amount not to exceed $105,000; and

•	The retention of a proxy solicitation firm to solicit proxies from our stockholders in connection with the Annual Meeting, such amount not to exceed $50,000.

Effect on the Stock Splits

The Preferred Shares also entitle the Investor to a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of all shares of the Company’s capital stock (including the Common Stock and the Preferred Shares) voting together as single class. The Investor has indicated that it intends to vote all of the Preferred Shares “FOR” each of the proposals to be voted upon at the Annual Meeting, with the exception of the proposal to approve anti-dilution protections afforded to the Warrants (Proposal No. 12).

As the Investor holds no shares of Common Stock, the Investor will not be participating in the Stock Splits, though as described above, upon the effectiveness of the Stock Splits, the economic interest in the Company represented by the Preferred Shares will increase slightly from approximately 28.30% to approximately 28.32%, due to the decrease in the number of shares of Common Stock discussed above. However, neither the voting power associated with the Preferred Shares nor the aggregate number of the Preferred Shares held by the Investor will change as a result of the Stock Splits.

Purposes and Advantages of the Stock Splits

Reduce the Number of our Record Stockholders

The main purpose of the Stock Splits is to give us the flexibility to reduce the number of the Company’s holders of record to help ensure that we continue to have fewer than 300 holders of record, and thereby minimize the likelihood that we will be required to file periodic reports with the SEC under the Exchange Act in the future. Our Board has determined that the costs and other disadvantages associated with being an SEC-reporting company outweigh the advantages to the Company of being an SEC-reporting company. The cost of filing periodic reports with the SEC under the Exchange Act has become prohibitively expensive for us and we believe that it is in the best interests of the Company and our stockholders to take action to immediately suspend our obligation to file such reports. Our Board believes that the Stock Splits constitute the most expeditious, efficient and cost effective method for the Company to ensure that it will remain a non-reporting company once it has suspended its obligation to file such reports. We are also seeking to have our stockholders authorize the Stock Splits because we may be required to effect the Forward Stock Split and Reverse Stock Split in order to comply with certain contractual obligations that we have to our largest investor as further described in this proxy statement.

As determined in accordance with applicable SEC rules, our “holders of record” consist of our stockholders of record (as identified in our records of security holders) and the various banks, brokers, dealers and other nominees holding shares in “street name” accounts with Cede & Co. on behalf of beneficial owners (but not the beneficial owners themselves).

On August 15, 2011 we filed a Form 15 with the SEC certifying that there were fewer than 300 holders of record of the Common Stock and terminating the registration of the Common Stock under the Exchange Act, which is the first step in suspending our obligation to file periodic reports with the SEC. While our duty to file periodic reports under the Exchange Act with the SEC was not suspended immediately due to our existing registration statements filed under the Securities Act, we filed a “no-action” letter with the SEC to seek relief from our obligation to file such reports for the remainder of the fiscal year (including the Annual Report). While there can be no assurance that the SEC will grant the relief we are seeking, in the event the SEC does grant us relief (and we take certain additional actions as required by SEC rules), we would no longer be required to file periodic reports with respect to the fiscal year ending December 31, 2011 or thereafter. Thus, upon the receipt of confirmation that receipt had been granted, we would immediately cease filing periodic reports with the SEC for the remainder of fiscal year 2011, including the Annual Report to be filed with respect to fiscal year 2011. In the event that the SEC does not grant the relief we are requesting, we would be required to continue to file periodic reports with the SEC with respect to fiscal year 2011, including the Annual Report to be filed with respect to fiscal year 2011. However, even if the SEC does not grant us the reporting relief we are seeking, we would still plan to take the actions required by SEC rules to ensure that we are not required to file periodic reports with the SEC with respect to the fiscal year ending on December 31, 2012 or thereafter. Thus, regardless of the SEC’s response to our request for relief, we anticipate that we will not file periodic reports under the Exchange Act with the SEC beginning with the reports that would otherwise be required to be filed with respect to our financial results for fiscal year 2012.

In order to suspend our obligation to file periodic reports with the SEC we must take the appropriate steps to both terminate the registration of the Common Stock with the SEC, which we accomplished by the filing of the Form 15 on August 15, 2011 with the SEC, and suspend our obligation to file periodic reports with the SEC, which we will accomplish either during fiscal year 2011 by obtaining relief from the SEC through the “no-action” letter process discussed above or at the end of fiscal year 2011 if we continue to have fewer than 300 holders of record (and take certain additional actions as required by SEC rules). Even once we have taken all action necessary to completely suspend our obligation to file periodic reports with the SEC, applicable SEC rules will require that we continue to assess, as of the first day of each fiscal year, the number of our holders of record. Assuming that we continue to have fewer than 300 holders of record as of each such date, our duty to file periodic reports with the SEC will continue to be suspended with respect to the entire fiscal year and we will be able to take advantage of the significant cost savings from not filing reports with the SEC or complying with the internal control audit and other requirements under the Sarbanes-Oxley Act. We are seeking the approval of the Stock Splits by our stockholders in order to allow our Board to effect the Stock Splits in the event that it determines that it is necessary to further reduce the number of our holders of record so that it becomes even less likely that the number of holders of record will exceed 300 at any point in the future.

Reduce Costs

We expect to realize significant cost savings as a result of the suspension of our obligation to file reports with the SEC by the elimination of many of the expenses related to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act and other federal securities laws. For example, as a public company, we are required to prepare and file with the SEC, among other filings, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements under Regulation 14A under the Exchange Act. The costs associated with these obligations constitute a significant overhead expense. These costs include professional fees for our auditors and corporate counsel, costs related to our Director and Officer insurance policy, printing and mailing costs, internal compliance costs and transfer agent costs. These SEC-related costs have been increasing over the years, and we believe that they will continue to increase, particularly as a result of the additional procedural, reporting, auditing and disclosure obligations imposed on public companies by the Sarbanes-Oxley Act and the Dodd-Frank Act.

The external costs associated with these reports and other filing obligations, as well as other external costs relating to public company status, comprise a significant overhead expense, made up principally of the following:

Fiscal Year Ended	2010	2009	2008	2007
Audit, Audit Related Fees, and Tax	$97,000	$95,000	$97,000	$103,000
Sarbanes-Oxley Act and Other Related SEC Compliance	$30,000	$30,000	$70,000	$136,000
Listing, Transfer Agent, D&O Insurance, Other Public Company Costs	$342,000	$581,000	$1,431,000	$993,000

Totals	$469,000	$705,000	$1,598,000	$1,312,000

The historical public company costs presented above are significant as a percentage of our total cost of administration. The reporting and filing costs primarily include professional fees for our auditors and corporate counsel and external compliance costs incurred in preparing and reviewing such filings. They do not include executive or administrative time involved in the process, which we also believe to be significant. The Company expects that the deregistration of our Common Stock will result in the elimination of approximately $370,000 per year of the above historical “public company” costs. For example, we estimate that we will be able to save approximately (i) $65,000 in accounting and audit fees, (ii) $55,000 in fees which would otherwise be payable to our securities counsel, and (iii) $250,000 on listing, transfer agent, D&O insurance and other public company costs.

While the Stock Splits will not result directly in the suspension of our SEC reporting obligation and, therefore, will not result directly in the realization of immediate cost savings, the Stock Splits will, if adopted and implemented, significantly reduce the risk that we will be required to file periodic reports under the Exchange Act with the SEC in the future. Accordingly, we believe that the Stock Splits will help to ensure we are able to continue to take advantage of the costs savings that we are able to realize as a result of terminating the registration of the Common Stock with the SEC and suspending our obligation to file periodic reports under the Exchange Act with the SEC. In other words, it is the separate suspension of our SEC reporting obligation that will result in significant cost savings to the Company, but the Stock Splits will help to ensure that the Company will be able to continue to benefit from that cost savings in the future and will limit the risk that the Company will again be required to incur SEC compliance and reporting costs.

Management Time and Expense

The costs described above do not include the time expended by our management on the preparation of our SEC filings and compliance with other federal securities laws. We believe that this time could more effectively be devoted to other purposes, which is one of the reasons we are seeking to suspend our obligation to file SEC reports. We believe that the Stock Splits will, if adopted and implemented, significantly reduce the risk that we will be required to file periodic reports with the SEC in the future, which will help to ensure that management is able to continue to focus on operating the business and is not burdened by SEC compliance and reporting obligations.

Reduced Administrative Costs

In addition to the direct and indirect costs associated with the preparation of periodic reports under the Exchange Act and the additional reporting and compliance-related costs referenced above, the costs of administering and maintaining many small stockholder accounts is significant. The cost of administrating each stockholder’s account is essentially the same regardless of the number of shares held in that account. Therefore, our costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. We believe that the Stock Splits will have the added benefit of decreasing the administrative costs associated with servicing our smaller stockholder accounts since some of those share positions will be cashed out in the Stock Splits.

Increased Percentage Ownership for Continuing Stockholders

The percentage ownership of the outstanding shares of Common Stock by our stockholders who are not cashed-out in the Reverse Stock Split will increase slightly in light of the fact that shares of Common Stock will be repurchased in the Stock Splits, thereby reducing the aggregate number of outstanding shares of Common Stock. However, this increase will likely not be material due to the limited number of shares of Common Stock expected to be repurchased in the Stock Splits.

Compliance with Contractual Obligations

In connection with the sale and issuance of the Preferred Shares under the Purchase Agreement, we agreed to include one or more proposals in this proxy statement to effect certain changes to the Restated Certificate and to recommend the adoption of the proposals to our stockholders. In response to this requirement, our Board has adopted and declared advisable certain amendments to the Restated Certificate including to authorize the Company to effect the Reverse Stock Split (Proposal No. 9), and to authorize the Company to effect the Forward Stock Split (Proposal No. 10). Thus, the Company is ensuring that it will be able to comply with certain contractual obligations it may have to its largest stockholder by including Proposal No. 9 and Proposal No. 10 in this proxy statement. However, notwithstanding the contractual obligation, our Board has separately considered the advisability of adopting these proposals and unanimously recommends that you vote “FOR” each of the proposals relating to the Stock Splits.

Disadvantages of the Stock Splits

While our Board believes the Stock Splits are fair to the Company and our stockholders, including our unaffiliated stockholders, our Board recognizes that the Stock Splits may have certain disadvantages to the Company and to those holders of record that will have their shares cashed out in the Stock Splits.

Disadvantages of the Stock Splits to the Stockholders Who Will be Cashed Out

No Participation in Potential Future Appreciation. The stockholders of the Company who are cashed out in the Stock Splits will no longer own any equity interest in the Company and will have no opportunity to participate in or benefit from any potential future appreciation in our value. In addition, those stockholders will not have the opportunity to liquidate their shares at a time and for a price of their choosing. However, our Board believes that the Stock Splits provide an opportunity to realize the fair cash value of the shares without having to pay costly brokerage fees.

If you are a holder of record identified in our records of security holders (those stockholders holding shares in their own names) and hold fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split, you may avoid a cash out of your shares in the Reverse Stock Split by acquiring, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold a minimum of 1,000 shares of record immediately prior to the effective time of the Reverse Stock Split. If you are a beneficial owner holding shares in “street name” through a nominee which holds on an aggregated basis fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., you can avoid a cash out of your shares in the Reverse Stock Split by acquiring, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold through your nominee a minimum of 1,000 shares immediately prior to the effective time of the Reverse Stock Split. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 1,000 shares. If you were unable to do so, your shares would be cashed out and you would no longer remain a stockholder after the effective time of the Reverse Stock Split. Alternatively, you may avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective date of the Reverse Stock Split, your shares to “street name” with a nominee holding shares in an account with Cede & Co.

Disadvantages of the Stock Splits to the Stockholders Who Will Remain Stockholders

Reduced Liquidity. The Common Stock was traded on the NASDAQ Stock Market under the symbol “HRBR” until September 21, 2010. The Common Stock was traded on the Over-the-Counter Bulletin Board prior to the deregistration of the Common Stock with the SEC. The Common Stock currently only trades on the Pink Sheets or in privately negotiated sales. The Pink Sheets are maintained by Pink Sheets OTC Markets, Inc., a quotation service that collects and publishes market maker quotes for over-the-counter securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies. There is no assurance that there will be any Pink Sheets quotations after the Stock Splits or that, if such quotations begin, they will continue for any length of time. The Stock Splits will have the effect of reducing the number of outstanding shares of Common Stock as well as the number of holders of record of the Common Stock. As a result, the Stock Splits are likely to further reduce the liquidity of the Common Stock.

Reduced Public Information. Following the termination of the registration of the Common Stock with the SEC, and the suspension of our SEC reporting obligation, we will no longer be required by the Exchange Act to prepare and file periodic reports with the SEC under the Exchange Act, will no longer be subject to most provisions of the Sarbanes-Oxley Act, and our officers will no longer be required to certify the accuracy of our financial statements. As a result, there will be less information publicly available to our continuing stockholders regarding our business, financial condition and results of operations. However, stockholders will continue to have the right, upon written request to the Company, to receive certain information in appropriate circumstances, to the extent provided by the Delaware General Corporation Law, including, for example, the right to view and copy the Company’s stock ledger, a list of its stockholders and other books and records, provided that the requesting party is a stockholder, makes the request in the form required by statute, and does so for a proper purpose.

Potential Loss of Value. Just as the stockholders of the Company who are cashed out in the Reverse Stock Split will no longer have an opportunity to participate in any potential future appreciation in our value, stockholders who remain stockholders after the Stock Splits will bear the risk of loss from any diminution in the value of the Common Stock.

If you are a holder of record identified in our records of security holders (those stockholders holding shares in their own names) and hold 1,000 or more shares of Common Stock before the Reverse Stock Split, you can only receive cash for your shares in the Reverse Stock Split if, prior to the effective time of the Reverse Stock Split, you reduce your record stock ownership to fewer than 1,000 shares by selling or otherwise transferring shares. Alternatively, if you are a beneficial owner holding 1,000 or more shares of Common Stock in “street name” and desire to have shares exchanged for cash in the Stock Splits, you must instruct your nominee to transfer fewer than 1,000 shares into a record account in your name prior to the effective date of the Reverse Stock Split which will then be cashed out in the Stock Splits. Given the historically limited liquidity in our stock, there can be no assurance that you will be able to sell sufficient shares to control whether you can reduce your record stock ownership to fewer than 1,000 shares.

Disadvantages of the Stock Splits to the Company

Prior to recommending the approval of the Stock Splits, our Board also carefully considered the following potential adverse consequences of the Stock Splits to the Company:

Warrant Put Right. We issued Warrants to the investors in our June 2010 registered direct offering of Common Stock and Warrants. Pursuant to Section 3(e) of the Warrants, the holders may be eligible to exercise a put right under the Warrants in the event that we consummate a reverse stock split or certain other corporate actions, which would entitle them to receive a cash payment in an amount equal to the fair value of the Warrants determined by reference to a formula set forth in such section. In the event that the put right is exercised, we are entitled to disbursement from the escrow account in accordance with the terms of the Escrow Agreement, in an amount equal to the amount required to repurchase the Warrants.

Alternatives to the Stock Splits

In making its determination to recommend the Stock Splits, our Board considered other methods of effectively reducing the number of holders of record of the Common Stock, including an issuer tender offer, repurchases of shares in the open market or privately negotiated transactions, as well as not undertaking the Stock Splits at all. When considering the various alternatives to the Stock Splits, the primary focus was the level of assurance that the selected alternative would result in a significant reduction in the number of our holders of record of Common Stock, thus allowing us to achieve our objective of significantly reducing the risk that we will be required to file periodic reports with the SEC under the Exchange Act in the future, as well as the potential costs of the alternative transactions. We also considered our contractual obligations under the Purchase Agreement and the likelihood that a particular alternative would allow us to fully comply with the obligations we may have to our largest stockholder.

Issuer Tender Offer. In this alternative, we would offer to purchase a set number of shares within a specific timetable. The results of an issuer tender offer would be unpredictable, however, due to the fact that participation by stockholders in a tender offer is voluntary, and we would have no assurance that enough stockholders would tender all of their shares of the Common Stock to significantly reduce the number of holders of record of the Common Stock. In addition, if the number of tendered shares exceeded the number of shares sought in the offer, we may be required to accept shares ratably, which would not result in the reduction of our number of stockholders. Our Board considered that since they could not guarantee or predict with certainty how many shares would be tendered or the number of holders of record that would be eliminated, the possibility existed that such a transaction would not fulfill our main purpose of significantly reducing the number of holders of record. As a result of these disadvantages, our Board determined not to pursue this alternative.

Repurchase of Shares in the Open Market or Privately Negotiated Transactions. Our Board also considered making periodic repurchases of Common Stock in the open market or in privately negotiated transactions. However, our Board noted that this method would be time consuming and, because the participation by selling stockholders in a repurchase program is voluntary, there would be no assurance that we could significantly reduce the number of holders of record of the Common Stock. Accordingly, our Board decided this alternative would not be preferable to the Stock Splits because of the lack of assurance that the repurchases would produce the intended result.

Reverse Stock Split without a Forward Stock Split. Our Board indicated that this alternative would accomplish the objective of reducing the number of holders of record of the Common Stock, assuming approval of the Reverse Stock Split by our stockholders. In a reverse stock split without a subsequent forward stock split, we would acquire the interests of all holders of record who hold less than one whole share, but fractional shares would remain outstanding. Additionally, the resulting value of the outstanding shares would be unusually high, which would potentially adversely impact the trading of the remaining shares following the Reverse Stock Split. In addition, our Board was advised that the administration of fractional shares can be burdensome. As a result, our Board concluded that this alternative was less desirable than a reverse stock split followed by a forward stock split at the inverse ratio of the reverse stock split.

After carefully reviewing all of these alternatives, for the reasons discussed above, our Board determined that the Stock Splits were the most expeditious and economical way of significantly reducing the number of holders of record of the Common Stock while also allowing us to fully comply with the contractual obligations we may have to our largest stockholder.

Effects of the Stock Splits

Effect of the Stock Splits on the Company

Reduce the Number of our Record Stockholders. The Stock Splits are designed to further reduce the number of the Company’s “holders of record” so that we can reduce the risk that we will be required to file periodic reports under the Exchange Act with the SEC in the future. The cost of filing periodic reports with the SEC has become prohibitively expensive for us and we believe that it is in the best interests of the Company and our stockholders to take action to immediately suspend our obligation to file such reports and to significantly reduce the likelihood that we will again be required to file such reports in the future. In determining the number of our holders of record as a result of the Stock Splits, we will count holders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of an issuer. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, we are required to look through Cede & Co. and these depositories to the nominees named on accounts (such as banks, brokers, dealers and other nominees holding shares in “street name” for beneficial owners) which are treated as the holder of record of the shares. Based on information available to us as of the Record Date, we expect that as a result of the Stock Splits the number of our holders of record would be reduced to approximately 115. As a result of the significant reduction in the number of our holders of record following the Stock Splits, we believe that the risk that we will again be required to provide periodic reports to the SEC under the Exchange Act in the future will be mitigated. See “SPECIAL FACTORS - Purposes and Advantages of the Stock Splits” above.

Reduced Costs. We expect to realize significant cost savings as a result of the suspension of our obligation to file reports with the SEC by the elimination of many of the expenses related to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act and other federal securities laws. The costs associated with these obligations constitute a significant overhead expense. The Company expects that the deregistration of our Common Stock will result in the elimination of approximately $370,000 per year of historical “public company” costs. For example, we estimate that we will be able to save approximately (i) $65,000 in accounting and audit fees, (ii) $55,000 in fees which would otherwise be payable to our securities counsel and (iii) $250,000 on listing, transfer agent, D&O insurance and other public company costs. We believe that the Stock Splits will help to ensure we are able to continue to take advantage of the costs savings that we are able to realize as a result of terminating the registration of the Common Stock with the SEC and suspending our obligation to file periodic reports with the SEC. See “SPECIAL FACTORS - Purposes and Advantages of the Stock Splits” above.

Effect on Liquidity. The Common Stock was traded under the NASDAQ symbol “HRBR” until September 21, 2010. The Common Stock was traded on the Over-the-Counter Bulletin Board prior to the deregistration of the Common Stock with the SEC. The Common Stock currently only trades on the Pink Sheets or in privately negotiated sales. The Pink Sheets are maintained by Pink Sheets OTC Markets, Inc., a quotation service that collects and publishes market maker quotes for over-the-counter securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies. There is no assurance that there will be any Pink Sheets quotations after the Stock Splits or that, if such quotations begin, they will continue for any length of time. The Stock Splits will have the effect of reducing the number of outstanding shares of Common Stock as well as the number of holders of record of the Common Stock. As a result, the Stock Splits is likely to further reduce the liquidity of the Common Stock.

Financial Effect of the Stock Splits. Based on information we have received as of August 1, 2011 from our transfer agent, the Stock Splits are estimated to result in the retirement of approximately 34,000 shares at a cost of $6,000 per share (based on the average closing price per share of Common Stock for the ten trading days immediately prior that date of $0.174, which amount will be paid out of the escrow established by the Investor in connection with the recent sale of the Preferred Shares. Including expenses for the Stock Splits, the Company estimates that the total cost of the Stock Splits to us, including legal expenses and paying agent fees, will be approximately $201,000. We expect to be reimbursed for these expenses up to $156,000 by the Investor pursuant to the Expenses Fee Letter described above. Our stockholders’ equity and cash balance will be reduced as a result of these payments.

Conduct of Our Business after the Stock Splits. The Stock Splits are not anticipated to have a material effect upon the conduct of our business. As contemplated by the Purchase Agreement, following the Stock Splits we expect to explore the possibility of acquiring a controlling interest in an entity in a transaction brought to us by the Investor that would constitute a Qualifying Transaction. We will otherwise continue to operate our existing business as we have done prior to the Stock Splits. We anticipate that we will realize significant direct and indirect cost savings as a result of the Stock Splits mainly as a result of the suspension of our reporting requirements under the Exchange Act and the elimination of the internal control audit and other requirements under the Sarbanes-Oxley Act.

Effect on Holders of Fewer than 1,000 Shares of Common Stock

Holder of Record: Shares Registered in a Stockholder’s Name

Holders of record identified in our records of security holders (those stockholders holding shares in their own names) holding fewer than 1,000 shares of the Common Stock immediately prior to the effective time of the Reverse Stock Split will receive the Cash Out Amount per pre-split share, and will cease to be our stockholders. The maximum number of shares that may be cashed out by any individual stockholder is 999 shares. Therefore, if the Reverse Stock Split had occurred on August 15, 2011, the maximum amount of money that may be payable to any stockholder as a result of the Reverse Stock Split would have been approximately $173.83, based on the average closing price per share of Common Stock for the ten trading days immediately prior that date of $0.174. Such cashed-out Company stockholders will have no further financial interest in us with respect to their cashed-out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth, if any.

If you are a holder of record identified in our records of security holders and hold fewer than 1,000 shares of our Common Stock before the Reverse Stock Split and want to avoid a cash out of your shares in the Reverse Stock Split, you must acquire, prior to the effective time of the Reverse Stock Split, sufficient additional shares such that you hold a minimum of 1,000 shares of record registered in your name immediately prior to the effective time of the Reverse Stock Split. Given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 1,000 share threshold. In the alternative, you can also avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective time of the Reverse Stock Split, your shares to “street name” with a nominee holding shares in an account with Cede & Co.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker, Dealer or Other Nominee

If you hold your shares in “street name” through a nominee (such as a bank, broker, dealer or other nominee), you are not considered to be the holder of record of those shares. Instead, you are the “beneficial owner” of those shares.

Beneficial owners holding shares in “street name” through a nominee in an account with Cede & Co., regardless of the number of shares held immediately prior to the effective time of the Reverse Stock Split (including where the number of shares held is less than 1,000), will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. Each share of Common Stock held in this manner immediately prior to the effective time of the Reverse Stock Split will not be cashed out in the Reverse Stock Split and will continue to represent one share of Common Stock after completion of the Forward Stock Split.

However, nominees of beneficial owners holding shares in “street name,” where such nominee does not hold such shares in an account with Cede & Co., that hold fewer than 1,000 shares of the Common Stock immediately prior to the effective time of the Reverse Stock Split will receive the Cash Out Amount per pre-split share, and will cease to be our stockholders. As most nominees hold shares in accounts with Cede & Co., the Stock Splits will primarily affect those stockholders holding less than 1,000 shares as holders of record in their own names.

If you are a beneficial owner holding shares in “street name” through a nominee which holds on an aggregated basis fewer than 1,000 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., you can avoid a cash out of your shares in the Reverse Stock Split by acquiring, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold through your nominee a minimum of 1,000 shares immediately prior to the effective time of the Reverse Stock Split. Given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 1,000 share threshold. In the alternative, you can also avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective time of the Reverse Stock Split, your shares to a “street name” with a nominee holding shares in an account with Cede & Co.

If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split.

Effect on Holders of 1,000 or More Shares in Multiple Accounts

The number of shares held by a stockholder in two or more separate but identical record holder accounts will be combined to determine the number of shares of our Common Stock owned by that stockholder and, accordingly, whether the stockholder will be cashed-out in the Reverse Stock Split or will be a continuing stockholder. We will treat shares of Common Stock held of record in your name and those held in “street name” through a nominee (such as a bank, broker, dealer or other nominee) separately. This means that we will not combine the number of shares held of record in your name and those in “street name” accounts in determining which shares will be cashed out. As a result, a stockholder holding 1,000 or more shares of Common Stock in a combination of street name accounts and record ownership accounts may nevertheless have those shares held of record cashed-out.

If you are in this situation and do not desire to have your shares cashed out in the Stock Splits, you must transfer to your record account sufficient additional shares such that you hold in your name a minimum of 1,000 shares of record immediately prior to the effective time of the Reverse Stock Split or transfer shares held of record in your name to “street name” with a nominee holding shares in an account with Cede & Co. prior to the effective time of the Reverse Stock Split. Given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 1,000 share threshold.

Effect on Record Stockholders Who Hold 1,000 or More Shares

Holder of Record: Shares Registered in a Stockholder’s Name

Holders of record identified in our records of security holders (those stockholders holding shares in their own names) holding 1,000 or more shares immediately prior to the effective time of the Reverse Stock Split, will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. Each share of Common Stock held in this manner immediately prior to the effective time of the Reverse Stock Split will not be cashed out in the Reverse Stock Split and will continue to represent one share of Common Stock after completion of the Forward Stock Split.

If you are a holder of record identified in our records of security holders and hold 1,000 or more shares of Common Stock before the Reverse Stock Split, you can receive cash for your shares in the Reverse Stock Split if, prior to the effective time of the Reverse Stock Split, you reduce your record stock ownership to fewer than 1,000 shares by selling or otherwise transferring shares. Given the historically limited liquidity in our stock, there can be no assurance that you will be able to sell sufficient shares to control whether you can reduce your record stock ownership to fewer than 1,000 shares.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker, Dealer or Other Nominee

Beneficial owners holding shares in “street name” through a nominee in an account with Cede & Co., regardless of the number of shares held immediately prior to the effective time of the Reverse Stock Split (including where the number of shares held is 1,000 or more), will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. Each share of Common Stock held in this manner immediately prior to the effective time of the Reverse Stock Split will not be cashed out in the Reverse Stock Split and will continue to represent one share of Common Stock after completion of the Forward Stock Split.

Nominees of beneficial owners holding shares in “street name,” where such nominee does not hold such shares in an account with Cede & Co., that hold 1,000 or more shares of the Common Stock immediately prior to the effective time of the Reverse Stock Split will have each share of Common Stock converted into 1/1,000 of a share of Common Stock and the holder thereof will not be entitled to receive any cash for the fractional share resulting from the Reverse Stock Split, if any. Each share of Common Stock held in this manner immediately prior to the effective time of the Reverse Stock Split will not be cashed out in the Reverse Stock Split and will continue to represent one share of Common Stock after completion of the Forward Stock Split.

If you are a beneficial owner holding 1,000 or more shares of Common Stock in “street name” and desire to have shares exchanged for cash in the Stock Splits, you must instruct your nominee to transfer fewer than 1,000 shares into a record account in your name prior to the effective date of the Reverse Stock Split which will then be cashed out in the Stock Splits. Given the historically limited liquidity in our stock, there can be no assurance that you will be able to sell sufficient shares to control whether you can reduce your record stock ownership to fewer than 1,000 shares.

Effect on Affiliated Stockholders

Upon the effectiveness of the Stock Splits, the aggregate number of shares of Common Stock owned by our directors and executive officers will not change, although their beneficial ownership of shares of voting securities will increase slightly from 6.41% to approximately 6.42%. This is based on our expectation that the outstanding number of shares of Common Stock will be reduced by approximately 34,000 shares due to the Stock Splits.

Our directors, executive officers and the Investor will be treated the same as every other Company stockholder in connection with the Stock Splits. As the Investor owns no shares of Common Stock, they will not participate in the Stock Splits. Upon the effectiveness of the Stock Splits, the economic interest in the Company represented by the Preferred Shares will increase slightly from approximately 28.30% to approximately 28.32%, due to the decrease in the number of shares of Common Stock discussed above. However, neither the voting power associated with the Preferred Shares nor the aggregate number of the Preferred Shares owned by the Investor will change as a result of the Stock Splits.

Determination of Cash Out Amount

Our Board based the Cash Out Amount to be received by the Company’s stockholders who are cashed out in the Reverse Stock Split on the average closing price per share of Common Stock for the ten trading days immediately prior to the effective date of the Reverse Stock Split as it determined that calculating the Cash Out Amount on actual market prices was a reasonable basis on which to determine a fair value for the shares of Common Stock being cashed out in the Reverse Stock Split.

Conduct of Our Business After the Stock Splits

The Stock Splits are not anticipated to have a material effect upon the conduct of our business. As contemplated by the Purchase Agreement, following the Stock Splits we expect to explore the possibility of acquiring a controlling interest in an entity in a transaction brought to us by the Investor that would constitute a Qualifying Transaction. We will otherwise continue to operate our existing business as we have done prior to the Stock Splits. We anticipate that we will realize significant direct and indirect cost savings as a result of the Stock Splits mainly as a result of the suspension of our reporting requirements under the Exchange Act and the elimination of the internal control audit and other requirements under the Sarbanes-Oxley Act.

Material Federal Tax Consequences

The following is a general discussion of the material United States federal income tax consequences of the Reverse Stock Split and the Forward Stock Split to the stockholders of the Company who are citizens or residents of the United States or that are domestic corporations. The discussion below does not address all aspects of federal income taxation that may affect particular stockholders in light of their particular circumstances. The following discussion assumes that shares of the Common Stock are held as capital assets. In addition, no information is provided in this document with respect to the tax consequences of the Stock Splits under foreign, state or local laws.

Tax matters are complicated and the tax consequences of the Stock Splits to each stockholder will depend on the facts of that stockholder’s situation. The Company recommends that you consult your tax advisor for a full explanation of the tax consequences of the Stock Splits to you. The foregoing summary of material federal income tax consequences of the Stock Splits to our stockholders is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury regulations thereunder, rulings and pronouncements of the Internal Revenue Service (“IRS”) and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect such stockholders and could affect the continuing validity of this summary. This summary does not purport to discuss all aspects of United States federal income taxation that may be relevant to each stockholder in light of their specific circumstances, or to certain types of stockholders subject to special treatment under United States federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions and tax-exempt organizations). No ruling from the IRS has been obtained (or will be sought) as to the United States federal income tax consequences of the Stock Splits. We cannot assure you that the IRS will not challenge one or more tax consequences described in this section, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of the Stock Splits.

ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES RESULTING FROM THE REVERSE STOCK SPLIT AND FORWARD STOCK SPLIT, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

The Company believes that the Reverse Stock Split and Forward Stock Split will be treated as a tax-free recapitalization for federal income tax purposes.

Federal Income Tax Consequences for Stockholders Who Do Not Receive the Cash Out Amount

If a stockholder continues to hold Common Stock after the Reverse Stock Split and the Forward Stock Split and does not receive the Cash Out Amount, the Company believes that there will be no material federal tax consequences for those stockholders. Generally, their basis and holding period in their current shares should carry forward as their basis and holding period in the new shares they will hold after the Forward Stock Split.

Federal Income Tax Consequences for Stockholders Who Receive the Cash Out Amount

The Company believes that, for those stockholders who receive cash in exchange for fractions of shares of Common Stock and do not own (and are not deemed to own) Common Stock following the Reverse Stock Split, the Stock Splits will be treated as a taxable transaction for federal income tax purposes. Generally, stockholders receiving cash in the Stock Splits will recognize a gain or loss for federal income tax purposes based on the difference between the cost basis of such stockholder in the shares of Common Stock held immediately prior to the Reverse Stock Split and the amount of cash received. If shares of the Common Stock are held by a stockholder as capital assets, gain or loss recognized by the stockholder will be capital gain or loss, and will be long-term capital gain or loss if the stockholder’s holding period for the shares of Common Stock exceeds 12 months. Under present law, long-term capital gains recognized by an individual stockholder generally will be taxed at a maximum marginal federal tax rate of 15%. In addition, under present law, the ability to use capital losses to offset ordinary income is generally limited for stockholders who are individuals to the amount of capital gains recognized during a tax year plus $3,000.

THE PRECEDING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE TAX ADVICE. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIS OR HER PARTICULAR CIRCUMSTANCES.

Anticipated Accounting Treatment

The Company anticipates that it will account for the purchase of stock in the Reverse Stock Split as retired stock.

Source of Funds and Expenses

Based on information we have received as of August 1, 2011 from our transfer agent, reflecting the distribution of the accounts of our stockholders who hold shares in street name, as well our estimates of other expenses, we believe that the total cash requirement of the Stock Splits to us will be approximately $201,000. This amount includes approximately $6,000 (based on the average closing price per share of Common Stock for the ten trading days immediately prior to August 15, 2011 of $0.174) needed to cash-out fractional shares pursuant to the Reverse Stock Split, and approximately $195,000 of legal, accounting, and other costs to effect the Stock Splits as follows:

Legal Fees	$85,000
Transfer Agent Fees	15,000
Fractional Shares	6,000
Printing, Mailing and Other Proxy Costs	45,000
Proxy Solicitor Costs	50,000
Total Expenses	$201,000

The amounts set forth above could be larger or smaller depending on, among other things, the number of shares that are actually cashed-out in the Reverse Stock Split, the average closing price per share of Common Stock for the ten trading days immediately prior to the effective date of the Reverse Stock Split or an increase in the costs and expenses of the Stock Splits. We intend that payments made to repurchase shares in connection with the Reverse Stock Split will be paid from cash that has been placed into escrow by the Investor in connection with the Preferred Stock Financing.

Effective Date

The Stock Splits will become effective if and when we amend the Restated Certificate by the filing of Certificates of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and the Forward Stock Split.

Termination of the Stock Splits

Although we are requesting your approval of the Reverse Stock Split and Forward Stock Split, our Board has reserved the right to rescind, abandon or change its recommendation at any time up to and until the vote of stockholders at the Annual Meeting, In addition, even if the Reverse Stock Split and Forward Stock Split are approved by our stockholders at the Annual Meeting, our Board may determine not to implement them if it subsequently determines that they are not in our best interests or in the best interests of our stockholders. If for any reason the Reverse Stock Split and Forward Stock Split are not approved, or if approved, are not implemented, we will not effect a Reverse Stock Split or a Forward Stock Split unless we subsequently seek the approval of our stockholders.

Exchange of Shares; Process for Payment for Fractional Shares

American Stock Transfer & Trust (“AST”) will act as our agent for purposes of paying for fractional shares in connection with the Stock Splits.

No service charge, brokerage commission, or transfer tax will be payable by any holder of a certificate evidencing shares of our Common Stock in connection with the cash-out of shares in the Stock Splits.

If any certificate evidencing shares of our Common Stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to us. The holder of any shares of our Common Stock evidenced by any certificate that has been lost or destroyed must also submit the following:

•	the letter of transmittal sent by us;

•	the above-referenced affidavit;

•	the above-referenced indemnity agreement; and

•

any other document required by us, which may include a bond or other security satisfactory to the us indemnifying us and our other persons against any losses incurred as a consequence of paying cash in lieu of issuing fractional shares of our Common Stock in exchange for the existing shares of our Common Stock evidenced or purported to be evidenced by such lost or destroyed certificate.

Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that we will send to stockholders after the effective date of the Stock Splits. In the event the Company is unable to locate certain stockholders or if a stockholder fails to properly complete, execute, and return the letter of transmittal and accompanying stock certificate(s) to AST, any funds payable to such holders pursuant to the Stock Splits will be held in escrow until a proper claim is made, subject to applicable unclaimed property and escheat laws.

Within approximately five (5) business days after the effective date of the Reverse Stock Split, we expect that AST will send to each holder of record of fewer than 1,000 shares of our Common Stock instructions for surrendering any certificates held thereby representing shares of our Common Stock which will be converted to a right to receive cash as a result of the Reverse Stock Split. Such instructions will include a letter of transmittal to be completed and returned to AST by the holder of such certificates, together with such certificates.

Within approximately five (5) business days after AST receives any surrendered certificate from a record holder of fewer than 1,000 shares of our Common Stock immediately prior to the Stock Splits, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as we may require, AST will deliver to the person payment in an amount equal to the Cash Out Amount for each pre-split share. Therefore, the timing of receipt of payment for these stockholders is dependent upon their proper surrender of the certificates and the delivery of properly prepared and executed letters of transmittal. Our Common Stock acquired to be cashed-out in connection with the Stock Splits will be held either as treasury shares, or restored to the status of authorized but unissued shares.

There will be no differences between the respective rights, such as dividend, voting, liquidation or other rights, preferences or limitations of our Common Stock prior to the Stock Splits and our Common Stock after the Stock Splits.

DO NOT SEND SHARE CERTIFICATES TO AST UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

Escheat Laws

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed-out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed-out shares, generally will have a certain period of years from the effective date of the Stock Splits in which to claim the cash payment payable to them. States may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to our state of incorporation, the State of Delaware, in accordance with its escheat laws.

Regulatory Approvals

The Company is not aware of any material governmental or regulatory approval required for completion of the Stock Splits, other than compliance with the relevant federal and state securities laws and Delaware and California corporate laws.

No Appraisal Rights

Stockholders who dissent from the Reverse Stock Split have no appraisal rights under the Delaware General Corporation Law, the Restated Certificate, or the Amended and Restated Bylaws in connection with the Stock Splits. Our Board determined that this proxy statement and the other publicly available information about the Company provide adequate information for unaffiliated stockholders to make an informed decision with respect to the Stock Splits.

Recommendation of the Board

At a meeting held on August 16, 2011, our Board unanimously determined that the Stock Splits are in the best interests of the Company and our stockholders and unanimously approved the Stock Splits. Our Board unanimously recommends that you vote “FOR” the approval of the proposals that relate to the Stock Splits, including the proposal to amend the Restated Certificate to authorize the Reverse Stock Split (Proposal No. 9), and the proposal to amend the Restated Certificate to authorize the Forward Stock Split (Proposal No. 10).

PROPOSAL NO. 1

ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ADD RESTRICTIONS ON THE TRANSFER OF COMMON STOCK TO PRESERVE NET OPERATING LOSSES

General

At the Annual Meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Restated Certificate, in order to void any proposed transfer of securities that would result in any stockholder of the Company becoming a “Five Percent Stockholder” as such term is defined in Section 382 of the Internal Revenue Code, as amended (the “NOL Provision”). The NOL Provision attempts to prevent certain future transfers of our capital stock that could adversely affect our ability to utilize our net operating loss carryforwards (“NOLs”) and certain income tax credits to reduce our federal income taxes.

Annex Relating to Proposal No. 1

Attached as Annex A to this proxy statement is a proposed Second Amended and Restated Certificate of Incorporation of the Company (the “New Certificate”), which incorporates the various changes that would be implemented if this Proposal No. 1 is adopted at the Annual Meeting. The New Certificate also incorporates the changes that would be implemented if Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 are adopted at the Annual Meeting and consolidates the changes made as a result of several prior amendments to the Restated Certificate. The general description of the amendment proposed by this Proposal No. 1 is qualified in its entirety by reference to the full text of Annex A.

The adoption of Proposal No. 1 is not conditioned upon the adoption of any other proposal.

The Problem: Potential Limitations on Our NOLs

The Value of our NOLs. We estimate that we had approximately $190 million of (pre-tax) federal NOLs as of December 31, 2010. Furthermore, our federal NOLs do not begin to expire until the year 2017, and are available to use at some level through 2029. To the extent we have future taxable income, and until the NOLs expire or are subject to limitation, they can be used to eliminate future ordinary tax on our income (we may still pay alternative minimum taxes). Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount, if any, of our NOLs that we can ultimately use to reduce our income tax liability. Although we are unable to quantify an exact value, we believe our NOLs are a very valuable asset.

The Section 382 Limit on Use. Certain transfers of our stock between stockholders could result in our undergoing an “ownership change” as defined in Section 382 of the Internal Revenue Code, as amended, and the related treasury regulations (“Section 382”). If that were to happen, we would only be allowed to use a limited amount of our then existing NOLs and credits to reduce our current and future federal income taxes subsequent to the ownership change. The annual limit is obtained by multiplying (i) the aggregate value of our outstanding capital stock immediately prior to the ownership change (reduced by certain capital contributions made during the immediately preceding two years, any substantial non-business assets, including cash, and less certain other items) by (ii) the federal long-term tax-exempt interest rate in effect for the month of the “ownership change. In calculating this annual limit, numerous special rules and limitations apply, including provisions dealing with “built-in gains and losses.” If we were to experience an ownership change at our current stock price levels, we believe we would be subject to an annual NOL limitation which would result in a material amount of our NOLs expiring unused, resulting in a significant diminution in the value of our NOLs.

Following a Section 382 Ownership Change. If we were to have taxable income in excess of the NOL limitations following a Section 382 ownership change, we would not be able to utilize all of our NOLs to reduce federal taxes on such excess. Consequently, we would make cash payments on corporate income tax on any taxable income during a given year for income earned in excess of the NOL limitation. While any loss carryforwards not used as a result of any Section 382 limitation would remain available to offset income in future years (again, subject to the Section 382 limitation) until the NOLs expire, any ownership change could significantly defer the utilization of the NOLs, accelerate payment of federal income taxes and could cause some of the NOLs to expire unused. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of the federal taxes on our income that could be reduced by such tax NOLs and income tax credits were an ownership change to occur in the future, even under certain circumstances resulting in the complete loss of our NOLs and income tax credits.

The determination of whether an ownership change has occurred under Section 382 involves complex analysis, the details of which are beyond the scope of this discussion.

Reasons for the NOL Provision

Our $190 million federal NOLs are a significant asset that could reduce federal income taxes on our income. At our current stock price, the value of our NOLs could be significantly impaired unless we avoid potential transfers that, individually or in the aggregate, could trigger an ownership change under Section 382. Furthermore, because our federal NOLs do not start expiring until 2017, we will need to continually manage our Section 382 risk for a significant period of time. Our Board believes that the provisions of the NOL Provision will be an important tool in avoiding potential adverse impacts from Section 382 limitations.

In connection with the Preferred Stock Financing transaction described above, our Board adopted a provision in the Company’s bylaws prohibiting and declaring void any proposed transfer of securities that would result in any stockholder of the Company becoming a Five Percent Stockholder. While the Company believes that this provision provides some protection for these very valuable assets, our Board has decided that the Restated Certificate should also contain similar restrictions to increase the protection of the asset and to provide for a mechanism in the Restated Certificate that would have the potential to reverse the impact of the transfer on the ownership shift.

Description and Effect of the NOL Provision

The NOL Provision generally restricts any person or entity from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge or other disposition) any of our stock (or options, warrants or other rights to acquire our stock, or securities convertible or exchangeable into our stock), to the extent that transfer would (i) create or result in an individual or entity becoming a Five Percent Stockholder of our stock for purposes of Section 382 or (ii) increase the stock ownership percentage of any existing Five Percent Stockholder. The NOL Provision also prevents transfers or sales by a Five Percent Stockholder, which includes any person who was a Five Percent Stockholder at any time during the previous three years.

The NOL Provision provides that any transfer that violates the NOL Provision shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the NOL Provision (which are referred to as “Excess Securities”). The purported transferee shall not be entitled to any rights as our stockholder with respect to the Excess Securities. Instead, the purported transferee would be required, upon demand by the Company, to transfer the Excess Securities to an agent designated by us for the limited purpose of consummating an orderly arm’s-length sale of such shares. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount will go to the purported transferor, or, if the purported transferor cannot be readily identified, to a charity designated by our Board. The NOL Provision also provides us with various remedies to prevent or respond to a purported transfer which violates its provisions. In particular, the NOL Provision provides that any person who knowingly violates the NOL Provision, together with any persons in the same control group with such person, are jointly and severally liable to us for such amounts as will put us in the same financial position as we would have been in had such violation not occurred.

Authorization of Transfers of Stock

Any Five Percent Stockholder that would like to acquire shares of our stock must make a written request to our Board prior to any such acquisition. The written request must be delivered to our Chief Financial Officer at the following address:

Harbor BioSciences, Inc.

9191 Towne Centre Drive, Suite 409

San Diego, California 92122

Attn: Chief Financial Officer

Re: NOL Provision

The request should include information such as (i) the name, address and telephone number of the Five Percent Stockholder, (ii) a description of the stock that the Five Percent Stockholder proposes to acquire, (iii) the date on which the proposed acquisition is expected to take place, (iv) the name of the proposed transferor of the stock that the Five Percent Stockholder proposes to acquire, and (v) a request that our Board (or a committee thereof) authorize, if appropriate, the acquisition.

Our Board may authorize an acquisition by a Five Percent Stockholder of stock that would otherwise violate the NOL Provision if our Board determines, in its sole discretion, that after taking into account the preservation of our NOLs and income tax credits, such acquisition would be in the best interests of the Company and its stockholders. In deciding whether to authorize such transaction, our Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, our Board may request relevant information from the Five Percent Stockholders in order to determine compliance with the NOL Provision or the status of our NOLs and income tax credits. In considering whether to authorize such a proposed acquisition, we expect our Board to consider, among other things:

•	whether the person acquiring the shares is or would become a Five Percent Stockholder under Section 382 as a result of the proposed acquisition;

•	the impact of the proposed acquisition on our Section 382 shift in ownership percentage;

•	the then existing level of our Section 382 shift in ownership percentage;

•	the economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our common stock by us;

•	any changes or expected changes in applicable tax law; and

•	other business and strategic matters that our Board determines are in the best interests of the Company and its stockholders.

If our Board decides to authorize any proposed acquisition, it may impose conditions on the Five Percent Stockholders. In addition, our Board may require the Five Percent Stockholder to make certain representations to the Company or require an opinion of counsel regarding the proposed acquisition. Likewise, any Five Percent Stockholder requesting authorization for a proposed acquisition may be required to reimburse the Company for any costs or expenses associated with our Board’s review of the proposed acquisition.

Implementation and Suspension of the NOL Provision

If the NOL Provision is approved by our stockholders at the Annual Meeting, we intend to enforce the restrictions to preserve future use of our NOLs and income tax credits immediately thereafter. We expect to continue to enforce the restrictions for so long as our Board determines in good faith that it is in the best interests of the Company to prevent the possibility of an ownership change under Section 382.

We believe allowing our Board to suspend enforcement of the transfer restrictions and other provisions of the NOL Provision, when appropriate, is a more effective alternative to setting a pre-determined termination date for the NOL Provision. Any automatic termination of the NOL Provision could expose our NOLs to future risk. In the future, we could experience a rapid ownership shift in a short period of time that could put our NOLs at risk again before our stockholders would have an opportunity to adopt a new NOL protective measure.

Effectiveness and Enforceability of the NOL Provision

Although the NOL Provision is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if we adopt the NOL Provision. Likewise, we cannot guarantee that an ownership change will not have occurred prior to the adoption of the NOL Provision.

The NOL Provision also does not limit certain changes in relationships and other events which could cause us to undergo an ownership change.

Section 382 is an extremely complex provision with respect to which there are many uncertainties. We have not requested a ruling from the IRS regarding the effectiveness of the NOL Provision, and we cannot assure you that the IRS will agree that the NOL Provision is effective for purposes of limiting the applicability of Section 382.

Our Board can authorize a proposed acquisition by a Five Percent Stockholder that results in or contributes to an ownership change if it determines that such acquisition is in our best interests and the best interests of our stockholders.

Further, a court could find that some or all of the provisions of the NOL Provision are not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation or bylaws for restrictions on the transfer of securities for the purpose of maintaining any tax advantage. Delaware law provides that transfer restrictions are effective against purported transferees if the transfer restriction is conspicuously noted on the certificate(s) representing the shares and against purported transferees with actual knowledge of the restriction (even absent such conspicuous notation). In connection with the NOL Provision, the shares of our existing common stock will be exchanged for, and reclassified into, new shares of common stock that provide for the transfer restrictions discussed above. These new common shares will contain a conspicuous legend on the back of the stock certificates that refers to transfer restrictions. We believe that this reclassification and exchange of shares will be sufficient to make the proposed transfer restrictions binding on all holders of our stock. Nonetheless, a court could find that the either the reclassification or the transfer restrictions are unenforceable, either in general or under particular facts and circumstances.

As a result of these and other factors, the NOL Provision serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Other Considerations

Our Board believes that attempting to safeguard our NOLs and income tax credits as described above is in our best interests. Nonetheless, the NOL Provision, if adopted, could have certain potentially negative consequences including the following:

Anti-Takeover Impact. Because some corporate takeovers occur through the acquirer’s purchase, in the public market or otherwise, of sufficient stock to give it control of a company, any provision that restricts the transferability of shares can have the effect of preventing such a takeover. The NOL Provision, if adopted, could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than five percent of our common stock and the ability of persons, entities or groups now owning more than five percent of our common stock from acquiring additional shares of our common stock without the approval of our Board. As a result, our Board may be able to prevent any future takeover attempt. Therefore, the NOL Provision could discourage or prevent accumulations of substantial blocks of shares in which our stockholders might receive a substantial premium above market value and might tend to insulate management and our Board against the possibility of removal. However, these disadvantages are outweighed, in our opinion, by the fundamental importance of maintaining the availability of our NOLs and income tax credits. The “anti-takeover” effect of the proposed NOL Provision is not the reason for the NOL Provision. We are proposing the NOL Provision in an effort to reduce the risk that we may be unable to fully utilize the NOLs and income tax credits described above as a result of future transfers of our common stock.

Potential Effects on Liquidity. The NOL Provision will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our stock may be limited by reducing the class of potential acquirers for such stock and a stockholder’s ownership of our stock may become subject to the NOL Provision upon actions taken by persons related to, or affiliated with, them.

Potential Impact on Value. Because certain buyers, including persons who wish to acquire more than 5% of our stock and certain institutional holders who may not be comfortable holding stock with transfer restrictions, may not purchase our stock, the NOL Provision could depress the value of our stock in an amount that might more than offset any value conserved as a result of the preservation of our NOLs and income tax credits.

Vote Required for Approval of Proposal No. 1

Approval of this proposal requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ADD RESTRICTIONS ON THE TRANSFER OF COMMON STOCK TO PRESERVE NET OPERATING LOSSES

PROPOSAL NO. 2

ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE BOARD CLASSIFICATION PROVISIONS

General

At the Annual Meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Restated Certificate in order to eliminate the Board classification provisions, pursuant to which our Board is divided into three separate classes, with each class having a three-year term, and to instead provide for a single class of directors, each elected to hold office until the next annual meeting of stockholders, which amendment will be reflected in Article V of the Restated Certificate. The full text of the proposed amendment is provided below.

Annex Relating to Proposal No. 2

Attached as Annex A to this proxy statement is the New Certificate, which incorporates the various changes that would be implemented if this Proposal No. 2 is adopted at the Annual Meeting. The New Certificate also incorporates the changes that would be implemented if Proposal No. 1, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 are adopted at the Annual Meeting and consolidates the changes made as a result of several prior amendments to the Restated Certificate. The general description of the amendment proposed by this Proposal No. 2 is qualified in its entirety by reference to the full text of Annex A.

The adoption of Proposal No. 2 is not conditioned upon the adoption of any other proposal.

Eliminate Classified Board

Article V.A., Section 2 of the Restated Certificate establishes that our Board shall be classified into three separate classes, as nearly equal in number as possible, with the directors in each class serving for staggered, three-year terms. Our Board has considered a stockholder recommendation to amend the Restated Certificate to eliminate the classified structure of our Board and to reorganize our Board into one class, with all directors being subject to election each year at the annual meeting of stockholders.

Proposed Amendment

In accordance with the requirements of the Stockholders Agreement, our Board has proposed that our stockholders approve the following resolution:

RESOLVED, that the Certificate of Incorporation of the Company shall be amended by deleting the provisions currently authorizing a classified Board and providing that Article V.A., Section 2 shall read as follows:

“Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be elected by the Company’s stockholders at each annual meeting of stockholders (or any adjournment or continuation thereof) at which a quorum is present, to hold office until the next annual meeting of stockholders, but shall continue to serve despite the expiration of the director’s term until their respective successors are duly elected and qualified. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

If the proposal is not approved, then the Restated Certificate will not be amended, and our Board will continue to be classified into its three existing classes as described above and the directors elected to each class will serve in accordance with the terms stated in the Restated Certificate.

Vote Required for Approval of Proposal No. 2

Approval of this proposal requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE BOARD CLASSIFICATION PROVISIONS

PROPOSAL NO. 3

ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO REMOVE THE PROVISION THAT PREVENTS OUR STOCKHOLDERS FROM ACTING BY WRITTEN CONSENT

General

At the Annual Meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Restated Certificate in order to eliminate the provision that prevents stockholders from acting by written consent, which amendment will be reflected in Article V of the Restated Certificate. The full text of the proposed amendment is provided below.

Annex Relating to Proposal No. 3

Attached as Annex A to this proxy statement is the New Certificate, which incorporates the various changes that would be implemented if this Proposal No. 3 is adopted at the Annual Meeting. The New Certificate also incorporates the changes that would be implemented if Proposal No. 1, Proposal No. 2, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 are adopted at the Annual Meeting and consolidates the changes made as a result of several prior amendments to the Restated Certificate. The general description of the amendment proposed by this Proposal No. 3 is qualified in its entirety by reference to the full text of Annex A.

The adoption of Proposal No. 3 is not conditioned upon the adoption of any other proposal.

Permit Stockholder Action by Written Consent

Article V.B., Section 3 of the Restated Certificate establishes that no action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with our Amended and Restated Bylaws. Our Board has considered a stockholder recommendation to amend the Restated Certificate to eliminate this requirement, and in accordance with the default provisions of Section 228 of the Delaware General Corporation Law, thereby permit the stockholders to take action by written consent. Approval of this amendment would allow for stockholder action without the expense of holding a meeting of stockholders. Further, there may be instances where it would be inefficient to hold a stockholders meeting if the holders of a significant number of voting stock have already determined how a matter will be decided. The ability to obtain stockholder approval by written consent may facilitate transactions by the Company without the delays associated with calling a meeting and distributing meeting materials. Actions taken by written consent, however, would not relieve the stockholders or the Company of their duty to comply with federal and state securities laws with respect to the solicitation of written consents.

Proposed Amendment

In accordance with the requirements of the Stockholders Agreement, our Board has proposed that our stockholders approve the following resolution:

RESOLVED, that Article V.B., Section 3 of the Restated Certificate, which currently requires stockholder action be taken at an annual or special meeting of stockholders called in accordance with the Bylaws, shall be deleted in its entirety.

If this amendment is adopted, it would allow stockholders to act by written consent for all corporate actions, other than the election of directors.

Vote Required for Approval of Proposal No. 3

Approval of this proposal requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE PROVISION THAT PREVENTS OUR STOCKHOLDERS FROM ACTING BY WRITTEN CONSENT

PROPOSAL NO. 4

ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE

RESTRICTIONS ON OUR STOCKHOLDERS’ ABILITY TO REMOVE DIRECTORS WITHOUT CAUSE

General

At the Annual Meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Restated Certificate in order to eliminate the restrictions on our stockholders’ ability to remove directors without cause, which amendment will be reflected in Article V of the Restated Certificate. The full text of the proposed amendment is provided below.

Annex Relating to Proposal No. 4

Attached as Annex A to this proxy statement is the New Certificate, which incorporates the various changes that would be implemented if this Proposal No. 4 is adopted at the Annual Meeting. The New Certificate also incorporates the changes that would be implemented if Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5, Proposal No. 6, Proposal No. 7 and Proposal No. 8 are adopted at the Annual Meeting and consolidates the changes made as a result of several prior amendments to the Restated Certificate. The general description of the amendment proposed by this Proposal No. 4 is qualified in its entirety by reference to the full text of Annex A.

The adoption of Proposal No. 4 is not conditioned upon the adoption of any other proposal.

Permit Stockholders to Remove Directors Without Cause

Article V.A., Section 3 of the Restated Certificate provides that no director of the Company shall be removed without cause. In accordance with the requirements of the Stockholders’ Agreement, our Board has proposed that our stockholders amend the Restated Certificate to eliminate this requirement, and in accordance with the default provisions of Section 141(k) of the Delaware General Corporation Law, permit the stockholders holding a majority of the votes entitled to be cast at an election of directors to remove one or more directors with or without cause.

Proposed Amendment

In accordance with the requirements of the Stockholders Agreement, our Board has proposed that our stockholders approve the following resolution:

RESOLVED, that Article V.A., Section 3 of the Restated Certificate, which currently provides that no director shall be removed without cause, shall be deleted in its entirety.

If this amendment is adopted, it would allow stockholders holding a majority of the votes entitled to be cast at an election of directors to remove one or more directors with or without cause.

Vote Required for Approval of Proposal No. 4

Approval of this proposal requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE RESTRICTIONS ON OUR STOCKHOLDERS’ ABILITY TO REMOVE DIRECTORS WITHOUT CAUSE

PROPOSAL NO. 5

ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO PERMIT OUR STOCKHOLDERS TO FILL VACANCIES ON THE BOARD

General

At the Annual Meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Restated Certificate in order to permit our stockholders to fill vacancies on our Board, which amendment will be reflected in Article V of the Restated Certificate. The full text of the proposed amendment is provided below.

Annex Relating to Proposal No. 5

Attached as Annex A to this proxy statement is the New Certificate, which incorporates the various changes that would be implemented if this Proposal No. 5 is adopted at the Annual Meeting. The New Certificate also incorporates the changes that would be implemented if Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 6, Proposal No. 7 and Proposal No. 8 are adopted at the Annual Meeting and consolidates the changes made as a result of several prior amendments to the Restated Certificate. The general description of the amendment proposed by this Proposal No. 5 is qualified in its entirety by reference to the full text of Annex A.

The adoption of Proposal No. 5 is not conditioned upon the adoption of any other proposal.

Permit Stockholders to Fill Vacancies on our Board

Article V.A., Section 4 of the Restated Certificate provides that vacancies on our Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless our Board determines by resolution that any such vacancies or newly created directorships shall be filled by the Company’s stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of our Board, and not by the stockholders.

Proposed Amendment

In accordance with the requirements of the Stockholders Agreement, our Board has proposed that our stockholders approve the following resolution:

RESOLVED, that Article V.A., Section 4 of the Restated Certificate, which currently provides that vacancies on the Board may be filed only by the affirmative vote of a majority of the directors then in office, and not by the stockholders, shall be deleted in its entirety.

If this amendment is adopted, it would allow our stockholders to fill any vacancies or newly created directorships.

Vote Required for Approval of Proposal No. 5

Approval of this proposal requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO PERMIT OUR STOCKHOLDERS TO FILL VACANCIES ON THE BOARD

PROPOSAL NO. 6

ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO PERMIT BYLAW AMENDMENTS BY A MAJORITY RATHER THAN A TWO-THIRDS VOTE OF OUR STOCKHOLDERS

General

At the Annual Meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Restated Certificate in order to permit our Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares, which amendment will be reflected in Article V of the Restated Certificate. The full text of the proposed amendment is provided below.

Annex Relating to Proposal No. 6

Attached as Annex A to this proxy statement is the New Certificate, which incorporates the various changes that would be implemented if this Proposal No. 6 is adopted at the Annual Meeting. The New Certificate also incorporates the changes that would be implemented if Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 7 and Proposal No. 8 are adopted at the Annual Meeting and consolidates the changes made as a result of several prior amendments to the Restated Certificate. The general description of the amendment proposed by this Proposal No. 6 is qualified in its entirety by reference to the full text of Annex A.

The adoption of Proposal No. 6 is not conditioned upon the adoption of any other proposal.

Permit Bylaw Amendments by Majority Rather than Two-Thirds Vote of Stockholders

Article V.B., Section 1 of the Restated Certificate provides that changes to our Amended and Restated Bylaws be adopted by the vote of at two-thirds of all of the then-outstanding shares of the voting stock entitled to vote at an election of directors.

Proposed Amendment

In accordance with the requirements of the Stockholders Agreement, our Board has proposed that our stockholders approve the following resolution:

RESOLVED, that Article V.B., Section 1 of the Restated Certificate, which currently provides that amendments to the Bylaws of the Company be adopted by the vote two-thirds of all of the then-outstanding shares of the voting stock of the Company entitled to vote at an election of directors, shall be amended to permit such amendments by the vote of a majority of all of the then-outstanding shares of voting stock of the Company.

If this amendment is adopted, it would allow the Company’s stockholders to more easily amend the Bylaws.

Vote Required for Approval of Proposal No. 6

Approval of this proposal requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO PERMIT BYLAW AMENDMENTS BY A MAJORITY RATHER THAN A TWO-THIRDS VOTE OF OUR STOCKHOLDERS

PROPOSAL NO. 7

ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE PROHIBITION ON STOCKHOLDER REQUESTS TO HOLD A SPECIAL MEETING

General

At the Annual Meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Restated Certificate in order to eliminate the provision that prohibits our stockholders from requesting that we hold a special meeting of our stockholders, which amendment will be reflected in Article V of the Restated Certificate. The full text of the proposed amendment is provided below.

Annex Relating to Proposal No. 7

Attached as Annex A to this proxy statement is the New Certificate, which incorporates the various changes that would be implemented if this Proposal No. 7 is adopted at the Annual Meeting. The New Certificate also incorporates the changes that would be implemented if Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 8 are adopted at the Annual Meeting and consolidates the changes made as a result of several prior amendments to the Restated Certificate. The general description of the amendment proposed by this Proposal No. 7 is qualified in its entirety by reference to the full text of Annex A.

The adoption of Proposal No. 7 is not conditioned upon the adoption of any other proposal.

Eliminate Prohibition on Stockholder Requests for a Special Meeting

Article V.B. Section 4 of the Restated Certificate provides that special meetings of the stockholders may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) pursuant to a resolution adopted by a majority of the total number of authorized directors (regardless of any vacancies) and shall be held at such place, on such date, and at such time as our Board shall fix. This section effectively prohibits our stockholders from calling special meetings.

Proposed Amendment

In accordance with the requirements of the Stockholders Agreement, our Board has proposed that our stockholders approve the following resolution:

RESOLVED, that Article V.B. Section 4 of the Restated Certificate, which currently provides that special meetings of the stockholders may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) pursuant to a resolution adopted by a majority of the total number of authorized directors (regardless of any vacancies) and shall be held at such place, on such date, and at such time as our Board of Directors shall fix, shall be deleted in its entirety.

Our Amended and Restated Bylaws currently provide that special meetings of the stockholders may be called not only by the Chairman, the CEO and a majority of the directors, but also upon written request of the holders of at least twenty-five percent (25%) of the voting power of all of the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors.

If this amendment is adopted, it would allow the stockholders to more easily amend our Amended and Restated Bylaws. In making this proposal, our Board carefully considered the advantages and disadvantages of allowing special meetings to be called at the request of stockholders. Although calling special meetings at the request of stockholders can enhance stockholder rights and Board accountability, if stockholders holding too few shares can request a special meeting, there is a risk that self-interested parties holding a small minority of shares will request a special meeting in order to serve their narrow purposes rather than those of the Company and the majority of its stockholders. The proposed amendments would preserve the ability of the majority of our Board to call a special meeting of stockholders. After weighing these considerations, our Board determined that the proposed deletion, in connection with the current Bylaw provision relating to calling special meetings is in the best interests of the Company and its stockholders.

Vote Required for Approval of Proposal No. 7

Approval of this proposal requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE PROHIBITION ON STOCKHOLDER REQUESTS TO HOLD SPECIAL MEETING

PROPOSAL NO. 8

ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS

General

At the Annual Meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Restated Certificate in order to eliminate the provision that requires the vote of two-thirds of the then outstanding shares of our voting stock to modify certain provisions of the Restated Certificate, which amendment will be reflected in Article VII of the Restated Certificate. The full text of the proposed amendment is provided below.

Annex Relating to Proposal No. 8

Attached as Annex A to this proxy statement is the New Certificate, which incorporates the various changes that would be implemented if this Proposal No. 8 is adopted at the Annual Meeting. The New Certificate also incorporates the changes that would be implemented if Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7 are adopted at the Annual Meeting and consolidates the changes made as a result of several prior amendments to the Restated Certificate. The general description of the amendment proposed by this Proposal No. 8 is qualified in its entirety by reference to the full text of Annex A.

The adoption of Proposal No. 8 is not conditioned upon the adoption of any other proposal.

Elimination of Supermajority Voting Requirements

Article VII.B. of the Restated Certificate provides that Articles V, VI, VII and VIII of the Restated Certificate may only be altered, amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the stock of the Company, voting together as a single class.

Our Board has considered a stockholder recommendation to amend the Restated Certificate to eliminate this requirement and to reduce any requirements for a supermajority vote to a simple majority vote by outstanding shares. Following the effectiveness of this amendment, any corporate action to be taken by a vote of stockholders, other than the election of directors, will be authorized by a majority of the votes cast in favor of or against such action at a meeting of stockholders at which a quorum is present.

Supermajority voting provisions are intended to provide protection against self-interested action by large stockholders and to encourage a person seeking control of a company to negotiate with its board to reach terms that are fair and provide the best results for all stockholders. However, as corporate governance standards have evolved, many investors and commentators now view these provisions as limiting a board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

Proposed Amendment

In accordance with the requirements of the Stockholders Agreement, our Board has proposed that our stockholders approve the following resolution:

RESOLVED, that Article VII.B. of the Restated Certificate, which currently requires a two-thirds vote of all outstanding shares to approve the alteration, amendment or repeal of any provision of Articles V, VI, VII and VIII of the Restated Certificate, be deleted in its entirety.

If this proposal is adopted, Article VII.B. of the Restated Certificate would be deleted in its entirety and, thereafter, in accordance with Section 242 of the Delaware General Corporation law, changes to the New Certificate could be approved by a simple majority vote of the voting power of all then-outstanding shares of the Company voting together as a single class (provided that changes to Article VIII would continue to required the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of stock of the Company, voting together as a single class.

Vote Required for Approval of Proposal No. 8

Approval of this proposal requires the affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS

PROPOSAL NO. 9

APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE TO AUTHORIZE THE REVERSE STOCK SPLIT

Our Board has authorized the adoption, subject to the approval of our stockholders, of an amendment to the Restated Certificate to authorize a reverse stock split of the Common Stock held by our stockholders of record (as identified in our records of security holders) at the ratio of 1-for-1,000.

Pursuant to the Reverse Stock Split, (i) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record holding fewer than 1,000 shares will be converted into the right to receive the Cash Out Amount per pre-split share, and (ii) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record (as identified in our records of security holders) holding 1,000 or more shares or by beneficial owners holding in “street name” (through a bank, broker, dealer or other nominee), regardless of the number of shares so held, will continue to represent one share of Common Stock after completion of the Reverse Stock Split.

Although this proposal and the proposal to authorize the Forward Stock Split (Proposal No. 10) are being voted on separately, we will not authorize either the Reverse Stock Split or the Forward Stock Split unless both of these proposals are approved by our stockholders at the Annual Meeting.

Annex Relating to Proposal No. 9

The form of the proposed amendment to the New Certificate of Incorporation to authorize the Reverse Stock Split is attached to this proxy statement as Annex A.

Additional Information Relating to Proposal No. 9

Additional information relating to this proposal, including the mechanics for effecting the Reverse Stock Split, the purpose of the Reverse Stock Split, the affect of the Reverse Stock Split on our stockholders and the Company, and other important information about this proposal is provided in this proxy statement, including under the headings “SUMMARY OF THE STOCK SPLITS,” “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE STOCK SPLITS,” and “SPECIAL FACTORS.” Our stockholders are encouraged to carefully read this proxy statement and each of the documents referred to herein before voting on this proposal.

Votes Required for Approval of Proposal No. 9

The approval of this proposal requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE TO AUTHORIZE THE REVERSE STOCK SPLIT

PROPOSAL NO. 10

APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE

TO AUTHORIZE THE FORWARD STOCK SPLIT

Our Board has authorized the adoption, subject to the approval of our stockholders, of an amendment to the Restated Certificate, if approved at the Annual Meeting, to authorize a forward stock split of the Common Stock held by our stockholders of record (as identified in our records of security holders) immediately following the Reverse Stock Split at the ratio of 1,000-for-1 (the inverse ratio of the Reverse Stock Split).

Although this proposal and the proposal to authorize the Reverse Stock Split (Proposal No. 9) are being voted on separately, we will not effect either the Reverse Stock Split or the Forward Stock Split unless both of these proposals are approved by our stockholders at the Annual Meeting.

Annex Relating to Proposal No. 10

The form of the proposed amendment to the Restated Certificate to authorize the Forward Stock Split is attached to this proxy statement as Annex B.

Additional Information Relating to Proposal No. 10

Additional information relating to this proposal, including the mechanics for effecting the Forward Stock Split, the purpose of the Forward Stock Split, the affect of the Forward Stock Split on our stockholders and the Company, and other important information about this proposal is provided in this proxy statement, including under the headings “SUMMARY OF THE STOCK SPLITS,” “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE STOCK SPLITS,” and “SPECIAL FACTORS.” Our stockholders are encouraged to carefully read this proxy statement and each of the documents referred to herein before voting on this proposal.

Votes Required for Approval of Proposal No. 10

The approval of this proposal requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers are not permitted to vote on matters that alter the terms or conditions of an existing class of capital stock unless they receive instructions from the beneficial owner. Accordingly, broker non-votes will result for this proposal if brokers do not receive instructions from beneficial owners. Broker non-votes will have the same effect as votes against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE TO AUTHORIZE THE FORWARD STOCK SPLIT

PROPOSAL NO. 11

ELECTION OF DIRECTORS

Board Structure and Composition

The Restated Certificate provides that our Board shall be divided into three separate classes, with each class consisting, as nearly as possible of one-third of the total number of directors, and each class having a three-year term. Vacancies on our Board may be filled either by a vote of a majority of our stockholders or by a majority of the remaining directors even if less than a quorum. A director elected to fill a vacancy on our Board (including a vacancy created by an increase in the size of our Board) shall serve for the remainder of the full term of the class of directors to which the new director was appointed and until such director’s successor is duly elected and qualified.

Our Board is presently comprised of seven members. Two of the directors, Salvatore J. Zizza and James M. Frincke, serve in Class III, with a term of office expiring at the annual meeting to be held in 2012; two of the directors, Jerome M. Hauer and Marc R. Sarni, serve in Class I, with a term of office expiring at the annual meeting to be held in 2013; and the remaining three directors, Richard A. Bartlett, Jerry M. Seslowe and John C. Shaw serve in Class II, with a term of office expiring at the Annual Meeting.

Our nominees for election to Class II, Richard A. Bartlett, Jerry M. Seslowe and John C. Shaw, are current members of our Board having been elected to fill vacancies on our Board in connection with the closing of the sale of the Preferred Shares to the Investor. The Stockholders Agreement that was entered into in connection with the Purchase Agreement provided that the three vacancies that existed on our Board as of the date the Preferred Shares were sold were to be filled with individuals to be designated by the Investor. The Investor designated three individuals to serve on our Board, and our Board appointed them as directors effective as of August 11, 2011.

If elected at the Annual Meeting, each of Richard A. Bartlett, Jerry M. Seslowe and John C. Shaw would continue to serve as Class II directors until the 2014 annual meeting of stockholders and until their successors have been elected and duly qualified, or until their earlier death, resignation or removal.

Effect on Director Nominees of the Approval of Proposal No. 2

As discussed above, one of the proposals that is being considered and voted upon by our stockholders at the Annual Meeting is the adoption of an amendment to the Restated Certificate that would remove the Board classifications provisions of the Restated Certificate (Proposal No. 2). In the event that Proposal No. 2 is adopted at the Annual Meeting, our Board would no longer be comprised of three separate classes and each of the directors would have a term of office expiring at the 2012 annual meeting of stockholders or when each such director’s successor has been elected and duly qualified, or his earlier death, resignation or removal. Accordingly, even though the three director nominees are being elected to serve as Class II directors at the Annual Meeting, in the event that Proposal No. 2 is adopted, each of these director’s terms of office may expire at our 2012 annual meeting of stockholders. Alternatively, in the event that the three director nominees are elected at the Annual Meeting, but Proposal No. 2 is not adopted by our stockholders, the director nominees would continue to serve as Class II directors.

Vote Required for Approval of Proposal No. 10

Directors are elected by a plurality of the votes cast at the Annual Meeting, so the three director nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Under the rules applicable to brokers, brokers no longer possess discretionary authority to vote shares with respect to the election of directors. Accordingly, to the extent brokers do not receive voting instructions from beneficial owners, broker non-votes will result for this proposal.

Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee as our Board determines upon recommendation from our Nominating and Corporate Governance Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE THREE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT

Director Nominees

Set forth below is biographical information for the three director nominees, and for each person whose term of office as a director will continue after the Annual Meeting.

Richard A. Bartlett

Mr. Bartlett, age 54, is a Managing Director of Resource Holdings, Ltd., a financial consulting and private equity firm, formed in 1983 and based in New York. He received his bachelors degree from Princeton and his law degree from Yale Law School. He serves on the board of numerous private companies and served on the board of US Airways Group from 2005-2007. Mr. Bartlett also serves as Chairman of the Board of the American University in Cairo.

Jerry M. Seslowe

Mr. Seslowe, age 65, is a Managing Director and Co-Founder of Resource Holdings, Ltd., a financial consulting and private equity firm, formed in 1983 and based in New York. From 1972 through 1983, he was affiliated with KPMG Peat Marwick, and in 1978, became a partner in that firm’s Acquisition Advisory Service where he specialized in analyzing, identifying, negotiating and structuring mergers and acquisitions.

Mr. Seslowe received a bachelors degree from New York University in 1967, an M.B.A. from the Wharton Graduate School of Business Administration in 1969 and a law degree from New York University School of Law in 1972. He is a Certified Public Accountant.

Mr. Seslowe is a member of the AICPA, American Bar Association, and a three term past President of the Harmonie Club of New York. He is also a Trustee of the Madison Square Boys and Girls Club of New York.

John C. Shaw

Mr. Shaw, age 57, is a Managing Director and Co-Founder of Resource Holdings, Ltd., a financial consulting and private equity firm, formed in 1983 and based in New York. Prior to the formation of the firm, he was employed by the international accounting firm of Peat, Marwick, Mitchell & Co. from 1976-1983.

He presently serves on the boards of numerous private companies, is a Trustee of Colgate University, a Regent of the University of Hartford and a Board Member of Communities in Schools. He is a former member of Young Presidents Organization and a current member of World Presidents Organization.

Mr. Shaw received a bachelors degree from Colgate University, an M.B.A. from New York University and is a Certified Public Accountant.

Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders

Salvatore J. Zizza

Mr. Zizza, age 65, has served as a member of our Board since March 1997 and the non-executive Chairman of the Board since March 2009. Mr. Zizza has also served as Lead Independent Director of our Board since

March 2006. He served as Chairman of the Board, President and Treasurer of Initial Acquisition Corp., from 1992 until March 1997, at which time Initial Acquisition Corp. merged with the Company. Mr. Zizza is presently Chairman of Metropolitan Paper Recycling, Inc. Mr. Zizza is also Chairman of Bethlehem Advanced Materials. Mr. Zizza was President and Chief Financial Officer of NICO Construction Company, Inc., until 1985, when NICO merged with The LVI Group, Inc. Prior to joining The LVI Group, Inc., Mr. Zizza was an independent financial consultant and had been a lending officer for Chemical Bank. Mr. Zizza’s current and former directorships include: The Gabelli Equity Trust (NYSE), The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible and Income Securities Fund, The Gabelli Utility Trust Fund (NYSE), The Gabelli Global Multimedia Trust (NYSE), The Gabelli Equity Series Fund, The Gabelli Dividend and Income Trust, The Gabelli Gold Fund, the Gabelli International Growth Fund, The Gabelli Global Gold Natural Resources, Westwood Funds, Gabelli 787 Fund, GEE (Amex), Translux (Amex), St. David’s School, Board of Governors St. John University, and Earl Scheib Inc. (NASDAQ), Mr. Zizza received a B.S. in Political Science and an M.B.A. from St. John’s University.

As the lead independent director, Mr. Zizza brings corporate governance expertise to our Board garnered through his leadership positions and board service with other entities. His experience and qualifications provide sound governance leadership to our Board.

James M. Frincke, Ph.D.

Dr. Frincke, age 60, joined us as Vice President, Research and Development in 1997. Dr Frincke was promoted to Executive Vice President in 1999, to Chief Scientific Officer in 2001, to Chief Operating Officer in February 2008, and to Chief Executive Officer in March 2009. Dr. Frincke joined us from Prolinx, Inc., where he served as Vice President, Therapeutics Research and Development from 1995 to 1997. During his 27 years in the biotechnology industry, Dr. Frincke has managed major development programs including drugs, biologicals, and cellular and gene therapy products aimed at the treatment of cancer, infectious diseases and organ transplantation. Since joining the biotechnology industry, Dr. Frincke has held vice president, research and development positions in top tier biotechnology companies including Hybritech/Eli Lilly and SyStemix, Inc. (acquired by Novartis). In various capacities, he has been responsible for all aspects of pharmaceutical development including early stage research programs, product evaluation, pharmacology, manufacturing, and the management of regulatory and clinical matters for lead product opportunities. Dr. Frincke has authored or co-authored more than 100 scientific articles, abstracts and regulatory filings. Dr. Frincke received his B.S. in Chemistry and his Ph.D. in Chemistry from the University of California, Davis. Dr. Frincke completed his post-doctoral work at the University of California, San Diego.

Dr. Frincke’s experience with drug research and development has given him extensive knowledge of the pharmaceutical and biotech industries. Dr. Frincke’s experience has brought key insight into these critical components of our business.

Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

Jerome M. Hauer

Mr. Hauer, age 59, has served as a member of our Board since June 2004. Mr. Hauer has served as chief executive officer of The Hauer Group, a consulting services firm, since March 2006. Mr. Hauer served as senior vice president and co-chair of the homeland security practice of Fleishman-Hillard Government Relations, a government relations service firm, from January 2005 to March 2006. Prior to joining Fleishman-Hillard, Mr. Hauer served as the director of Response to Disaster and Emergencies Institute and assistant professor at the George Washington University School of Public Health from November 2003 to December 2004. Mr. Hauer served as acting assistant secretary for public health emergency preparedness of the U.S. Department of Health and Human Services, or HHS, from June 2002 to November 2003 and as director of the office of public health preparedness of HHS from May 2002 to June 2002. He also served as managing director of the crisis and consequence management group at Kroll Associates, a risk consulting firm, from October 2000 to February

2002. Mr. Hauer served as the first director of the New York City Mayor’s Office of Emergency Management under Mayor Rudolph Giuliani. He also served as the director of Emergency Medical Services and Emergency Management as well as director of the Department of Fire and Buildings for the State of Indiana under Governor Evan Bayh. Mr. Hauer serves on the board of directors of Emergent BioSolutions, Inc., a publicly held pharmaceutical company. Mr. Hauer previously served as a member of the Health Advisory Board of the Johns Hopkins School of Public Health and as a member of the National Academy of Science’s Institute of Medicine’s Committee to Evaluate the R&D Needs for Improving Clinical Medical Response to Chemical or Biological Terrorism Incidents. Mr. Hauer received an M.H.S. in public health from Johns Hopkins University School of Hygiene and Public Health and a B.A. in Psychology and History from New York University.

Mr. Hauer brings extensive experiences in public health with various federal and state agencies as well as proven management skills from his Managing Director and Director positions with multiple organizations. His knowledge and experience in government affairs and operations contributes to our Board’s overall expertise.

Marc R. Sarni

Mr. Sarni, age 52, has served as a member of our Board since June 2004. Mr. Sarni is a Managing Director of NEW Holdings, LLC, a Principal at Howard Commercial Corp., and formerly a Principal at Cornerstone Investment, LLC, companies engaged in the investment in, and development, brokerage and property management of commercial real estate and formerly residential real estate. Mr. Sarni worked as an investment banker at A.G. Edwards and Sons, Inc. for 17 years, and from 1997 until 2003, Mr. Sarni was the Managing Director responsible for establishing and managing the Healthcare Industry Group within the corporate finance department’s Emerging Growth Sector. The Healthcare Industry Group of A.G. Edwards focused primarily on emerging growth medical technology, biotechnology, specialty pharmaceutical and healthcare services companies. Prior to joining A.G. Edwards, Mr. Sarni spent three years working as a Certified Public Accountant at PriceWaterhouse (now PricewaterhouseCoopers LLP). Mr. Sarni currently serves as a member of the Boards of Directors of NEW Holdings, LLC, and Howard Commercial Corp., and the Board of Managers for Ascension Health Ventures, the strategic health venture-investing subsidiary of Ascension Health, the nation’s largest Catholic and not-for-profit healthcare system. Mr. Sarni also previously served as a director of Young Innovations, Inc., a publicly held manufacturer and marketer of medical products used primarily in the dental industry, and Microtek Medical Holdings, Inc., a publicly held developer of infection and fluid control, safety, and other medical products directed at the healthcare industry, and Cornerstone Investments, LLC. Mr. Sarni graduated from the University of Missouri at Columbia with a BSBA degree in Accounting and from the University of Chicago with an M.B.A. in Finance.

Mr. Sarni’s extensive public accounting and investment banking background provides our Board valuable financial and accounting expertise. As a certified public accountant with proven management skills, having served as the Managing Director of an investment bank, Mr. Sarni brings to our Board strong accounting and financial oversight required for our financial reporting and enterprise and operational risk management.

Executive Officers

Set forth below is biographical information for each of our executive officers:

Christopher L. Reading, Ph.D.

Christopher L. Reading, Ph.D. age 64, joined Harbor BioSciences as Vice President of Scientific Development in January 1999, was promoted to Executive Vice President, Scientific Development in March 2002 and to Chief Scientific Officer in February 2008. Before Harbor BioSciences, Inc., Dr. Reading was Vice President of Product and Process Development at Novartis Inc.-owned SyStemix Inc. During this time, he successfully filed three investigational new drug applications (INDs) in the areas of stem cell therapy technology and stem cell gene therapy for HIV/AIDS. Prior to joining SyStemix, Dr. Reading served on the faculty of the M.D. Anderson Cancer Center in Houston for nearly 13 years. His positions there included Associate and

Assistant Professor of Medicine in the Departments of Hematology and Tumor Biology. During his career, Dr. Reading has given more than 25 national and international scientific presentations, published more than 100 peer-reviewed journal articles and 15 invited journal articles as well as written nearly 20 book chapters, and received numerous grants and contracts which supported his research activities. Dr. Reading has served on the National Science Foundation Advisory Committee for Small Business Innovative Research Grants (SBIR) as well as on the editorial boards of Journal of Biological Response Modifiers and Molecular Biotherapy. He holds a number of patents for his work with monoclonal antibodies and devices. Dr. Reading received his Ph.D. in Biochemistry at the University of California at Berkeley and completed postdoctoral study in tumor biology at The University of California at Irvine. He earned his B.A. in cell biology at the University of California at San Diego.

Robert W. Weber

Robert W. Weber, age 60, joined Harbor BioSciences in March 1996 and currently serves as the Chief Financial Officer and Secretary. Mr. Weber has over thirty years of experience in financial management. He has been employed at executive levels by multiple start-up companies and contributed to the success of several turnaround situations. He previously served as Vice President of Finance at Prometheus Products, a subsidiary of Sierra Semiconductor (now PMC Sierra), from 1994 to 1996, and Chief Financial Officer for Amercom, a personal computer telecommunications software publishing company, from 1993 to 1994. From February 1988 to August 1993, Mr. Weber served as Chief Financial Officer of Instromedix, a company that develops and markets medical devices and software. Mr. Weber brings a broad and expert knowledge of many aspects of financial management. In various capacities, he has been responsible for all aspects of finance and accounting including cost accounting, cash management, SEC filings, treasury, investor relations, private and venture financing, corporate legal matters, acquisitions/divestitures as well as information technology, human resources and facilities. Mr. Weber received a B.S. from GMI Institute of Technology (now Kettering University) and a MBA from the Stanford Graduate School of Business.

Former Executive Officer

Set forth below is biographical information for one of our former executive officers:

Dwight R. Stickney, M.D.

Dwight R. Stickney, M.D., age 68, joined Harbor BioSciences as Medical Director, Oncology in May 2000, was appointed Vice President, Medical Affairs in March 2003 and was promoted to Chief Medical Officer in February 2008. Dr. Stickney’s employment with the Company terminated on March 31, 2011. Dr. Stickney joined Harbor BioSciences, Inc. from the Radiation Oncology Division of Radiological Associates of Sacramento Medical Group, Inc., in Sacramento, California, where he served as a Radiation Oncologist since 1993. While at Radiological Associates, he served as Chairman of the Radiation Oncology Division from 1997 to 1999 and was a member of the Radiation Study section of the National Institute of Health’s Division of Research Grants from 1993 to 1997. He also served as the Director of Radiation Research for Scripps Clinic and Research Foundation in La Jolla, California. Dr. Stickney has taught in medical academia as Associate Professor of Radiation Medicine at Loma Linda University School of Medicine and has served as Director of the International Order of Forresters Cancer Research Laboratory and on the Board of Directors of the California Division of the American Cancer Society. Earlier in his career, Dr. Stickney held positions with Burroughs Wellcome and the Centers for Disease Control, and academic teaching appointments at The University of California at Los Angeles and The University of California at Riverside. He has also served as a consultant for a number of biotechnology companies on the design and conduct of clinical trials. Dr. Stickney has authored or co-authored over 80 scientific articles, abstracts and book chapters. He is named inventor on numerous issued patents and patent applications. Dr. Stickney holds a Bachelor of Science in Microbiology, a Masters of Science in Immunology, and a M.D. from Ohio State University. In addition, he is certified as a Diplomat of the American Board of Internal Medicine and Hematology and a Diplomat of the American Board of Radiology, Therapeutic Radiology.

Legal Proceedings

There are no legal proceedings pending or currently threatened between the Company and any of its directors, officers or the holders of five percent or more of any class of its capital stock.

Relationships Among Directors and Officers

There are no family relationships between any of our directors, director nominees or executive officers.

Agreements with Directors

Our nominees for election to Class II, Richard A. Bartlett, Jerry M. Seslowe and John C. Shaw, are current members of our Board having been elected to fill vacancies on our Board in connection with the closing of the sale of the Preferred Shares to the Investor. The Stockholders Agreement that was entered into in connection with the Purchase Agreement provided that the three vacancies that existed on our Board as of the date the Preferred Shares were sold were to be filled with individuals to be designated by the Investor. The Investor designated three individuals to serve on our Board, and our Board appointed them as directors effective as of August 11, 2011. Except as set forth above, there are no agreements or understandings between any of our directors and any other persons pursuant to which any of them were selected as a director or director nominee.

Independence of our Board of Directors

While our securities are not currently listed on the NASDAQ Stock Market and are not governed by its listing rules and standards, following a review of all relevant transactions and relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that Messrs. Sarni, Zizza and Hauer are “independent directors” for purposes of the standards established by Rule 5605(a)(2) of the NASDAQ Listing Rules. Our Board has not yet determined whether Messrs. Bartlett, Seslowe or Shaw, each of whom were appointed to our Board in connection with the Preferred Stock Financing, are “independent directors” for purposes of the standards established by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Board Governance and Leadership Structure

During 2010, our Board held four meetings. Each director attended at least 75% of the aggregate number of meetings of our Board and of the committees of our Board, on which he served, held during the period for which he was a director or committee member, respectively. It is our policy to invite nominees for directors to attend the Annual Meeting. All of our directors attended last year’s Annual Meeting.

Corporate Governance

Our Board has documented our corporate governance practices by adopting a number of corporate governance policies and procedures, as well as an Audit Committee Charter, a Nominating and Corporate Governance Committee Charter, a Compensation Committee Charter, and a Business Code of Conduct and Ethics, to assure that our Board will have the necessary authority and practices in place to make decisions that are independent of our management. These guidelines are also intended to align the interests of our directors and management with those of our stockholders. These guidelines set forth the practices our Board will follow with respect to Board composition, Board meetings, communication with senior management, performance evaluation, and Board committees.

Lead Independent Director

Mr. Zizza serves as Lead Independent Director of our Board. The Lead Independent Director’s duties include, to the extent appropriate, leading executive sessions of our Board’s independent directors, assisting our Chief Executive Officer with communications with our stockholders, and facilitating communications between the other members of our Board.

Chairman of the Board

At such times as an independent director is serving as Chairman of the Board, the leadership of our Board is the responsibility of the Chairman. Mr. Zizza, who is an independent director, has served as Chairman of the Board since March 2009. In accordance with our Corporate Governance Guidelines, if a non-independent director, such as our Chief Executive Officer, is serving as Chairman of the Board, the leadership of our Board would be shared by the Chairman and a lead independent director who would be appointed by the independent directors from among themselves. We believe that this leadership structure provides the appropriate level of independent oversight necessary to ensure that our Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Executive Sessions

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Zizza, as the Lead Independent Director, presides over these executive sessions.

Board’s Role in Risk Management

Our Board provides oversight with respect to our management of risk, both as a whole and through its standing committees. Our Board typically reviews and discusses with management at each of its regular meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. At least annually, our Board reviews and discusses an overall risk assessment conducted by management and the strategies and actions developed and implemented by management to monitor, control and mitigate such risks.

The Audit Committee of our Board also provides risk oversight, focusing in particular on financial and credit risk. The Audit Committee oversees the management of such risks, generally as part of its responsibilities related to the review of our financial results and our internal control over financial reporting, and specifically in connection with its consideration of particular actions being contemplated by us such as financing activities and repurchases of our common stock or convertible notes.

The Compensation Committee has responsibility for overseeing the management of risk related to our compensation policies and practices. The Compensation Committee considers risks associated with our business in developing compensation policies and the components of our executive compensation program, and periodically reviews and discusses assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees.

Nominating and Corporate Governance Committee

Our Board has adopted a Nominating and Corporate Governance Committee Charter, which can be found on our corporate website at www.harborbiosciences.com. The Nominating and Corporate Governance Committee (the “Nominating Committee”) is composed of two independent directors: Messrs. Zizza and Hauer. The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by our Board), reviewing and evaluating incumbent directors, recommending to our Board candidates for election to our Board, assessing the performance of our Board, and making recommendations to our Board regarding the membership of the committees of our Board. During 2010, the Nominating Committee held no meetings.

Our Board believes that candidates for director should have certain minimum qualifications, including: personal integrity and ethics; no interests that would materially impair his or her ability to exercise independent judgment and otherwise discharge his or her fiduciary duties; ability to represent all stockholders equally; achievement in one or more fields of business, professional, governmental, scientific or educational endeavor; sound judgment based on management or policy-making experience; general understanding of the major issues facing public companies of a similar size and operational scope as us; and ability to devote adequate time to our Board and its committees. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers such factors as it deems appropriate given our current needs and the current needs of our Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service during their term, including the number of meetings attended, their level of participation, the quality of their performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee must be independent for applicable SEC rules and regulations and the rules of any applicable securities exchange. The Nominating Committee will then compile a list of potential candidates, using its own network of contacts, as well as recommendations from other Board members and management. The Nominating Committee may also engage, if appropriate under the circumstances, a professional search firm to assist in identifying qualified candidates. The Nominating Committee will conduct any appropriate or necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nominating Committee will meet to discuss and consider such candidates’ qualifications and then select nominees for recommendation to our Board by majority vote. The Nominating Committee has not developed a policy regarding diversity.

The Nominating Committee will consider director candidates recommended by our stockholders, provided such candidates are not disqualified from nomination pursuant to our Bylaws. The Nominating Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders with respect to a particular meeting of stockholders. The Nominating Committee will also take into account the size and duration of the recommending stockholder’s ownership interest in the Company and the extent to which such stockholder intends to maintain its ownership interest in the Company. Our Board does not intend for the Nominating Committee to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to our Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 9191 Towne Centre Drive, Suite 409, San Diego, California 92122, not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, other director positions held by the nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, and the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Any such submission must be accompanied by a representation that the nominating stockholder is a beneficial or record owner of the Common Stock, including the number of shares and when the shares were acquired, and the extent to which the nominating stockholder intends to maintain its ownership interest in the Company.

Notwithstanding the responsibilities of the Nominating Committee described above, the recommendations for director nominees made by the Nominating Committee will be subject to Delaware law and our Bylaws.

Compensation Committee

Our Board has adopted a Compensation Committee Charter, a copy of which can be found on our corporate website at www.harborbiosciences.com. The Compensation Committee makes recommendations to our Board regarding executive salaries and incentive compensation, administers our 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Equity Incentive Plan, and otherwise determines compensation levels and policies and performs such other functions regarding compensation as our Board may delegate. The Compensation Committee is currently composed of two independent directors: Messrs. Sarni and Zizza. During 2010, the Compensation Committee held no meetings.

Audit Committee

We have a separately designated a standing Audit Committee of the Board established in accordance with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Audit Committee oversees our corporate accounting and financial reporting process. In furtherance of this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of our independent registered public accounting firm; determines the scope of the engagement of our independent registered public accounting firm; determines whether to retain or terminate our existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of our independent registered public accounting firm to perform any proposed non-permissible audit services; and monitors the rotation of partners of our independent registered public accounting firm on our engagement team as required by law. The Audit Committee is also responsible for the review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding stock) that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules and regulations (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Audit Committee meets and reviews with management and the independent registered public accounting firm: the quarterly financial statements and disclosures prior to the filing of our Quarterly Reports on Form 10-Q; the financial statements and disclosures to be included in our Annual Reports on Form 10-K; our policies with respect to risk assessment and risk management; our internal controls; and the results of the annual audit. The Audit Committee is composed of three independent directors and operates under a written charter adopted by our Board, which can be found on our corporate website at www.harborbiosciences.com. Our Board reviews and assesses the adequacy of the Audit Committee Charter on an annual basis in light of applicable SEC rules and regulations. The current members of the Audit Committee are Messrs. Hauer, Sarni and Zizza. During 2010, the Audit Committee held four meetings.

Our Board also annually reviews the qualifications of all current Audit Committee members and any relationship they may have that might affect their independence from us or our management, and has determined that (i) all current Audit Committee members are “independent” as that concept is defined under Section 10A of the Exchange Act, (ii) all current Audit Committee members are “independent directors” for purposes of the standards established by Rule 5605(a)(2) of the NASDAQ Listing Rules (although our securities are not currently listed on the NASDAQ Stock Market and are not governed by its listing rules and standards), (iii) all current Audit Committee members have the ability to read and understand financial statements, and (iv) Mr. Sarni and Mr. Zizza qualify as an “audit committee financial expert.” The latter determination is based on a qualitative assessment of Mr. Sarni’s and Mr. Zizza’s level of knowledge and experience based on a number of factors, including their formal education and experience. Mr. Zizza is the “Audit Committee Financial Expert” designated by our Board.

Report of the Audit Committee

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or our independent registered public accounting firm. The Audit Committee serves a Board level oversight role where it oversees the relationship with our independent registered public accounting firm, as set forth in the Audit Committee Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the auditor, and the experience of the Audit Committee’s members in business, financial and accounting matters. Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal control over financial reporting and disclosure controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements.

Our independent registered public accounting firm discussed with the Audit Committee the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as currently in effect (which statement on Auditing Standards superseded Statement on Auditing Standards No. 61, Communication with Audit Committees).

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm as well as the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2010, filed with the SEC.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in any such filing.

Respectfully submitted by:

AUDIT COMMITTEE

Marc R. Sarni, Chairman
Jerome M. Hauer
Salvatore J. Zizza

Stockholder Communications with the Board

Our Board has adopted a formal process by which our stockholders may communicate with our directors. Persons interested in communicating concerns or issues to our Board may address correspondence to our Board, in care of Harbor BioSciences, Inc., at 9191 Towne Centre Drive, Suite 409, San Diego, California 92122. All such communications will be compiled by our Chief Financial Officer and submitted to our Board on a periodic basis. All communications must be accompanied by the following information:

•	A statement as to (i) the number of shares of Common Stock that the person holds, and (ii) the approximate date on which the person became a stockholder;

•	Any special interest (meaning an interest not in the capacity as one of our stockholders) of the person in the subject matter of the communication; and

•	The address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to directors under these procedures: (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication and would not reasonably be of concern to stockholders generally; (ii) communications that advocate that the Company engage in illegal, unethical or otherwise improper activities; (iii) communications that contain offensive, vulgar or abusive content; and (iv) communications that have no rational relevance to our business or operations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC rules and regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Code of Business Conduct and Ethics

We have adopted the Harbor BioSciences Code of Business Conduct and Ethics, which applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.harborbiosciences.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on a Current Report on Form 8-K that we will file with the SEC.

Executive Compensation

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 under the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with applicable SEC rules and regulations, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply, in some cases, with the requirements applicable to larger companies and, in other cases, with the disclosure requirements applicable to smaller reporting companies. For example, the following overview of our executive compensation is not directly comparable to the “Compensation Discussion and Analysis” section that is required of SEC reporting companies that are not smaller reporting companies.

Compensation Philosophy and Objectives for Named Executive Officers

Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies, including our 2005 Equity Incentive Plan. The compensation of our “named executive officers” (as defined below) is designed to attract highly qualified executives with the ability, skills and potential necessary for the Company to achieve its corporate strategies; to encourage those individuals to continually pursue our strategic objectives while effectively managing the risks and challenges inherent to a development stage pharmaceutical/biotechnology company; to reward those individuals adequately and fairly over time; and to retain those individuals who continue to perform at or above our expectations.

Our named executive officers’ compensation has three primary components — base salary, a yearly discretionary cash bonus, and long-term incentive compensation in the form of stock options and, in certain circumstances, restricted stock awards. In addition, our named executive officers are provided with benefits that are generally available to all of our salaried employees, including matching contributions in the form of our common stock into our named executive officers’ 401(k) accounts.

Our Compensation Committee views all three components of our compensation for our named executive officers as related but distinct. Although our Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due in part to the relatively small size of our executive team and the need to tailor each named executive officer’s compensation to attract and retain that named executive officer. Our Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on it’s view of internal equity and consistency, individual performance, current market conditions, consultation with legal counsel and compensation consultants, a review of corporate accomplishments and setbacks during the prior year, consideration of active projects and future projects, review of expiring equity compensation and the dilutive effect of new equity grants, and other information our Compensation Committee deems relevant, such as the compensation survey data referred to below.

Primary Components of Executive Compensation

The aggregate compensation paid to our named executive officers is composed of three primary components: base salary, a yearly discretionary cash bonus, and long-term incentive compensation in the form of stock options and, in certain circumstances, restricted stock awards. Each component is described below in more detail.

Base salary. Our Compensation Committee fixes the base salary of each of our named executive officers at a level it believes enables us to hire and retain these individuals and to reward our named executive officers for satisfactory individual performance and a satisfactory level of contribution to our overall business goals. In determining the base salaries of our named executive officers, our Compensation Committee also takes into account the base salaries paid to executives in other companies with which we believe we compete for talent, including companies of similar size and stage of development operating in the biotechnology industry, as well as other private and public companies located in our geographical location. For newly-hired named executive officers, the base salary is initially established through negotiation at the time the named executive officer is hired, taking into account such named executive officer’s qualifications, experience, prior salary and competitive salary information and any unique personal circumstance that motivated the executive to leave his or her prior position and join the Company.

Year-to-year adjustments to each named executive officer’s base salary, if any, are based upon individual performance for that year, changes in the general level of base salaries of persons in comparable positions within our industry and geographical location, and the average merit salary increase for such year for all of our employees, as well as other factors our Compensation Committee judges to be pertinent during that assessment period. Our Compensation Committee subscribes to certain executive compensation surveys and other databases such as, most recently, the 2008 Radford Biotechnology Survey and the Radford Biotechnology Edition of the Quarterly Summary of Industry Trends Survey Report for the third quarter and fourth quarter 2008, and reviews them periodically when making executive hiring decisions and when reviewing executive compensation. Our Compensation Committee realizes that benchmarking the Company’s compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of the Company’s compensation practices is useful at this point in the life cycle of the Company.

For each named executive officer position, our Compensation Committee generally sets its target base compensation between the 50th and 75th percentile of base compensation paid to executive officers holding equivalent positions in the companies contained in the Radford Biotechnology Survey, a national survey of approximately 1,300 positions in 550 biotechnology organizations. For both 2007 and 2008, this represented a projected increase of approximately 4.0% in base salary over the prior year for the Company’s employees as a whole. This approach applies to our named executive officers and generally to all positions company-wide, except that individual base compensation may range below or above those percentiles depending upon job function, scope of responsibility, individual performance and experience, skills, contribution, and market factors when, in the judgment of our Compensation Committee, the value of the individual’s experience, performance and specific skill set justifies variation. Our Compensation Committee has also historically taken into account information from other sources, including input from other independent members of our Board and publicly available data relating to the compensation practices and policies of other companies within and outside of our industry. Generally, the salaries for our named executive officers are adjusted effective January 1 of each year. For 2009 and 2010, our Compensation Committee froze the base salaries for all of the Company’s named executive officers such that the base salaries for the named executive officers remained at 2008 levels during 2009 and 2010.

Annual discretionary cash bonuses. We have historically utilized annual incentive bonuses to compensate our named executive officers for achieving Company financial and operational goals. These objectives relate generally to Company-wide goals and performance objectives, as well as other strategic factors such as establishment and maintenance of key strategic relationships, development of our drug candidates, identification and advancement of additional drug candidates, advancement of scientific research and to financial factors such as raising capital, improving our results of operations and increasing the price per share of our common stock. Our Compensation Committee believes that it is most appropriate and meaningful at this point in the life cycle of the Company to determine discretionary cash bonus amounts, if any, to our named executive officers based upon our management team’s performance and achievement of Company-wide goals as a whole rather than solely upon an individual named executive officer’s achievement of individual performance objectives and departmental or functional area goals.

The annual cash bonus payments to our named executive officers are entirely discretionary. In January 2009, our Board approved and authorized our management to cancel all cash bonuses that might otherwise be granted to the Company’s named executive officers until further notice. In February 2009, management implemented this action and all cash bonuses related to 2009 and 2010 performance that might have otherwise been granted to the Company’s named executive officers were cancelled.

Long-term equity incentive awards. We use stock options and, in certain circumstances, restricted stock awards to reward long-term performance. These options and restricted stock awards are intended to produce the potential for significant value for each named executive officer if our performance is positive and if the named executive officer has an extended tenure with the Company. To conserve our cash resources, we place special emphasis on equity-based incentives to attract, retain and motivate named executive officers as well as other employees.

Our Compensation Committee provides our named executive officers with long-term incentive compensation through grants of stock options and restricted stock awards, generally under the 2005 Equity Incentive Plan. We believe that stock options provide our named executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the potential appreciation of the value of the Common Stock. We further believe that stock options align our named executive officers’ incentives with those of our stockholders because options have value only if our stock price increases over time. The stock options utilize vesting periods that encourage named executive officers to continue in their employment with us. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to us to retain our named executive officers and key employees, we realize that it is important in some circumstances that we utilize other forms of equity awards as and when we may deem necessary. For example, in 2006, we granted restricted stock awards to our named executive officers, as we believed that this was an additional way to reward them for and motivate them toward superior performance.

Our Compensation Committee considers the grant of each option or restricted stock award subjectively, considering factors such as the individual performance of the named executive officer and the anticipated contribution of the named executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Grants are made to all employees when hired based on salary level and position. All employees, including named executive officers, are eligible for subsequent, discretionary grants, which are generally based on either individual or corporate performance, as well as the position held within the Company.

Employment, Severance and Change of Control Agreements

We have entered into an employment agreement with Mr. Weber, our Chief Financial Officer, which provides that if Mr. Weber’s employment is terminated without cause, he shall be entitled to the following: (i) base salary through the date of termination, (ii) one year of severance pay at Mr. Weber’s highest salary, (iii) an amount equal to the prior calendar year’s bonus awarded to Mr. Weber, (iv) immediate vesting of all unvested stock options held by Mr. Weber, and the continuation of the exercise period of all stock options held by Mr. Weber until the final expiration of the original term of such stock options, and (v) continued receipt for one year of all employee benefit plans and programs in which Mr. Weber and his family were entitled to participate immediately prior to the date of termination. Under Mr. Weber’s employment agreement, voluntary termination due to a “change in duties” or a “change of control of the Company” (each as defined in the employment agreement) will be considered the same as termination for any reason other than cause and shall entitle Mr. Weber to receive the benefits described in (i) through (v) above. See the section entitled “Potential Payments upon Termination or Change-In-Control” below for additional information.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or significant perquisites provided to any named executive officer in 2010.

Material Tax and Accounting Implications of Executive Compensation Policies

We account for the equity compensation expense for our employees under the rules of ASC Topic No. 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure discretionary cash bonus compensation so that it is taxable to our employees at the time it becomes available to them. Federal income tax law prohibits publicly held companies from deducting certain compensation paid to a named executive officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by our Compensation Committee pursuant to plans approved by our stockholders, such compensation is not included in the computation of this limit. Although our Compensation Committee intends, to the extent feasible and where it believes it is in the best interests of the Company and our stockholders, to attempt to qualify executive compensation as tax deductible, it does not intend to permit this tax provision to dictate our Compensation Committee’s development and execution of effective compensation plans.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2008, 2009 and 2010, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers (collectively, our “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Dr. James M. Frincke	2008	$325,000	—	$3,915	$199,260	$23,554	(3)	$551,729
Chief Executive Officer	2009	$325,000	—	$1,238	—	$20,060	(4)	$346,298
	2010	$325,000	—	$574	$182,768	$17,738	(5)	$526,080

Dr. Christopher L. Reading	2008	$270,508	—	$1,630	$40,500	$7,801		$320,439
Chief Scientific Officer	2009	$270,508	—	$516	—	$21,307		$279,275
	2010	$270,508	—	$239	$84,871	$8,251		$363,869

Dwight R. Stickney, M.D.	2008	$371,394	—	$1,630	$40,500	$5,461		$418,985
Chief Medical Officer(9)	2009	$371,394	—	$516	—	$37,365		$379,611
	2010	$371,394	—	$239	$84,871	$7,998		$464,502

Robert W. Weber	2008	$235,000	—	$1,630	$154,148	$16,719	(6)	$407,497
Chief Financial Officer	2009	$235,000	—	$516	—	$39,008	(7)	$259,464
	2010	$235,000	—	$239	$84,871	$17,148	(8)	$337,258

(1)	Amounts are calculated utilizing the provisions of ASC Topic No. 718, “Share-based Payments.” See Note 2 “Summary of Accounting Policies” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions underlying the valuation of our equity awards.
(2)	Amounts shown in this column include Company match for each named executive officer’s contributions to the Company’s 401(k) plan as well as life insurance premiums paid on behalf of each named executive officer.
(3)	The amount shown included a payout of $12,500 in accrued paid time off to Dr. Frincke as well as a Company match of $3,156 for Dr. Frincke’s spouse.
(4)	The amount shown included a Company match of $2,487 for Dr. Frincke’s spouse
(5)	The amount shown included a payout of $6,250 in accrued paid time off to Dr. Frincke as well as a Company match of $3,158 for Dr. Frincke’s spouse.
(6)	The amount shown includes a payout of $9,038 in accrued paid time off to Mr. Weber.
(7)	The amount shown includes a payout of $15,817 in accrued paid time off to Mr. Weber.
(8)	The amount shown includes a payout of $9,038 in accrued paid time off to Mr. Weber.
(9)	Dr. Stickney’s employment with the Company terminated effective March 31, 2011.

Grants of Plan-Based Awards for Fiscal Year 2010

The following table shows for the fiscal year ended December 31, 2010, certain information regarding grants of plan-based awards to the named executive officers:

Grants of Plan-Based Awards in Fiscal 2010

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
James M. Frincke	01/29/2010	200,000	$1.00	$106,975
Christopher L. Reading	01/29/2010	100,000	$1.00	$53,488
Dwight R. Stickney	01/29/2010	100,000	$1.00	$53,488
Robert W. Weber	01/29/2010	100,000	$1.00	$53,488

(1)	Amounts are calculated utilizing the provisions of ASC Topic No. 718, “Share-based Payments.” See Note 2 “Summary of Accounting Policies” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of the assumptions underlying the valuation of our equity awards.

Outstanding Equity Awards at Fiscal Year End (2010)

The following table shows for the fiscal year ended December 31, 2010, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

Outstanding Equity Awards At December 31, 2010

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James M. Frincke	60,000		9.91	01/08/2012	(3)
	60,000		5.29	02/25/2013	(3)
	10,000		12.25	06/24/2013	(4)
	64,000		14.97	01/15/2014	(3)
	46,800		10.75	02/10/2015	(3)
	27,000		6.20	02/12/2016	(3)
	60,000		5.43	12/10/2016	(3)
	200,000		1.66	07/31/2017	(2)
	60,000		1.62	01/16/2018	(6)
	43,750	16,250	1.62	01/16/2018	(3)
	3,000		1.62	01/16/2018	(1)
	145,833	54,167	1.00	01/28/2020	(5)

Christopher L. Reading	40,000		9.91	01/08/2012	(3)
	13,333		9.91	01/08/2012	(1)
	25,000		5.29	02/25/2013	(3)
	10,000		12.25	06/24/2013	(4)
	31,000		14.97	01/15/2014	(3)
	19,500		10.75	02/10/2015	(3)
	11,250		6.20	02/12/2016	(3)

	25,000		5.43	12/10/2016	(3)
	100,000		1.66	07/31/2017	(2)
	18,229	6,771	1.62	01/16/2018	(3)
	72,917	27,083	1.00	01/28/2020	(5)

Robert W. Weber	25,000		9.91	01/08/2012	(3)
	25,000		5.29	02/25/2013	(3)
	25,000		14.97	01/15/2014	(3)
	19,500		10.75	02/10/2015	(3)
	11,250		6.20	02/12/2016	(3)
	25,000		5.43	12/10/2016	(3)
	100,000		1.66	07/31/2017	(2)
	25,000		1.62	01/16/2018	(6)
	18,229	6,771	1.62	01/16/2018	(3)
	3,000		1.62	01/16/2018	(1)
	30,350		2.25	02/26/2013	(1)
	72,917	27,083	1.00	02/28/2020	(5)

Dwight R. Stickney	36,000		6.90	05/28/2011	(3)
	12,500		9.91	01/08/2012	(3)
	12,500		5.29	02/25/2013	(3)
	10,000		12.25	06/24/2013	(3)
	1,000		12.20	06/25/2013	(1)
	28,000		14.97	01/15/2014	(3)
	6,000		10.69	12/02/2014	(1)
	19,500		10.75	02/10/2015	(3)
	11,250		6.20	02/12/2016	(3)
	25,000		5.43	12/10/2016	(3)
	100,000		1.66	07/31/2017	(2)
	18,229	6,771	1.62	01/16/2018	(3)
	72,917	27,083	1.00	01/28/2020	(5)

(1)	These grants vested immediately upon the date of grant.
(2)	These grants vest for 1/3rd of the total number of shares on the first year anniversary of the date of grant; 1/36th of the total shares vest each month thereafter.
(3)	These grants vest for 1/4th of the total number of shares on the first year anniversary of the date of grant; 1/48th of the total shares vest each month thereafter.
(4)	These grants vest for 1/4th of the total number of shares immediately upon the date of grant; 1/36th of the total shares vest each month thereafter.
(5)	These grants vest for 1/2 the total number of shares upon the date of the grant, 1/24th of the total share vest each month thereafter.
(6)	These grants vest and become exercisable in 12 equal monthly installments.

Option Exercises and Stock Vested for Fiscal Year 2010

The following table provides information regarding (i) the number of shares of Common Stock acquired and the value realized pursuant to the exercise of stock options, and (ii) the number of stock awards vested and the value realized pursuant to the vesting of stock awards, in each case during fiscal year 2010 by each of our named executive officers.

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James M. Frincke	—	—	1,125	574
Christopher L. Reading	—	—	469	239
Dwight R. Stickney	—	—	469	239
Robert W. Weber	—	—	469	239

(1)	The value realized on exercise is equal to the difference between the option exercise price and the closing price of the Common Stock on the date of exercise, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transactions.
(2)	The value realized on vesting is equal to the closing price of the Common Stock on the date of vesting, multiplied by the number of shares that vested.

Qualified or Non-Qualified Defined Benefit Plans

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if our Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if our Compensation Committee determines that doing so is in our best interests.

Potential Payments upon Termination or Change-In-Control

The summary below sets forth potential payments payable to certain of our current named executive officers upon termination of employment or a change in control of the Company. The Compensation Committee may in its discretion, and with the approval of the applicable named executive officer, revise, amend or add to these benefits in the future if it determines that doing so is advisable and in our best interests. Robert W. Weber, our Chief Financial Officer, is the only named executive officer who has any severance and/or change of control arrangements.

Under Mr. Weber’s employment agreement, if his employment is terminated without cause, he shall be entitled to the following: (i) base salary through the date of termination, (ii) one year of severance pay at Mr. Weber’s highest salary, (iii) an amount equal to the prior calendar year’s bonus awarded to Mr. Weber, (iv) immediate vesting of all unvested stock options held by Mr. Weber, and the continuation of the exercise period of all stock options held by Mr. Weber until the final expiration of the original term of such stock options, and (v) continued receipt for one year of all employee benefit plans and programs in which Mr. Weber and his family were entitled to participate immediately prior to the date of termination. Currently, Mr. Weber’s annual base salary is $235,000.

Assuming that Mr. Weber was terminated effective December 31, 2010, he would be entitled to receive an amount equal to his base salary of $235,000, an amount equal to his 2010 discretionary cash bonus of $0, the acceleration of the vesting of 33,854 shares of common stock subject to outstanding unvested stock options as of December 31, 2010 with an aggregate value equal to $0 (based on the spread between the closing price of the Common Stock on December 31, 2010 of $0.15 and the exercise price of the stock options) and continued employee benefits for he and his family for one year following such termination at an estimated aggregate cost of $21,500. Under Mr. Weber’s employment agreement, voluntary termination due to “change in duties” or “change of control of the company” will be considered the same as termination for any reason other than cause and shall entitle Mr. Weber to receive the same benefits described above.

Director Compensation

For 2010, each non-employee director received an annual retainer of $15,000, a fee of $2,500 per in-person Board meeting attended, and a fee of $1,000 per telephonic committee meeting attended if the duration of the committee meeting is expected to exceed one hour (including preparation time), with the applicable committee members determining at each such meeting whether such compensation is payable. Also, directors who serve as committee chairmen for Board committees received an additional annual retainer of $2,500 per year. During 2010, the Chairman of the Board received additional compensation of $7,500 a month for his duties as Chairman. We also grant discretionary stock options to non-employee members of our Board.

The following table shows for the fiscal year ended December 31, 2010, certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal Year 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Jerome M. Hauer	19,500	—	14,426	—	—		33,926
Marc R. Sarni	26,000	—	14,426	—	—	—	40,426
Salvatore J. Zizza	103,500	—	22,201	—	—	—	125,701

(1)	Amounts are calculated utilizing the provisions of ASC Topic No. 718, “Share-based Payments.” See Note 2, “Summary of Accounting Policies,” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of the assumptions underlying the valuation of our equity awards.

PROPOSAL NO. 12

APPROVAL OF THE ANTI-DILUTION PROTECTIONS AFFORDED TO OUR COMMON STOCK PURCHASE WARRANTS

Overview

On June 7, 2010, we completed a registered direct offering of 5,895,000 shares of the Common Stock, and warrants to purchase up to 3,537,000 shares of the Common Stock (the “Common Stock Financing”). The initial exercise price of the warrants is $0.50 per share (as adjusted for any stock dividend, stock split, combination, reclassification or similar transaction), and they are exercisable from December 7, 2010 until December 7, 2015. Subject to certain customary exceptions, in the event of an issuance or deemed issuance by us of Common Stock or securities convertible into Common Stock at a per share price less than the then applicable warrant exercise price, the warrant exercise price shall be reduced to that new issuance price; provided, however, that the exercise price shall not be reduced below $0.43 per share, as adjusted for certain transactions (as so adjusted, the “Minimum Price”) without prior stockholder approval. In the event of a dilutive issuance prior to stockholder approval, the exercise price is not reduced below the Minimum Price. Upon the receipt of stockholder approval, the Minimum Price shall no longer apply, and any adjustment which would have occurred but for the Minimum Price shall take effect, effective upon receipt of stockholder approval of the dilution adjustment.

In connection with the Common Stock Financing, we agreed to seek approval of our stockholders of adjustment of the warrant exercise price below the Minimum Price, with the recommendation of our Board that such proposal be approved. If we do not obtain stockholder approval of this proposal at the Annual Meeting, as part of the Common Stock Financing, we agreed to seek stockholder approval of this proposal at each annual meeting of stockholders until stockholder approval is obtained or the warrants are no longer outstanding.

Reasons for the Common Stock Financing

As of March 31, 2010, our cash balance was approximately $8.4 million. In June 2010, our Board determined that it was necessary to raise additional funds to support our continuing operations, including ongoing clinical trials, and to provide working capital for general corporate purposes. Our Board determined that it was appropriate to raise these funds through a “registered direct offering” of securities utilizing a shelf registration statement that we filed with the SEC and was declared effective in January 2010. On June 7, 2010, we completed a registered direct offering to six institutional investors of 5,895,000 shares of the Common Stock, and warrants to purchase up to 3,537,000 shares of the Common Stock pursuant to a prospectus dated June 7, 2010.

We believe that the Common Stock Financing, which yielded net proceeds of approximately $1.8 million, was necessary in light of the Company’s cash balance and funding requirements at the time. We also believe that the anti-dilution protections afforded the warrants were reasonable in light of market conditions and the size and type of the offering, and that we would not have been able to complete the sale of the securities unless such anti-dilution provisions were offered. In addition, at the time of the Common Stock Financing, our Board considered numerous other alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Common Stock Financing.

No Requirement to Obtain Stockholder Approval Under NASDAQ Rules

We are submitting the warrant anti-dilution provisions for stockholder approval pursuant to our written agreements with the six institutional investors who participated in the Common Stock Financing. At the time of the Common Stock Financing, we were subject to Rule 5635 of the NASDAQ Marketplace Rules (“NASDAQ Rule 5635”), which contains the qualitative listing requirements applicable to issuers with securities listed on the NASDAQ Capital Market. Among other things, NASDAQ Rule 5635 requires stockholder approval prior to the issuance of securities when, in connection with a transaction other than a public offering, a listed company issues common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the book or market value of the stock. Warrants to purchase common stock may be excluded from the calculation if they have a per share exercise price equal to or greater than the consolidated closing bid price immediately preceding execution of the binding agreements, and if they are not exercisable for at least six months. In the Common Stock Financing, the initial exercise price of the warrants (in this case, $0.50) was equal to or greater than the book or market value of our common stock on the relevant date (and a minimum exercise price of $0.43 per share unless stockholder approval is obtained), and the warrants were not exercisable for at least six months after issuance. Consequently, the warrants were excluded from the 20% calculation under NASDAQ Rule 5635. Because the warrants were excluded from the calculation, and because the Common Stock underlying the warrants issued in the Common Stock Financing amounted to less than 20% of the Common Stock or voting power outstanding before the Common Stock Financing, stockholder approval was not required before consummation of the Common Stock Financing.

Summary of the Terms of the Common Stock Financing

Pursuant to a Securities Purchase Agreement, dated as of June 7, 2010, we sold to six institutional investors an aggregate of 5,895,000 shares of the Common Stock, and warrants to purchase up to 3,537,000 shares of the Common Stock. The shares of Common Stock and warrants were sold in units, with each unit consisting of one share of Common Stock and one warrant to purchase 0.6 shares of Common Stock. The purchase price per unit was $0.35. The initial exercise price of the warrants was $0.50 per share (as adjusted for any stock dividend, stock split, combination, reclassification or similar transaction), and they are exercisable from December 7, 2010 until December 7, 2015. Subject to certain customary exceptions, in the event of an issuance or deemed issuance by us of Common Stock or securities convertible into Common Stock at a per share price less than the then applicable warrant exercise price, the warrant exercise price shall be reduced to that new issuance price; provided, however, that the exercise price shall not be reduced below the Minimum Price of $0.43 per share, as adjusted for stock dividends, stock splits, combinations, reclassifications or similar transactions without prior stockholder approval. In the event of a dilutive issuance prior to stockholder approval, the exercise price would not be reduced below the Minimum Price. Upon the receipt of stockholder approval, the Minimum Price shall no longer apply, and any adjustment which would have occurred but for the Minimum Price shall, effective upon receipt of stockholder approval, take effect.

Under the Securities Purchase Agreement, we agreed to hold a special meeting of stockholders (which could also be at an annual meeting of stockholders such as the Annual Meeting) for the purpose of obtaining approval of our stockholders of an adjustment of the warrant exercise price below the Minimum Price, with the recommendation of our Board that such proposal be approved. We further agreed to solicit proxies from our stockholders in connection with such proposal in the same manner as all other management proposals in such proxy statement and that all management-appointed proxy holders would vote their proxies in favor of such proposal. If we do not obtain stockholder approval of this proposal at the Annual Meeting, we agreed to seek stockholder approval of this proposal at each annual meeting until stockholder approval is obtained or the warrants are no longer outstanding.

The holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would, subject to limited exceptions; beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after the exercise.

The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying these warrants pursuant to the prospectus relating to the Common Stock Financing due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a “net” or “cashless” basis.

If certain fundamental transactions occur (such as a merger, consolidation, sale of substantially all of the Company’s assets, tender offer or exchange offer with respect to the Company’s common stock, reverse of forward stock split or reclassification of the Company’s common stock), at the holder’s request, the Company or the successor entity shall purchase the warrants from such holder for an amount equal to the value of the unexercised portion of the warrants that remain as of the time of such fundamental transaction based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P.

Chardan Capital Markets, LLC (the “Placement Agent”) acted as placement agent for the Common Stock Financing. The Company paid the Placement Agent an aggregate fee of 7.0% of the gross proceeds from the Common Stock Financing. The Placement Agent Agreement required us to indemnify the Placement Agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act and the Exchange Act, or to contribute to payments the Placement Agent may be required to make because of any of those liabilities.

The net proceeds from the Common Stock Financing, after deducting the fee of the Placement Agent and other offering expenses, were approximately $1.8 million. The Common Stock and warrants were offered and sold pursuant to a prospectus filed under the Company’s shelf registration statement on Form S-3 (File No. 333-163936).

The foregoing summary is intended to provide you with certain information concerning the Common Stock Financing. However, the summary may not contain all of the information that may be important to you about the Common Stock Financing. The summary is qualified by reference to the Securities Purchase Agreement and the Common Stock Purchase Warrant, each of which was attached as an exhibit to a Current Report on Form 8-K filed by us with the SEC on June 8, 2010. We encourage you to review the Current Report, as well as the attached exhibits, if you would like additional information about the terms of the Common Stock Financing.

Impact of Amending the Minimum Price Provisions

Before voting, each stockholder should consider that the Warrants, if exercised, may continue to provide capital that will be important to the continuing operations of the Company.

If the Company’s stockholders approve the amendment to the Minimum Price provisions in the Warrants, then subject to certain customary exceptions, in the event of an issuance or deemed issuance by us of Common Stock or securities convertible into the Common Stock at a per share price less than the then applicable warrant exercise price, the warrant exercise price shall be reduced to that new issuance price, even if such price is less than the Minimum Price. As a result, although exercise of the adjusted warrants may still inject substantial capital into our accounts for use in sustaining our operations, the transactions would likely have a dilutive effect on our current stockholders whose aggregate percentage ownership in the Company may decline.

Effect on Warrants of Reverse Stock Split

Pursuant to Section 3(e) of the Warrants, the holders may be eligible to exercise a put right under the Warrants in the event that we consummate a reverse stock split or certain other corporate actions, which would entitle them to receive a cash payment in an amount equal to the fair value of the Warrants determined by reference to a formula set forth in such section. In the event that the put right is exercised, we are entitled to disbursement from the escrow account in accordance with the terms of the Escrow Agreement, in an amount equal to the amount required to repurchase the Warrants.

Votes Required for Approval of Proposal No. 12

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes will not be taken into account in determining whether this proposal has been approved by our stockholders at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ANTI-DILUTION PROTECTIONS AFFORDED TO THE COMMON STOCK PURCHASE WARRANTS

PROPOSAL NO. 13

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. BDO US, LLP has audited our financial statements since our inception. Representatives of BDO US, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO US, LLP as our independent registered public accounting firm is not required by SEC rules and regulations, our Original Certificate of Incorporation, our Bylaws or otherwise. However, our Board is submitting the selection of BDO US, LLP to our stockholders for ratification as a matter of good corporate practice. If the Company’s stockholders fail to ratify the selection, the Audit Committee and our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fees

The following table shows the fees incurred for services rendered by BDO US, LLP, our independent registered public accounting firm, in 2010 and 2009. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

	2010	2009
Audit Fees
• Audit of annual financial statements and reviews of quarterly financial statements	$76,000	$76,000
• Review of other documents filed with the SEC	$5,000	$5,000
• Other Fees	$7,554	$5,687

Subtotal Audit Fees	$88,554	$86,687
Audit Related Fees	-0-	-0-
Tax Fees	$8,000	$8,000
All Other Fees	-0-	-0-

Total	$96,554	$94,687

Audit Pre-Approval Policies

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal control services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, BDO US, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those such instances. The Chairman must report on such approvals at the next scheduled Audit Committee meeting.

The Audit Committee has determined that the rendering of the non-audit services by BDO US, LLP is compatible with maintaining the auditor’s independence.

All fiscal year 2010 audit and non-audit services provided by the independent registered public accounting firm were pre-approved.

Votes Required for Approval of Proposal No. 13

The approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a matter on which brokers have the discretion to vote, broker non-votes will not result for this item.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011

PROPOSAL NO. 14

ADJOURNMENT OF THE ANNUAL MEETING

If a quorum is present at the Annual Meeting, but we fail to receive a sufficient number of votes to approve one or more of the other proposals to be voted on at the Annual Meeting (Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6, Proposal No. 7, Proposal No. 8, Proposal No. 9, Proposal No. 10, Proposal No. 11, Proposal No. 12 or Proposal No. 13), we may propose to adjourn the Annual Meeting, for a period of not more than 30 calendar days, to solicit additional proxies in favor of the approval of any one or more of such proposals, if necessary or appropriate, as determined by our Board. In the event that a sufficient number of votes have been cast to approve some of the proposals (including this Proposal No. 14), but not all of the proposals, the Company will deem those proposals approved and may implement the proposals so approved and may adjourn the Annual Meeting to continue to solicit votes for only those proposals that require more votes for approval.

We currently do not intend to propose adjourning the Annual Meeting if there are sufficient votes represented at the Annual Meeting to approve each of the other proposals to be voted on at the Annual Meeting.

Votes Required for Approval of Proposal No. 14

This proposal will be approved if the number of votes cast in favor of the proposal at the Annual Meeting exceeds the number of votes cast against the proposal, assuming a quorum is present. Abstentions and broker non-votes will not be taken into account in determining whether this proposal has been approved by our stockholders at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY PROPOSAL THAT HAS INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING FOR THE ADOPTION OF SUCH PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock and Preferred Shares voting securities as of August 16, 2011 by: (i) each director and nominee for director; (ii) each of our executive officers named in the Summary Compensation Table above; (iii) all of our executive officers and directors as a group; and (iv) all those known to us to be beneficial owners of more than five percent of the Common Stock or Preferred Shares. Except as otherwise shown, the address of each stockholder listed is in care of Harbor BioSciences at 9191 Towne Centre Drive, Suite 409, San Diego, California 92122.

	Beneficial Ownership(1)
	Number of Common Shares		Percent of Common Shares	Number of Preferred Shares	Percent of Preferred Shares
5% Stockholders
Amun LLC	—		*	2,000,000	100%
Executive Officers and Directors
James M. Frincke(2)	919,672		2.53%	—	*
Christopher L. Reading(3)	440,921		1.23%	—	*
Robert W. Weber(4)	491,585		1.37%	—	*
Salvatore J. Zizza(5)	346,167		*	—	*
Jerome M. Hauer(6)	112,500		*	—	*
Marc R. Sarni(7)	117,500		*	—	*
Richard A. Bartlett(8)	—		*	2,000,000	100%
Jerry M. Seslowe(8)	—		*	2,000,000	100%
John C. Shaw(8)	—		*	2,000,000	100%
All executive officers and directors as a group (9 persons)	2,428,345	(9)	6.41%	2,000,000	100%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (including amendments thereto) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,465,838 shares of Common Stock and 2,000,000 Preferred Shares outstanding on August 16, 2011, adjusted as required by the rules and regulations of the SEC.
(2)	Includes 829,133 shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days of August 16, 2011. Also includes 7,708 shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days of August 16, 2011 in his spouse’s name.
(3)	Includes 389,667 shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days of August 16, 2011.
(4)	Includes 403,684 shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days of August 16, 2011.
(5)	Includes 214,667 shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days of August 16, 2011. Also includes 1,500 shares of Common Stock held in trust in the name of his children, with respect to which Mr. Zizza disclaims beneficial ownership.
(6)	Includes 112,500 shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days of August 16, 2011.
(7)	Includes 117,500 shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days of August 16, 2011.
(8)

Includes all Preferred Shares held by Amun LLC. Messrs. Bartlett, Seslowe and Shaw were appointed to the Board by the Investor in connection with the Preferred Stock Financing. Each of Messrs. Bartlett, Seslowe and Shaw may be deemed to be a beneficial owner of these Preferred Shares due to their status as the owners of 100% of the equity interests of the Investor, and each such person disclaims beneficial ownership of any such Preferred Shares in which he does not have a pecuniary interest. None of the directors appointed by the Investor or the Investor own any shares of Common Stock. The 2,000,000 Preferred Shares owned by the Investor as of August 16, 2011 represent approximately 28.30% of the economic interest in the Company and entitle the Investor to 38.28% of the total number of votes entitled to be cast by holders of all shares of the Company’s capital stock (including the Common Stock and the Preferred Shares) voting together as single class.
(9)	Includes 2,069,859 shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days of August 16, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 with respect to all of our compensation plans under which we are authorized to issue equity securities of the Company.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in the first column)
Stock option equity compensation plans approved by security holders	3,820,665	$4.22	5,055,537
Stock option equity compensation plans not approved by security holders	—	—	—
Warrant equity compensation plans not approved by security holders	50,000	$5.52	—

Total	3,870,665		5,055,537

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PERSON TRANSACTIONS

Policies and Procedures

In December 2007, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of our Board) for consideration and approval or ratification and provide all information available to it which is material to the review and consideration of such transaction. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (i) the risks, costs and benefits to the Company, (ii) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve or ratify a related-person transaction, the Audit Committee look at, in light of known circumstances, whether the transaction is, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Related Party Transactions

We describe below transactions that have occurred since January 1, 2009 to which we were a party or will be a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, nominee for director, holder of more than 5% of the Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

Dr. Frincke’s wife served as our director of accounting until May 2011. She earned $109,828 in base salary during fiscal year 2010 and received an option to purchase 10,000 shares of Common Stock in the same year. She also earned $109,828 in base salary during fiscal year 2009.

OTHER MATTERS

As of the date of this proxy statement, neither our Board nor our management intends to bring before the Annual Meeting any other matters or business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other matters or business are properly brought before the Annual Meeting, or any postponements or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with the recommendation of our Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have not authorized anyone to give any information or make any representation about the proposals to be voted on at the Annual Meeting, including those relating to the Stock Splits, that differs from, or adds to, the information in this proxy statement and the documents referred to herein. If anyone gives you different or additional information, you should not rely on it.

By Order of the Board of Directors

SALVATORE J. ZIZZA
Chairman of the Board

September 8, 2011

ANNEX A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HARBOR BIOSCIENCES, INC.

Robert Weber hereby certifies as follows:

FIRST: He is the Chief Financial Officer of Harbor Biosciences, Inc., a Delaware corporation (the “Corporation”).

SECOND: The date of the filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of Delaware was November 18, 1992 under the name Initial Acquisition Corp.

THIRD: This Second Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation, as amended to date.

*         *         *

ARTICLE I.

The name of this corporation is Harbor BioSciences, Inc.

ARTICLE II.

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one cent ($.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01), Two million (2,000,000) of which shall be designated Series A Preferred Stock and Three Hundred Thousand (300,000) of which shall be designated Series B Junior Participating Preferred Stock.

B. In addition to the Series A Preferred Stock and the Series B Junior Participating Preferred Stock, the Preferred Stock may be issued, from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock, are as follows:

SECTION 1. Dividends.

(A) If and to the extent that the Corporation declares or pays dividends on the Common Stock, the Corporation shall declare and pay a participating dividend on each share of Series A Preferred Stock in an amount equal to the dividend that would have been payable to a holder of Series A Preferred Stock if their shares of Series A Preferred Stock had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends and shall pay such dividends on a pari passu basis with the amounts paid to each share of Common Stock.

(B) In the event that a dividend or other distribution provided for in this Article IV, Paragraph C, Section 1 shall be payable in property other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors and in a manner consistent with such determination made with respect to a dividend or other distribution on the Common Stock.

SECTION 2. Liquidation Proceeds.

(A) In any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock and Series A Preferred Stock pro rata and on a pari passu basis provided that the holders of the Series A Preferred Stock will be deemed to hold that number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible.

(B) In the event of a liquidation, dissolution or winding-up of the Corporation, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors and in a manner consistent with such determination made with respect to a distribution of assets upon any liquidation, dissolution or winding-up of the Corporation to the holders of Common Stock.

SECTION 3. Voting Rights. Except as otherwise expressly provided in the Second Amended and Restated Certificate of Incorporation, or as required by law, the shares of Series A Preferred Stock outstanding together shall (A) be entitled to a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of Common Stock and Preferred Stock voting together, (B) be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, (C) vote together with the Common Stock as a single class, including with respect to election of directors, and (D) be entitled to receive the same prior notice of any stockholders’ meeting as provided to the holders of Common Stock in accordance with the Bylaws of the Corporation.

SECTION 4. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends), then, in each such case the holders of a share of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of that number of shares of Common Stock into which their shares of Series A Preferred Stock are then convertible.

SECTION 5. Conversion. The holders of shares of Series A Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(A) Right To Convert.

(I) Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, only in connection with the exercise of its rights to contribute shares of Common Stock pursuant to Section 8.3 of that certain Stockholders’ Agreement dated July 28, 2011, as amended, and without the payment of any additional consideration by the holder thereof, after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price then in effect on the date the certificate is surrendered for conversion by the Conversion Price (as defined below) then in effect on the date the certificate is surrendered for conversion. The “Original Issue Price” per share of Series A Preferred Stock shall be $1.41. The “Conversion Price” per share of Series A Preferred Stock shall initially be $0.2014. The Conversion Price shall be subject to adjustment as hereinafter provided.

(B) Mechanics of Conversion.

(I) Before any holder of Series A Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office of election to convert the same and shall state therein the number of shares to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(II) Adjustments to Conversion Prices for Stock Splits and Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Series A Original Issue Date shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), then the applicable Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to the increase in the aggregate number of shares of Common Stock outstanding.

(III) Adjustments to Conversion Prices for Reverse Stock Splits and Combinations of Common Stock. In the event that the Corporation at any time or from time to time after the applicable Original Issue Date shall combine or consolidate, by reclassification or otherwise, its outstanding shares of Common Stock into a lesser number of shares of Common Stock, then the applicable Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to the decrease in the aggregate number of shares of Common Stock outstanding.

(IV) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(B)(II) or Section 5(B)(III) above or a liquidation, dissolution or winding up referred to in Section 2 above), the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(V) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends), then, in each such case for the purpose of this Section 5(B)(V), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(VI) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 5(B)(VI), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation’s Chief Executive Officer or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the new Conversion Price, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

(VII) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(C) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(D) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Second Amended and Restated Certificate of Incorporation.

(E) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a shares of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors). In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 5(B)(I) above exceeds the number of shares to be converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

(F) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.

(G) Notices. Any notice required by the provisions of this Section 5(G) to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation, which notice upon any adjustment of the Conversion Price, shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

SECTION 6. No Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

SECTION 7. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

SECTION 8. Waiver. Any of the rights, powers, preferences or other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative vote or written consent of the holders of greater than 50% of the shares of Series A Preferred Stock then outstanding.

SECTION 9. Transfer Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

SECTION 10. Amendment. The Second Amended and Restated Certificate of Incorporation may only be amended with the prior written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and, in the event that any such amendment materially adversely affects a holder of Series A Preferred Stock in a manner disproportionate to the other holders of Series A Preferred Stock, without the prior written consent of such holder. The Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation shall have obtained the written consent to such action or omission to act, of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and, in the event that any such action or omission to act materially adversely affects a holder of Series A Preferred Stock in a manner disproportionate to the other holders of Series A Preferred Stock, without the prior written consent of such holder.

D. The powers, preferences, rights, restrictions, and other matters relating to the Series B Junior Participating Preferred Stock, are as follows:

SECTION 1. Designation and Amount. Three hundred thousand (300,000) shares of Preferred Stock, $.01 par value, are designated “Series B Junior Participating Preferred Stock” with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the “Junior Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

SECTION 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the “Common Stock”), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately before such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

(B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days before the date fixed for the payment thereof.

SECTION 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

(B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

(I) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

(II) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(III) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

(IV) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or redeem or purchase or otherwise acquire any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a redemption/purchase offer/acquisition offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Second Amended and Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the greater of (1) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an amount, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately before such event under clause (A)(2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

SECTION 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which generally the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

If the Company has outstanding, under any stockholder rights plan or rights agreement containing “flip-over” provisions, any rights, then the Company shall have no authority to enter into any transaction of a kind which would implicate or trigger the “flip-over” provisions of such stockholder rights plan or rights agreement, unless the other party to such transaction (and/or, to the extent such “flip-over” provisions would apply to a parent of such other party, such parent) has expressly undertaken, for the benefit of the holders of such rights who would be entitled to exercise such “flip-over” rights, all obligations and duties which the “flip-over” provisions of such stockholder rights plan or rights agreement would purport to impose on such a party to such a transaction (and/or, if applicable, on such a parent), as if such party (and/or parent) had been an original contractual party to such stockholder rights plan or rights agreement.

SECTION 8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

SECTION 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of the Company’s Preferred Stock.

SECTION 10. Amendment. The Second Amended and Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.

ARTICLE V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

SECTION 1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

SECTION 2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be elected by the stockholders at each annual meeting of stockholders (or any adjournment or continuation thereof) at which a quorum is present, to hold office until the next annual meeting of stockholders, but shall continue to serve despite the expiration of the director’s term until their respective successors are duly elected and qualified. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

B.

SECTION 1. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

SECTION 2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI.

A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLE VIII.

SECTION 1. Definitions. As used in this Article VIII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

“5% Transaction” means any Transfer described in clause (a) or (b) of Section 2.

“Agent” has the meaning set forth in Section 6.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation, and (iv) any Stock.

“Excess Securities” has the meaning given such term in Section 5.

“Expiration Date” means the beginning of the taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward.

“Five-Percent Stockholder” means a Person or group of Persons that is (or assuming the exercise of any convertible securities, will be) a “5-percent stockholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

“Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

“Prohibited Distribution” has the meaning given such term in Section 6.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VIII.

“Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

“Purported Transferee” has the meaning set forth in Section 5.

“Securities” and “Security” each has the meaning set forth in Section 8.

“Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Code Section 382 and the regulations thereunder.

“Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Code Section 382, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)).

SECTION 2. Restrictions on Transfers. Any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio (a) if the transferor is a Five-Percent Stockholder or (b) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons would become a Five-Percent Stockholder or (2) the Percentage Stock Ownership in the Corporation of any Five-Percent Stockholder would be increased.

SECTION 3. Exceptions. The restrictions set forth in Section 2 shall not apply to an attempted Transfer that is a 5% Transaction if the transferor or the transferee obtains the prior written approval of the Board of Directors. As a condition to granting its approval pursuant to Section 3, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any transferee to Transfer Corporation Securities acquired through a Transfer. The Board of Directors may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. Nothing in this Section 3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

SECTION 4. Legend. Each certificate or book-entry, and any notice of issuance provided to stockholders, representing shares of Common Stock issued by the Corporation shall conspicuously include the following legend:

“THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CORPORATION’S CERTIFICATE OF

INCORPORATION) OF ANY STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT STOCKHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF DELAWARE GENERAL CORPORATION LAW (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation representing shares of Common Stock issued by the Corporation that are subject to conditions imposed by the Board of Directors under Section 3 of this Article VIII also bear a conspicuous legend referencing the applicable restrictions.

SECTION 5. Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 6 of this Article VIII or until an approval is obtained under Section 3 of this Article VIII. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 5 or Section 6 shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article VIII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article VIII as a condition to registering any transfer.

SECTION 6. Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within 30 days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 7 if the Agent rather than the Purported Transferee had resold the Excess Securities.

SECTION 7. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 7. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 7 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

SECTION 8. Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware General Corporation Law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Stockholder to violate a restriction on Transfers provided for in this Article VIII, the application of Section 6 and Section 7 shall be modified as described in this Section 8. In such case, no such Five-Percent Stockholder shall be required to dispose of any interest that is not a Security, but such Five-Percent Stockholder and/or any Person whose ownership of Securities is attributed to such Five-Percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Stockholder, following such disposition, not to be in violation of this Article VIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section 6 and Section 7, except that the maximum aggregate amount payable either to such Five-Percent Stockholder or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such Five-Percent Stockholder or such other Person. The purpose of this Section 8 is to extend the restrictions in Section 2 and Section 6 to situations in which there is a 5% Transaction without a direct Transfer of Securities, and this Section 8, along with the other provisions of this Article VIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

SECTION 9. Legal Proceedings. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within 30 days from the date on which the Corporation makes a written demand pursuant to Section 6 (whether or not made within the time specified in Section 6), then the Corporation shall use reasonable best efforts to take all actions necessary to enforce the provisions hereof, and/or enjoin or rescind any violation hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 9 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VIII being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 6 to constitute a waiver or loss of any right of the Corporation under this Article VIII.

SECTION 10. Damages. Any stockholder subject to the provisions of this Article VIII who knowingly violates the provisions of this Article VIII and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

SECTION 11. Board Authority.

(a) The Board of Directors of the Corporation shall have the power to determine all matters necessary for assessing compliance with this Article VIII, including, without limitation, (i) the identification of Five-Percent Stockholders, (ii) whether a Transfer is a 5% Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five-Percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 7, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article VIII for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VIII.

(b) Nothing contained in this Article VIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article VIII, (iii) modify the definitions of any terms set forth in this Article VIII or (iv) modify the terms of this Article VIII as appropriate to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension, change or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, and its conclusion is based upon a written opinion of tax counsel to the Corporation. Such written resolution of the Board of Directors shall be filed with the Secretary of the Corporation. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the corporation shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article VIII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VIII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article VIII. The Board of Directors to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

SECTION 12. Reliance. The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VIII, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934 (or similar schedules or filings), as of any date and (b) its actual knowledge of the ownership of Corporation Securities.

SECTION 13. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed transferee and any Person controlling, controlled by or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article VIII or the status of the Tax Benefits of the Corporation.

SECTION 14. General Authorization. The purpose of this Article VIII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article VIII or any application of any provision thereunder is determined to be invalid, the validity of the remaining provisions shall be unaffected and application of such provision shall be affected only to the extent necessary to comply with such determination.

SECTION 15. Amendment of Transfer Restrictions. Notwithstanding the provisions of Article VII, the Corporation may only amend or repeal any of the provisions set forth in this Article VIII by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon.

*         *         *

FOURTH: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following Second Amended and Restated Certificate of Incorporation and directing that said amendment and restatement be submitted to the stockholders of the Corporation for consideration in accordance with Sections 242 and 245 of the Delaware General Corporation Law

FIFTH: That, thereafter, the Annual Meeting of the Stockholders of the Corporation was dully called and held, upon notice delivered in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment of the Second Amended and Restated Certificate of Incorporation.

SIXTH: The foregoing Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Harbor BioSciences, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by Robert Weber, its duly authorized officer Chief Financial Officer, this        th day of                 , 2011.

Robert Weber, Chief Financial Officer

ANNEX B

CERTIFICATE OF AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HARBOR BIOSCIENCES, INC.,

a Delaware corporation

HARBOR BIOSCIENCES, INC., a Delaware corporation (the “Corporation”) organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

FIRST: That resolutions were duly adopted in accordance with Section 242 of the Delaware General Corporation Law (“DGCL”) setting forth the following amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation. The amendments are as follows:

RESOLVED, that Article IV of the Certificate of Incorporation is hereby amended to add a paragraph B immediately subsequent to the current paragraph A and the current paragraph B shall be relettered to be paragraph C. The newly added paragraph B shall provide in its entirety the following:

“B. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of the amendment to this Second Amended and Restated Certificate of Incorporation adding this Paragraph B to Article IV, and without regard to any other provision contained herein, each 1,000 shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof or the Corporation, be reclassified and changed into one (1) fully-paid and nonassessable share of Common Stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation; provided that no fractional shares shall be issued to any record holder of fewer than 1,000 shares of Common Stock immediately prior to the Effective Time, and the Corporation shall, in lieu of issuing fractional shares to such record stockholders, pay to each such record stockholder a cash payment, without interest, of $____ per share of Common Stock held by such record stockholder immediately prior to the Effective Time and that such record stockholder shall no longer have any further rights as a stockholder of the Corporation.”

SECOND: That thereafter, pursuant to a resolution of the Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment of the Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Harbor BioSciences, Inc. has caused this Certificate of Amendment to Certificate of Incorporation to be signed by Robert Weber, its duly authorized officer Chief Financial Officer, this     th day of                     , 2011.

Robert Weber, Chief Financial Officer

ANNEX C

CERTIFICATE OF AMENDMENT TO EFFECT THE FORWARD STOCK SPLIT

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HARBOR BIOSCIENCES, INC.,

a Delaware corporation

HARBOR BIOSCIENCES, INC., a Delaware corporation (the “Corporation”) organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

FIRST: That resolutions were duly adopted in accordance with Section 242 of the Delaware General Corporation Law (“DGCL”) setting forth the following amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation. The amendments are as follows:

RESOLVED, that Article IV of the Certificate of Incorporation is hereby amended to add a paragraph C immediately subsequent to the paragraph B and the current paragraph C shall be relettered to be paragraph D. The newly added paragraph C shall provide in its entirety the following:

“C. Effective immediately following the effectiveness of the amendment to this Second Amended and Restated Certificate of Incorporation adding paragraph B to Article IV, and without regard to any other provision contained herein, each one (1) share of Common Stock either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share) immediately prior to the time this amendment becomes effective shall automatically and without any action on the part of the respective holders thereof or the Corporation, be reclassified and changed into 1,000 fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares or interests as may be applicable based on such 1,000 to 1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation.”

SECOND: That thereafter, pursuant to a resolution of the Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment of the Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Harbor BioSciences, Inc. has caused this Certificate of Amendment to Certificate of Incorporation to be signed by Robert Weber, its duly authorized officer Chief Financial Officer, this     th day of                     , 2011.

Robert Weber, Chief Financial Officer

PROXY

HARBOR BIOSCIENCES, INC.

Annual Meeting of Stockholders

to be held on

October 26, 2011

10:00 a.m. Eastern time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HARBOR BIOSCIENCES, INC.

FOR THE ANNUAL MEETING TO BE HELD OCTOBER 26, 2011

The undersigned hereby nominates, constitutes and appoints James M. Frincke and Robert W. Weber, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock (the “Common Stock”) of Harbor Biosciences, Inc. (the “Company”) which the undersigned is entitled to represent and vote at the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 on October 26, 2011 at 10:00 a.m. Eastern time, and at any and all adjournments or postponements thereof, and to vote all shares of the Common Stock standing in the name of the undersigned with all the powers the undersigned would possess if personally present at the Annual Meeting. This proxy may be revoked by the undersigned at any time prior to its use. In order to revoke this proxy, please follow the instructions included in the proxy statement accompanying this proxy. The undersigned directs that this proxy be voted as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE FOURTEEN PROPOSALS DESCRIBED BELOW

1. Approve an amendment to the Restated Certificate in order to add restrictions on the transfer of our Common Stock to preserve our net operating losses for federal tax purposes.

☐  FOR            ☐   AGAINST            ☐  ABSTAIN

2. Approve an amendment to the Restated Certificate in order to eliminate the Board classification provisions such that there will only be a single class of directors.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

3. Approve an amendment to the Restated Certificate in order to eliminate the provision that prevents stockholders from acting by written consent.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

4. Approve an amendment to the Restated Certificate in order to eliminate the restrictions on stockholders’ ability to remove directors without cause.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

5. Approve an amendment to the Restated Certificate in order to permit stockholders to fill vacancies on the Board.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

6. Approve an amendment to the Restated Certificate in order to permit the Company’s Amended and Restated Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock, rather than two-thirds of such shares.

☐  FOR            ☐   AGAINST            ☐  ABSTAIN

7. Approve an amendment to the Restated Certificate in order to eliminate the provision that prohibits our stockholders from requesting that the Company hold a special meeting of the stockholders of the Company.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

8. Approve an amendment to the Restated Certificate in order to eliminate the provision that requires the vote of two-thirds of the then-outstanding shares of voting stock to modify certain provisions of the Restated Certificate.

☐  FOR            ☐  AGAINST             ☐  ABSTAIN

9. Approve the amendment to the Restated Certificate to authorize a 1-for-1,000 reverse stock split of the Common Stock, as further described in the accompanying proxy statement.

☐  FOR            ☐   AGAINST            ☐  ABSTAIN

10. Approve the amendment to the Restated Certificate to authorize a 1,000-for-1 forward stock split of the Common Stock (the inverse ratio of the Reverse Stock Split) immediately following the reverse stock split, as further described in the accompanying proxy statement.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

11. Election of Directors:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Election of the following nominees as directors:

Richard A. Bartlett                Jerry M. Seslowe                John C. Shaw

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

12. Approve anti-dilution protections afforded to the Common Stock Purchase Warrants issued in the Company’s June 2010 registered direct offering of Common Stock and Warrants.

☐  FOR            ☐   AGAINST            ☐  ABSTAIN

13. Ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

14. Adjourn the Annual Meeting to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE AND, WITH RESPECT TO PROPOSAL NO. 11, “FOR” EACH DIRECTOR NOMINEE NAMED THEREIN.

Date , 2011

(Signature of stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.